Exhibit 4.5

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 24, 2025 and entered into by and among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“AMC” or “Top Borrower”), MUVICO, LLC, a Texas limited liability company (“Muvico”, and together with AMC, the “Borrowers” and each individually, a “Borrower”), the other Guarantors party hereto, WILMINGTON SAVINGS FUND SOCIETY, FSB (“WSFS”), as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders party hereto, amends and is entered into pursuant to that certain Credit Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the other agents party thereto.

W I T N E S S E T H :

WHEREAS, the Borrower has requested, and the Lenders constituting the Required Lenders have agreed to make, certain changes to the Credit Agreement upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1.             Defined Terms; References. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

2.             Amendments.

(a)            Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement (exclusive of Schedules and Exhibits thereto) attached as Exhibit A hereto.

(b)            Effective as of the Amendment Effective Date, each Lender party hereto hereby authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreements attached as Exhibit B hereto on the date hereof.

3.             Representations and Warranties; Loan Document. Each of the Borrowers hereby represents and warrants that as of the date hereof (a) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be and (b) no Default or Event of Default has occurred and is continuing. The parties hereto agree that this Amendment is a “Loan Document,” as defined in the Credit Agreement.

4.             Conditions. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)            The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrowers, each Guarantor and each Lender party hereto; and

(b)            The Borrower shall have paid all fees and expenses for which invoices have been presented at least one Business Day prior to the Amendment Effective Date for which the Borrower is responsible under the Credit Agreement, including reasonable legal fees and disbursements of counsel to the Administrative Agent and the Lender Advisors.

7.             Continuing Effect; No Other Amendments or Modifications; Reaffirmation. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsection(s) of the Credit Agreement specified herein and shall not constitute an amendment or other modification of, or an indication of the Administrative Agent’s or any Term Lenders’ willingness to amend or modify any other provisions of the Credit Agreement. Each of the Loan Parties hereby acknowledges and agrees that, after giving effect to this Amendment, except as expressly set forth in this Amendment, all of its respective obligations and liabilities under the Credit Agreement (as amended hereby) and the other Loan Documents (including, without limitation, the Guaranty executed by the Guarantors) to which they are a party are reaffirmed, and remain in full force and effect and each Loan Party hereby expressly reaffirms, after giving effect to this Amendment, except as expressly set forth in this Amendment, its prior grant of Liens on the Collateral to secure the Loan Obligations pursuant to the Security Documents, which Liens shall continue in full force and effect for the benefit of the Collateral Agent and the other Secured Parties and shall extend to, and shall continue to secure the Loans made and other obligations of the Loan Parties under, the Credit Agreement and the other Loan Documents. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any of the other Loan Documents.

8.             Headings. Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.

9.             Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by email or facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

10.            GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTION 9.09 AND 9.10 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.

2

11.            Direction to Administrative Agent. Each Lender party hereto, constituting the Required Lenders, (a) hereby authorizes and directs the Administrative Agent to promptly execute this Amendment, and to enter into such amendments, restatements, amendment and restatements, replacements, supplements and modifications to the Loan Documents as the Lenders party hereto deem reasonably necessary or desirable in connection with this Amendment and (b) acknowledges and agrees that (i) the Administrative Agent has executed this Amendment in reliance on the direction set forth in clause (a) of this Section 11, (ii) the Administrative Agent shall not have any responsibility or liability for executing such documents or ascertaining or confirming whether such documents are consistent with or comply with the terms of the Credit Agreement (as amended and modified by this Amendment or otherwise) or any other Loan Document and (iii) the Administrative Agent will conclusively rely on the documents provided to it with respect thereto.

[remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

AMC ENTERTAINMENT HOLDINGS, INC., as a Borrower

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

muvico, llc, as a Borrower

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMERICAN MULTI-CINEMA, INC., as a Guarantor

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC, as a Guarantor
AMC ITD, LLC, as a Guarantor
AMC CARD PROCESSING SERVICES, INC., as a Guarantor

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[AMC – First Amendment to Credit Agreement]

CENTERTAINMENT DEVELOPMENT, LLC, as a Guarantor

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	President, Chief Financial Officer and Treasurer

[AMC – First Amendment to Credit Agreement]

AMC THEATRES OF UK LIMITED, as a Guarantor

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Director

[AMC – First Amendment to Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB., as Administrative Agent

By:	/s/ Anita Woolery
Name:	Anita Woolery
Title:	Vice President

[AMC – First Amendment to Credit Agreement]

[Lender signature pages on file with the Administrative Agent]

[AMC – First Amendment to Credit Agreement]

Exhibit A

Amended Credit Agreement

[See attached]

~~Execution Version~~EXECUTION VERSION

CREDIT AGREEMENT

dated as of
July 22, 2024,

among

AMC ENTERTAINMENT HOLDINGS, INC.,
as a Borrower

MUVICO, LLC,
as a Borrower,

The Lenders Party Hereto,

Wilmington Savings Fund Society, FSB,
as Administrative Agent and Collateral Agent

Page

Article I

DEFINITIONS

Article II

THE CREDITS

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers	86
Section 3.02	Authorization; Enforceability	87
Section 3.03	Governmental Approvals; No Conflicts	87

-i-

(Continued)

Article IV

CONDITIONS

Section 4.01	Effective Date	90
Section 4.02	Each Credit Event	92

Article V

AFFIRMATIVE COVENANTS

Article VI

NEGATIVE COVENANTS

Section 6.01	Indebtedness; Certain Equity Securities	97
Section 6.02	Liens	104
Section 6.03	Fundamental Changes; Holding Companies	108

-ii-

(Continued)

Article VII

EVENTS OF DEFAULT

Section 7.01	Events of Default	122
Section 7.02	[Reserved]	126
Section 7.03	Application of Proceeds	126

Article VIII

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Article IX

MISCELLANEOUS

-iii-

(Continued)

-iv-

SCHEDULES:

Schedule 1.01(a)		Excluded Subsidiaries
Schedule 2.11(c)	—	Specified Leasehold Interest
Schedule 3.05	—	Effective Date Material Real Property
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Post-Closing Matters
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.08(b)		Existing Junior Financings
Schedule 6.09	—	Existing Transactions with Affiliates

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Guaranty
Exhibit D	—	Form of Pledge and Security Agreement
Exhibit E	—	[Reserved]
Exhibit F	—	[Reserved]
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Specified Discount Prepayment Notice
Exhibit J	—	Form of Specified Discount Prepayment Response
Exhibit K	—	Form of Discount Range Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Offer
Exhibit M	—	Form of Solicited Discounted Prepayment Notice
Exhibit N	—	Form of Solicited Discounted Prepayment Offer
Exhibit O	—	Form of Acceptance and Prepayment Notice
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit Q	—	Form of Borrowing Request
Exhibit R	—	Form of Interest Election Request
Exhibit S	—	Form of Notice of Loan Prepayment

-v-

CREDIT AGREEMENT dated as of July 22, 2024 (this “Agreement”), among AMC ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“AMC” or “Top Borrower”), MUVICO, LLC, a Texas limited liability company (“Muvico”, and together with AMC, the “Borrowers” and each individually, a “Borrower”), the LENDERS party hereto, and WILMINGTON SAVINGS FUND SOCIETY, FSB (“WSFS”), as Administrative Agent and Collateral Agent.

WHEREAS, on April 30, 2013, AMC entered into the Credit Agreement (the “Existing Credit Agreement”) among AMC, as borrower, the lenders party thereto (the “Existing Lenders”) and WSFS, as the administrative agent and collateral agent thereunder (as amended by Amendment No. 1, dated as of December 11, 2015, Amendment No. 2, dated as of November 8, 2016, Amendment No. 3, dated as of May 9, 2017, Amendment No. 4, dated as of June 13, 2017, Amendment No. 5, dated as of August 14, 2018, Amendment No. 6, dated as of April 22, 2019, Amendment No. 7, dated as of April 23, 2020, Amendment No. 8, dated as of July 31, 2020, Amendment No. 9, dated as of March 8, 2021, Amendment No. 10, dated as of March 8, 2021, that certain Eleventh Amendment to Credit Agreement, dated as of December 20, 2021, that certain Twelfth Amendment to Credit Agreement, dated as of January 25, 2023, that certain Thirteenth Amendment to Credit Agreement, dated as of June 23, 2023 and that certain Fourteenth Amendment to Credit Agreement, dated as of July 22, 2024 (the “Fourteenth Amendment”)) under which it incurred “Term Loans” as defined therein (such loans, to the extent outstanding on the Effective Date, the “Existing Term Loans”);

WHEREAS, on July 31, 2020, AMC entered into the 2026 Second Lien Notes Indenture (as defined herein) under which it issued the 2026 Second Lien Notes (as defined herein) to the holders party thereto (the “2026 Holders”);

WHEREAS, on the Effective Date, immediately prior to giving effect to the Exchange Transactions, (x) certain Lenders held collectively $1,102,037,130.41 of the outstanding principal amount of Existing Term Loans (such Lenders in such capacity, the “Exchanging Term Lenders”, and such Existing Term Loans held by such Lenders, the “Relevant Existing Term Loans”) and (y) certain 2026 Holders held collectively $518,645,724 of the outstanding principal amount of 2026 Second Lien Notes ((such Noteholders in such capacity, the “Exchanging Noteholders”, and together with the Exchanging Term Lenders, the “Exchanging Lenders”), and such 2026 Second Lien Notes held by such Noteholders, the “Relevant Existing Notes” and together with the Relevant Existing Term Loans, the “Relevant Existing Loans”);

WHEREAS, on the Effective Date, each Exchanging Term Lender (x) sold, in an open market purchase and sale transaction, its Relevant Existing Term Loans to AMC in exchange for consideration consisting of a new Class of term loans issued hereunder (such Indebtedness, the “Initial Exchange Term Loans”), as further described in the applicable Open Market Purchase Agreement (such transactions, the “Term Loan Exchange Transactions”), and (y) provided their consent to the amendments and other modifications to the Existing Credit Agreement and the Transactions generally as described in the Fourteenth Amendment;

WHEREAS, on the Effective Date, each Exchanging Noteholder sold its Relevant Existing Notes to AMC in exchange for consideration consisting of Initial Exchange Term Loans, as further described in the Note Exchange Agreement and the immediately succeeding Recitals (such transactions, the “Notes Exchange Transactions” and together with the Term Loan Exchange Transactions, the “Exchange Transactions”);

WHEREAS, (x) pursuant to the Term Loan Exchange Transactions, each Exchanging Lender shall receive Initial Exchange Term Loans as consideration for its assignment and sale of its Relevant Existing Loans the amount of Initial Exchange Term Loans specified therefor in the applicable Open Market Purchase Agreement and (y) pursuant to the Notes Exchange Transactions, each Exchanging Noteholder shall receive Initial Exchange Term Loans as consideration for its assignment and sale of its Relevant Existing Notes the amount of Initial Exchange Term Loans specified therefor in the Note Exchange Agreement;

NOW THEREFORE, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

~~“AMC” has the meaning specified in the preamble to this Agreement.~~

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit O.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D)(2).

“Accounting Changes” has the meaning specified in Section 1.0~~4~~3(d).

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Top Borrower and its Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition Transaction” means any Investment by the Top Borrower or any Subsidiary in a Person if as a result of such Investment, (a) such Person becomes a Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) to, or is liquidated into, the Top Borrower or any Subsidiary, and, in each case, any Investment held by such Person.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor (if any), then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjusted Treasury Rate” means, as of the Prepayment Date, the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to such Prepayment Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or the applicable information is not applicable thereon, any publicly available source of similar market data as selected by the Top Borrower in good faith)) most nearly equal to the period from the Prepayment Date to the twelve month anniversary of the Effective Date (if no maturity is within three months before or after the twelve month anniversary of the Effective Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Prepayment Date, in each case calculated on the third Business Day immediately preceding the Prepayment Date, plus, in the case of each of clause (i) and (ii), 0.50%.

2

“Administrative Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent and the Collateral Agent and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agent Fee Letter” means that certain Fee Letter, dated as of the Effective Date, among the Borrowers and the Agent.

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alcohol Management Agreements” means (i) that certain Alcohol Management Agreement, dated as of the Effective Date, by and among Muvico and American Multi-Cinema, Inc. with respect to the management of certain alcoholic beverage operations in the State of New York at the theatres named therein; (ii) that certain Alcohol Management Agreement, dated as of the Effective Date, by and among Muvico and American Multi-Cinema, Inc. with respect to the management of certain alcoholic beverage operations in the State of California at the theatres named therein; (iii) those certain Amended and Restated Sublease Agreements, dated as of the Effective Date, by and among Muvico and an affiliate of American Multi-Cinema, Inc. with respect to the facilities utilized for certain food and beverage operations in the State of Florida at the theatres identified on Schedule II-C to the Management Services Agreement; (iv) those certain Amended and Restated Alcohol Sublease Agreements, dated as of the Effective Date, by and among Muvico and an affiliate of American Multi-Cinema, Inc. with respect to the facilities utilized for certain alcoholic beverage operations in the State of Texas at the theatres identified on Schedule II-B to the Management Services Agreement, and (v) future agreements substantially similar in form and substance to those specified in clauses (iii) and (iv) above with respect to new theatres located in Florida and Texas, respectively, in each case, as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12.

“All-in Yield” means, as to any Indebtedness, the yield thereon payable to all lenders providing such Indebtedness in the initial issuance thereof, whether in the form of interest rate (including rate floors), margin, original issue discount, up-front commitment, backstop or other fees; provided, that original issue discount and up-front or other fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the life of such Loans (or other Indebtedness, if applicable)).

3

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%.

“Alternate Base Rate Term SOFR Determination ~~Date~~Day” has the meaning set forth in the definition of “Term SOFR.”

“AMC” has the meaning specified in the preamble to this Agreement.

“AMC Group” means AMC and its Subsidiaries (other than the Muvico Group).

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Rate.”

“Applicable Rate” means, for any day, with respect to any Term Loan, (i) 6.00% per annum, in the case of an ABR Loan, or (ii) 7.00% per annum, in the case of a SOFR Loan; provided that from and after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of Borrowers completed after the Effective Date pursuant to Section 5.01, the Applicable Rate with respect to any Term Loan shall be based on the Total Leverage Ratio set forth in the most recent Compliance Certificate in accordance with the pricing grid below:

Level	Total Leverage Ratio	ABR Loan Applicable Rate	SOFR Loan Applicable Rate
1	≥ 7.50:1.00	6.00%	7.00%
2	< 7.50:1.00 and ≥ 6.50:1.00	5.50%	6.50%
3	< 6.50:1.00	5.00%	6.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01; provided that, at the option of the Administrative Agent (at the Direction of the Required Lenders and upon notice to the Top Borrower of such determination), the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date immediately prior to the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Upon the request of the Administrative Agent or the Required Lenders, on and after receipt of a notice that an Event of Default has occurred, the highest pricing level shall apply as of the date of such Event of Default (as reasonably determined by the Top Borrower) and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this definition shall apply).

4

In the event that any financial statements under Section 5.01 or a Compliance Certificate is shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Top Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate, and (iii) the Borrowers shall pay to the Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until written demand is made for such payment pursuant to this paragraph and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the default interest pursuant to Section 2.13(c)), at any time prior to the date that is five (5) Business Days following such written demand.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” has the meaning specified in clause (a) of the definition of the term “Prepayment Event.”

“Asset Transfer Agreement” means that certain Asset Transfer Agreement, dated as of the Effective Date, by and among Muvico, American Multi-Cinema, Inc., and Centertainment (as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced out-of-pocket fees, expenses and disbursements of any specified law firm or other specified external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Top Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that the Top Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of AMC and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of AMC and its consolidated subsidiaries for, the fiscal year ending December 31, 2023.

“Available Cash” means, as of any date of determination, the aggregate amount of cash and Permitted Investments of the Top Borrower or any Subsidiary to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract binding on the Top Borrower or any Subsidiary. For the avoidance of doubt, all cash retained by AMC (as defined under the Management Services Agreement) under Section 5.3 of the Management Services Agreement shall be considered Available Cash of Top Borrower.

5

“Available Tenor” means as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 2.14(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent (acting at the Direction of the Required Lenders) for the applicable Benchmark Replacement Date:

(a)            the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b)            the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the Direction of the Required Lenders) and the Borrowers as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

6

provided that, in the case of clause (b) above, the Administrative Agent and the Borrowers shall use commercially reasonable efforts to satisfy the standards set forth in Treasury Regulations Section 1.1001-6 and any other applicable guidance with respect to the selection and implementation of such Benchmark Replacement and the related Benchmark Replacement Adjustment such that the selection and implementation of such Benchmark Replacement and Benchmark Replacement Adjustment will not result in a deemed exchange for U.S. federal income tax purposes of any Borrowing under this Agreement if the Borrowers determine that such deemed exchange would cause the Borrowers, or their direct or indirect beneficial owners, any adverse Tax consequences.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities; provided that, in each case, the proviso in the definition of “Benchmark Replacement” shall apply.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

7

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.14(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.14.

“Bi-Monthly Testing Event” means if, as of the last day of any calendar month, commencing with the calendar month ending July 31, 2024, the aggregate amount of Available Cash of Muvico Group as of such date is less than $175,000,000 (as reported in the certification described in Section 5.01(h)).

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means each of AMC and Muvico.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrowers to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(ii)(B).

8

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrowers of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrowers of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $500,000.

“Borrowing Multiple” means $100,000.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit Q or such other form as may be reasonably approved by the Administrative Agent (acting at the Direction of the Required Lenders) (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on December 31, 2018, in accordance with GAAP as in effect from time to time but subject to the proviso in the definition of GAAP); for the avoidance of doubt, any obligation relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after December 31, 2018 shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, as in effect on December 31, 2018, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrowers and their Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrowers and their Subsidiaries.

“Cash Management Obligations” means obligations of the Borrowers or any Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing (including Cash Management Services).

“Casualty Event” means any event that gives rise to the receipt by any Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Centertainment” means Centertainment Development, LLC, a Delaware limited liability company.

9

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of beneficial ownership by any Person or group of Voting Equity Interests representing 40% or more of the aggregate votes entitled to vote for the election of directors of AMC having a majority of the aggregate votes on the Board of Directors of AMC or (b) Muvico ceasing to be a direct or indirect wholly-owned Subsidiary of AMC.

For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act,

(i)            “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof,

(ii)            the phrase Person or group shall be as determined within the meaning of Section 13(d) or 14(d) of the Exchange Act, but shall exclude any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan,

(iii)           [reserved],

(iv)           a Person or group shall not be deemed to beneficially own Voting Equity Interests (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Equity Interests in connection with the transactions contemplated by such agreement and (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and

(v)            a Person or group shall not be deemed to beneficially own the Voting Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Equity Interests entitled to vote for the election of directors of such Person’s parent having a majority of the aggregate votes on the Board of Directors of such Person’s parent.

“Change in Law” means

(a)            the adoption of any rule, regulation, treaty or other law after the Effective Date,

(b)           any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the Effective Date or

(c)            the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date;

provided that, notwithstanding anything herein to the contrary,

(i)             any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and

(ii)            any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the Effective Date, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrowers and their Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

10

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans and (b) any Lender, refers to whether such Lender has a Loan with respect to a particular Class of Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means Wilmington Savings Fund Society, FSB, in its capacity as collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)            the Administrative Agent shall have received from

(i)             the Borrowers and each Domestic Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guaranty duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guaranty, in the form specified therein, duly executed and delivered on behalf of such Person and

(ii)            the Borrowers and each Subsidiary Loan Party either (x) a counterpart of the Pledge and Security Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Pledge and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents of the type referred to in Section 4.01(b) and (c);

(b)            all outstanding Equity Interests of the Borrowers and their Subsidiaries (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge and Security Agreement (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(c)            if any Indebtedness for borrowed money of Holdings, any Borrower or any Subsidiary in a principal amount of $15,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)            all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Collateral Agent (acting at the Direction of the Required Lenders) to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

11

(e)            the Collateral Agent shall have received

(i)            counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property,

(ii)            a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Collateral Agent (acting at the Direction of the Required Lenders)) of the Fair Market Value of such Mortgaged Property, as reasonably determined by Top Borrower and agreed to by the Collateral Agent (acting at the Direction of the Required Lenders), issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement), as the Collateral Agent (acting at the Direction of the Required Lenders) may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (provided, however, in lieu of a zoning endorsement the Collateral Agent (acting at the Direction of the Required Lenders) shall accept a zoning letter),

(iii)          such affidavits and “gap” indemnifications as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above,

(iv)          a survey of each Mortgaged Property (other than any Mortgaged Property to the extent comprised of condominiums and to the extent the same cannot be surveyed) in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer),

(v)            a completed “Life of Loan” Federal Emergency Management (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations; and

(vi)          such customary legal opinions as the Collateral Agent (acting at the Direction of the Required Lenders) may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary,

(a)            the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Borrowers reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, surveys, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse Tax consequences to Borrowers and their Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

12

(b)            Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date,

(c)            [reserved],

(d)            no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title,

(e)            no perfection actions shall be required with respect to commercial tort claims with a value less than $5,000,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $5,000,000,

(f)            no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction),

(g)            no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements),

(h)            no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters and

(i)            in no event shall the Collateral include any Excluded Assets.

The Collateral Agent (acting at the Direction of the Required Lenders) may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means, with respect to a Lender, the agreement of such Lender to exchange (a) the entire principal amount of its Existing Term Loans or (b) its Relevant Existing Notes, in each case, for an equal principal amount of Term Loans, plus any applicable PIK fees. The Commitments of the Lenders as of the Effective Date are on file with the Administrative Agent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Materials” has the meaning specified in Section 5.01.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Prepayment Date to the twelve month anniversary of the Effective Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the twelve month anniversary of the Effective Date.

13

“Comparable Treasury Price” means, with respect to any Prepayment Date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Top Borrower, Reference Treasury Dealer Quotations for the Prepayment Date.

“Compliance Certificate” means a certificate of a Financial Officer required to be delivered pursuant to Section 5.01(d).

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as (x) the Administrative Agent decides (acting at the direction of the Required Lenders) is reasonably necessary in connection with the administration of this Agreement and (y) the Administrative Agent determines is administratively feasible).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a)            without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)             total interest expense and, to the extent not reflected in such total interest expense,

(A)            any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments,

(B)            bank and letter of credit fees and costs of surety bonds in connection with financing activities,

(C)            cash dividend payments in respect of preferred stock and any Disqualified Equity Interests and

(D)            other items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i) through (xiii) thereof,

(ii)            provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) other fees, taxes and expenses to maintain corporate existence,

(iii)           depreciation and amortization (including amortization of intangible assets, Capitalized Software Expenditures, internal labor costs and amortization of deferred financing fees, OID or costs),

14

(iv)          other non-cash charges (including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purpose) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v)            the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,

(vi)          (A)             the amount of payments made to option, phantom equity or profits interest holders of any Borrower or any of their direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and

(B)             the amount of fees, expenses and indemnities paid to directors, including of any Borrower or any direct or indirect parent thereof,

(vii)         [reserved],

(viii)        cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (d) below for any previous period and not added back,

(ix)           any costs or expenses incurred by any Borrower or any Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrowers or Net Proceeds of an issuance of Equity Interests of the Borrowers (other than Disqualified Equity Interests),

(x)            any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, and

(xi)           expenses consisting of internal software development costs that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP,

plus

(b)            [reserved];

plus

(c)            [reserved];

less

15

(d)            without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)            non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii)            the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period from Consolidated Net Income), in each case, as determined on a consolidated basis for the Borrowers and the Subsidiaries in accordance with GAAP; provided that,

(I)            there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by any Borrower or any Subsidiary during such period whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and

(II)            there shall be

(A)            excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by any Borrower or any Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at the Borrowers’ election only when and to the extent such operations are actually disposed of), including any division, product line, theatre, screen or other facility used for operations of any Borrower or any Subsidiary, which was closed for business or disposed of during such period (other than any theatre closed in the ordinary course of business within 120 days of lease expiration) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), based on the Disposed EBITDA of such Sold Entity for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and

(B)            included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders).

“Consolidated First Lien Debt” means, as of any date of determination, the amount of Consolidated Total Debt (including in respect of the Loans hereunder) that is secured by any asset or property of AMC or any Subsidiary thereof by unsubordinated Liens (or Liens that are not subordinated to Liens securing other Indebtedness) ~~(including, without limitation, all outstanding Term Loans, Remaining Term Loans and 2029 First Lien Notes)~~ and all Capital Lease Obligations.

16

“Consolidated Interest Expense” means the sum of

(a)            cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrowers and their Subsidiaries with respect to all outstanding Indebtedness of the Borrowers and their Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements plus

(b)            the amount of cash dividends or distributions made by the Borrowers and their Subsidiaries in respect of preferred Equity Interests issued in accordance with Section 6.01(c), but excluding, for the avoidance of doubt,

(i)            amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii)            non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging,

(iii)           any one-time cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv)          [reserved],

(v)           all non-recurring cash interest expense or “additional interest” for failure to timely comply with registration rights obligations,

(vi)          any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect to any acquisition or any other Investment, all as calculated on a consolidated basis in accordance with GAAP,

(vii)         any payments with respect to make-whole premiums or other breakage costs of any Indebtedness,

(viii)        penalties and interest relating to taxes,

(ix)           accretion or accrual of discounted liabilities not constituting Indebtedness,

(x)            any interest expense attributable to a direct or indirect parent entity resulting from push down accounting,

(xi)           any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(xii)          any pay-in-kind interest expense or other non-cash interest expenses and

(xiii)         any payments made in respect of any operating leases.

17

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a)            extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ or offices’ opening costs, start-up costs and other business optimization expenses (including related to new product introductions, costs incurred in connection with any New Project (including costs incurred in connection with unconsummated theatre acquisitions) and other strategic or cost saving initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions consummated prior to or after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to the closure or disposition of any theatre or a screen within a theatre, costs related to closure/consolidation of facilities or offices, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgements thereof),

(b)            the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period to the extent included in Consolidated Net Income,

(c)            Transaction Costs,

(d)            [reserved],

(e)            any fees and expenses (including any transaction or retention bonus or similar payment, any earnout, contingent consideration obligation or purchase price adjustment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f)            any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g)            accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(h)            all Non-Cash Compensation Expenses,

(i)            any income (loss) attributable to deferred compensation plans or trusts,

(j)            any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by any Borrower or any Subsidiary in respect of such investment),

18

(k)            any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l)             any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments in such Test Period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m)           any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances and other balance sheet items,

(n)           any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(o)            any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, film television costs and investments in debt and equity securities), and

(p)            [reserved].

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrowers and their Subsidiaries), as a result of the any acquisition or Investment consummated prior to (or after) the Effective Date and any Permitted Acquisitions or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received, due or otherwise estimated in good faith to be received from business interruption insurance, liability or casualty events insurance or reimbursement of expenses and charges that are covered by indemnification, insurance and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder (occurring prior to or after the Effective Date (net of any amount so added back in any prior period to the extent not so reimbursed within a two-year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrowers and their Subsidiaries in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit, Capital Lease Obligations, third party Indebtedness obligations evidenced by notes or similar instruments (and excluding, for the avoidance of doubt, Swap Obligations), in each case of the Borrowers and their Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method or pushdown accounting in connection with any Permitted Acquisition or other Investment).

19

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that (a) the Weighted Average Life to Maturity of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is not shorter than the Weighted Average Life to Maturity of the Term Loans and (b) the final maturity date of any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans is no earlier than the Latest Maturity Date at the time such bridge loans are incurred.

“Customary Escrow Provisions” means customary redemption terms in connection with escrow arrangements.

“Customary Exceptions” means (a) customary asset sale, insurance and condemnation proceeds events, excess cash flow sweeps, change-of-control offers or events of default and/or (b) Customary Escrow Provisions.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Retirement” has the meaning assigned to such term in Section 6.01(a)(ii)(C).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Direction of the Required Lenders” means a written means a written direction or instruction from Lenders constituting the Required Lenders which may be in the form of an email or other form of written communication, it being understood and agreed that the Administrative Agent may conclusively rely on any such written direction or instruction from such Lender Advisor at the direction of the Required Lenders. For the avoidance of doubt, with respect to each reference herein to (i) documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to the Required Lenders, such determination may be communicated by a Direction of the Required Lenders as contemplated above and/or (ii) any matter requiring the consent or approval of, or a determination by, the Required Lenders, such consent, approval or determination may be communicated by a Direction of the Required Lenders as contemplated above.

“director” has the meaning assigned to such term in the definition of “Board of Directors.”

20

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Discounted Prepayment Effective Date” means, in the case of the Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrowers and their Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

21

(c)            is redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that

(i)            an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change in control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments,

(ii)            if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrowers (or any direct or indirect parent thereof), the Borrowers or any of their Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrowers (or any direct or indirect parent company thereof), the Borrowers or any of their Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability,

(iii)            any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interest shall not be deemed to be Disqualified Equity Interest and

(iv)            Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests as a result of the subsequent extension of the Maturity Date.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent amount thereof in dollars as determined by the Administrative Agent (acting at the Direction of the Required Lenders) at such time in accordance with Section 1.06 hereof.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means July 22, 2024, the date on which all conditions precedent set forth in Section 4.01 are satisfied.

22

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) any Borrower or any of their Subsidiaries or other Affiliates or (ii) a natural person.

“Environmental Laws” means applicable common law and all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to pollution or the protection of the environment, including with respect to the preservation or reclamation of natural resources, Hazardous Materials, or to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means

(a)            any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived);

(b)            any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived;

(c)            the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(d)            a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);

(e)            the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;

23

(f)            the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;

(g)            the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or

(h)            the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“Erroneous Payment” has the meaning set forth in Section 8.12(a).

“Erroneous Payment Recipient” has the meaning set forth in Section 8.12(a).

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 8.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash” means (a) as of December 31, 2024, the excess of (x) an amount equal to “Cash and cash equivalents” (or any equivalent term) less “Restricted cash” (or any equivalent term) (each as stated in the audited consolidated financial statements of AMC and its Subsidiaries for the fiscal year ended as of such date) over (y) $800,000,000, and (b) as of December 31, 2025 and the last day of each fiscal year ending thereafter, the excess of (x) an amount equal to “Cash and cash equivalents” (or any equivalent term) less “Restricted cash” (or any equivalent term) (each as stated in the audited consolidated financial statements of AMC and its Subsidiaries for such fiscal year) over (y) $750,000,000.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Transactions” has the meaning assigned to such term in the Recitals.

“Exchangeable Notes” means those 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030 issued pursuant to the Exchangeable Notes Indenture (i) in the original principal amount of $414,433,523, (ii) in an aggregate additional principal amount not to exceed $50,000,000 issued pursuant to the terms therein (without giving effect to any amendment thereto), and (iii) to the extent issued to pay interest in kind thereunder.

“Exchangeable Notes Indenture” means the Indenture, dated as of July 22, 2024, pursuant to which the Exchangeable Notes were issued, by and among Muvico, LLC, Centertainment Development, LLC, AMC Entertainment Holdings, Inc., the other guarantors party thereto and GLAS Trust Company LLC, as trustee and collateral agent (the “Exchangeable Notes Agent”).

“Exchanging Lenders” has the meaning assigned to such term in the Recitals.

24

“Exchanging Noteholders” has the meaning assigned to such term in the Recitals.

“Exchanging Term Lenders” has the meaning assigned to such term in the Recitals.

“Excluded Assets” means

(a)            any fee-owned real property (i) that does not constitute a Material Real Property, (ii) located in a jurisdiction that imposes a mortgage recording tax or similar fee and/or (iii) located in an area determined by FEMA to have special flood hazards,

(b)            all leasehold interests in real property (except to the extent a security interest therein can be perfected by a UCC filing),

(c)            any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction),

(d)            any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction, and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction),

(e)            margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Loan Party) under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, Equity Interests in any Person other than the Borrowers and wholly-owned Subsidiaries, and other than any proceeds, dividends, distributions and other income, economic interest and economic value and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any relevant jurisdiction or any other applicable law notwithstanding such prohibition or restriction),

(f)            assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrowers or one of their subsidiaries as reasonably determined by the Borrowers in consultation with the Administrative Agent,

(g)            any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto,

(h)            any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition,

25

(i)             any asset with respect to which the Borrower has determined in good faith (with the agreement of the Administrative Agent (acting at the Direction of the Required Lenders)) that grant or perfection of a security interest in such asset would reasonably likely to be result in a material and adverse tax consequence to the Borrower,

(j)             [reserved],

(k)            commercial tort claims with a value of less than $5,000,000 and letter-of-credit rights with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing),

(l)             Vehicles and other assets subject to certificates of title (except to the extent a security interest therein can be perfected by a UCC filing),

(m)           any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof (except to the extent a security interest therein can be perfected by a UCC filing),

(n)            any and all assets and personal property owned or held by any Subsidiary that is not a Loan Party,

(o)            [reserved], and

(p)            any proceeds from any issuance of Indebtedness permitted to be incurred under Section 6.01 that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Permitted Investments set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Permitted Investments prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose.

Notwithstanding anything to the contrary, any economic value and any proceeds, dividends, distributions and other income, economic interest and economic value, products, substitutions and replacements of Excluded Assets shall be Collateral unless they expressly fall into one of the categories of Excluded Assets set forth above.

“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”):

(a)            [reserved],

(b)            each Subsidiary listed on Schedule 1.01(a),

(c)            [reserved],

(d)            [reserved],

(e)            any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee,

26

(f)            any Subsidiary as to which the Borrower has determined in good faith (with the agreement of the Administrative Agent (acting at the Direction of the Required Lenders)) that provision of a guaranty of the Loan Document Obligations would reasonably likely to be result in a material and adverse tax consequence to the Borrower,

(g)            [reserved],

(h)            [reserved],

(i)             [reserved],

(j)             [reserved], and

(k)            any not-for-profit Subsidiaries or any captive insurance companies.

For the avoidance of doubt, the Borrowers shall not constitute Excluded Subsidiaries. A Subsidiary shall not be an Excluded Subsidiary if, and for so long as, it Guarantees any Indebtedness under the Indentures and any and other indentures, agreements, credit agreements or similar documents evidencing Indebtedness of any Loan Party.

“Excluded Swap Obligation” means, with respect to any Guarantor,

(a)            any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or

(b)            any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations.

If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document,

(a)            Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes, and franchise Taxes, in each case imposed by

(i)            a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in such jurisdiction or

(ii)           any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents),

27

(b)            any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(f),

(c)            except in the case of an assignee pursuant to a request by the Borrowers under Section 2.19, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and

(d)            any U.S. federal withholding Tax imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the preamble to this Agreement.

“Existing Lenders” has the meaning specified in the preamble to this Agreement.

“Existing Subordinated Notes” means the 2024 Senior Subordinated Notes, the 2026 Second Lien Notes, the 2025 Subordinated Notes, the 2026 Subordinated Dollar Notes and the 2027 Senior Subordinated Notes.

“Existing Term Loans” has the meaning specified in the preamble to this Agreement.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Top Borrower.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Top Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code, any intergovernmental agreements (and related legislation or official guidance) entered into in connection with the implementation of such current Sections of the Code (or any such amended or successor version described above) and any laws, fiscal or regulatory legislation, rules or practices adopted by a non-U.S. jurisdiction to implement the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.18(b).

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

28

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means July 24, 2025.

“First Lien Intercreditor Agreement” means the intercreditor agreement, dated as of April 24, 2020, among WSFS, as collateral agent for the Credit Agreement Secured Parties (as defined therein), U.S. Bank National Association, as collateral agent with respect to the Initial Additional First Lien Secured Parties (as defined therein), AMC, the other Loan Parties from time to time party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien/Second Lien Intercreditor Agreement” means an intercreditor agreement reasonably satisfactory to the Administrative Agent (acting at the Direction of the Required Lenders but subject to Section 9.02(b)(x)(B)), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Fixed Amounts” has the meaning assigned to such term in Section 1.03(f).

“Floor” means, solely with respect to SOFR Loans, a rate of interest equal to 2.00% per annum.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(~~n~~h)(A).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of a Borrower that has no material assets other than Equity Interests and/or Indebtedness in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein,

(a)            all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any Borrower or any subsidiary at “fair value,” as defined therein and

29

(b)            the amount of any Indebtedness or other balance sheet items or income statement items under GAAP with respect to Capital Lease Obligations and any other leases shall be determined in accordance with the definition of Capital Lease Obligations and otherwise in accordance with GAAP as in effect on December 31, 2018 (and, in any event, shall exclude the impact on rent expense resulting from the adoption of ASC 842).

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means collectively, the Subsidiary Loan Parties.

“Guaranty” means the Guaranty among the Loan Parties and the Administrative Agent, dated as of July 22, 2024, substantially in the form of Exhibit C.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D)(3).

30

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.04(f).

“Indebtedness” of any Person means, without duplication,

(a)            all obligations of such Person for borrowed money,

(b)            all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c)            all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d)            all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable),

(e)            all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(f)            all Guarantees by such Person of Indebtedness of others,

(g)            all Capital Lease Obligations of such Person,

(h)            all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and

(i)            all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

provided that the term “Indebtedness” shall not include

(i)            deferred or prepaid revenue,

(ii)           purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller,

(iii)          any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto,

(iv)          Indebtedness of any Parent Entity appearing on the balance sheet of the Borrowers solely by reason of push down accounting under GAAP,

(v)           accrued expenses and royalties,

31

(vi)          asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than 60 days and

(vii)         any obligations under any operating leases (as determined under GAAP as in effect on the Effective Date).

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrowers and their Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Indentures” means each of the 2025 Subordinated Note Indenture, the 2026 Second Lien Notes Indenture, the 2026 Subordinated Dollar Notes Indenture~~,~~ and the 2027 Senior Subordinated Note Indenture~~, and the 2029 First Lien Notes Indenture~~.

“Information” has the meaning assigned to such term in Section 9.12(a).

“Initial Exchange Term Loans” has the meaning assigned to such term in the Recitals.

“Instrument of Contribution” means that certain Instrument of Contribution dated as of the Effective Date, by and between Muvico and American Multi-Cinema, Inc. (as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12).

“Intellectual Property” has the meaning assigned to such term in the Pledge and Security Agreement.

“Intellectual Property Assignment Agreement” means that certain Intellectual Property Assignment Agreement dated as of the Effective Date, by and between American Multi-Cinema, Inc., as assignor, and Muvico, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12).

“Intellectual Property License Agreement” means that certain Intercompany License Agreement dated as of the Effective Date, by and between Muvico, as licensor, and American Multi-Cinema, Inc., as licensee (as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12).

“Intercompany Agreements” means the Management Services Agreement, the Intellectual Property License Agreement, the Asset Transfer Agreement, the Lease Assignment Agreements, the Intellectual Property Assignment Agreement, the Instrument of Contribution, the Alcohol Management Agreements and the Owned Property Deeds.

32

“Intercreditor Agreements” means the First Lien Intercreditor Agreement, the Muvico First Lien/Second Lien Intercreditor Agreement, the 2024 Credit Facilities Intercreditor Agreement, the 2025 Notes Intercreditor Agreement and any First Lien/Second Lien Intercreditor Agreement.

“Interest Election Request” means a request by any Borrowers in accordance with Section 2.07 and substantially in the form of Exhibit R or such other form as may be reasonably approved by the Administrative Agent (acting at the Direction of the Required Lenders) (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter as selected by any Borrower in their Borrowing Request (or, if agreed to by each Lender participating therein, twelve months or such other period less than one month thereafter as any Borrower may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of

(a)            the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person,

(b)            a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrowers and their Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and consistent with past practices) or

(c)            the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

The amount, as of any date of determination, of

(i)            any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof,

33

(ii)           any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer,

(iii)          any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and

(iv)          any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer. If any Borrower or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of any Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Person retained.

“Joinder to the First Lien Intercreditor Agreement” means that certain Joinder No. 4 to First Lien Intercreditor Agreement, dated as of the Effective Date, among the Top Borrower, the Exchangeable Notes Agent, the Administrative Agent and WSFS, as collateral agent for the Credit Agreement Secured Parties (as defined therein.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Financing” means (i) any unsecured or secured Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrowers or any Subsidiary) that is subordinated in right of payment to the Loan Document Obligations and/or secured by Liens on some or all of the Collateral that are subordinated to the Liens securing the Secured Obligations and (ii) the Existing Subordinated Notes; provided, that, for the avoidance of doubt the 2029 First Lien Notes and New 2029 Secured Notes shall not be Junior Financing.

34

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, as extended in accordance with this Agreement from time to time.

“LCT Election” has the meaning provided in Section 1.06.

“LCT Test Date” has the meaning provided in Section 1.06.

“Lease Assignment Agreements” means those certain (a) Master Lease Assignment Agreement dated as of the Effective Date, by and between American Multi-Cinema, Inc., as assignor, and Muvico, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Agreement) and (b) each other Lease Assignment and Assumption Agreement dated as of the Effective Date, by and between American Multi-Cinema, Inc., as assignor, and Muvico, as assignee (as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12).

“Lender Advisors” means, collectively, Gibson, Dunn & Crutcher LLP and PJT Partners, as counsel and financial advisor and investment banker, respectively, to the Lenders.

“Lenders” means the Term Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit Facility” means the letter of credit facility pursuant to that certain Continuing Agreement for Standby Letters of Credit dated March 15, 2024 among AMC and Citibank, N.A. or any other letter of credit facility in replacement thereof or in addition thereto.

“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrowers and their Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any Acquisition Transaction or any other acquisition or Investment permitted by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means

(a)            the due and punctual payment by the Borrowers of

(i)            the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and

(ii)            all other monetary obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding),

35

(b)            the due and punctual payment and performance of all other obligations of the Borrowers under or pursuant to each of the Loan Documents and

(c)            the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, the Open Market Purchase Agreements, the Guaranty, the Pledge and Security Agreement, the Intercreditor Agreements, the Joinder to the First Lien Intercreditor Agreement, the other Security Documents, the Agent Fee Letter and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Parties” means each Borrower, the Subsidiary Loan Parties and any other Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Make-Whole Amount” means, with respect to any Term Loan on any relevant prepayment date (a “Prepayment Date”), the present value on the Prepayment Date of (a) the amount of all remaining scheduled interest payments due in respect of such Term Loan through the twelve month anniversary of the Effective Date and (b) the Prepayment Premium as if paid on the twelve month anniversary of the Effective date(excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate.

“Management Services Agreement” means that certain Management Services Agreement, dated as of the Effective Date, by and among Muvico, Centertainment and American Multi-Cinema, Inc. (as may be amended or modified from time to time in accordance with the provisions of this Agreement, including Section 6.12).

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Master Closing Agenda” means the Master Closing Agenda, dated as of the date hereof, setting forth the transactions entered into concurrently with this Agreement.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents; provided that for purposes of Section 4.02(a), matters or impacts arising from, related to, or in connection with the outbreak and spread of the novel coronavirus known as COVID-19 shall not constitute, result or otherwise have a Material Adverse Effect.

“Material Indebtedness” means any Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed drawings under letters of credit, third party Indebtedness obligations evidenced by notes or similar instruments or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrowers or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

36

“Material Property” means assets, including intellectual property, (A) owned by the AMC Group that is material to the business, operations, assets, or financial condition of AMC Group, taken as a whole, or (B) owned by Muvico Group that is material to the business, operations, assets, or financial condition of Muvico Group, taken as a whole.

“Material Real Property” means, as of any date of determination, (a) each fee owned parcel of real property owned by (or committed to be transferred to) the Muvico Group as of the Effective Date and (b) each fee owned parcel of real property having a fair market value equal to or in excess of $5,000,000, in each case, owned by any Loan Party. For the purpose of determining the relevant value under this Agreement with respect to the preceding sentence, such value shall be determined as of (a) the Effective Date for real property owned as of the Effective Date, (b) the date of acquisition for real property acquired after the Effective Date or (c) the date on which the entity owning such real property becomes a Loan Party after the Effective Date, in each case as reasonably determined by the Borrowers.

“Maturity Date” means January 4, 2029; provided that if the Springing Maturity Condition applies, October 5, 2028.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in a form reasonably agreed between the Borrowers and the Administrative Agent (acting at the Direction of the Required Lenders).

“Mortgaged Property” means each parcel of Material Real Property and the improvements thereon with respect to which (a) a Mortgage has been granted prior to the Effective Date and (b) a Mortgage shall be granted pursuant to Section 5.11 and Section 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Muvico” has the meaning specified in the preamble to this Agreement.

“Muvico First Lien/Second Lien Intercreditor Agreement” means the intercreditor agreement, dated as of July 22, 2024, among WSFS as the Senior Credit Agreement Agent (as defined therein), GLAS Trust Company LLC as the Exchangeable Notes Agent (as defined therein), Muvico, AMC, the other Loan Parties from time to time party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Muvico Group” means Centertainment and its Subsidiaries, together.

“Net Proceeds” means, with respect to any event,

(a)            the proceeds received in respect of such event in cash or Permitted Investments, including

(i)            any cash or Permitted Investments received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received,

(ii)           in the case of a casualty, insurance proceeds that are actually received and

37

(iii)          in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received,

(iv)          any cash or Permitted Investments received in respect of any termination or sale of a leasehold interest, minus

(b)            the sum of

(i)            all fees and out-of-pocket expenses paid by the Borrowers and the Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees),

(ii)           in the case of a Disposition of an asset (including pursuant to a Casualty Event or similar proceeding),

(A)            any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that any Borrower and/or any Subsidiaries receives cash in an amount equal to the amount of such reduction,

(B)            the amount of all payments that are permitted hereunder and are made by the Borrowers and their Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event,

(C)            the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Borrowers and their Subsidiaries as a result thereof and

(D)            the amount of any liabilities directly associated with such asset and retained by the Borrowers or their Subsidiaries and

(iii)            the amount of all taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and the amount of any reserves established by the Borrowers and their Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrowers at such time of Net Proceeds in the amount of such reduction.

“New 2029 Secured Notes” means the Senior Secured Notes due 2029 issued pursuant to the New 2029 Secured Notes Indenture (i) in an initial aggregate principal amount of $856,964,000, (ii) such additional amounts that may be offered from time to time as provided for in the New 2029 Secured Notes Indenture and (iii) to the extent issued to pay interest in kind thereunder.

“New 2029 Secured Notes Indenture” means the Indenture dated as of July 24, 2025, pursuant to which the New 2029 Secured Notes were issued, between Muvico, Centertainment, AMC, the guarantors party thereto and CSC Delaware Trust Company, as trustee and as notes collateral agent (the “New 2029 Secured Notes Agent”).

38

“New Exchangeable Notes” means those Senior Secured Exchangeable Notes due 2030 issued pursuant to the New Exchangeable Notes Indenture (i) in an initial aggregate principal amount of $194,380,981, (ii) such additional amounts that may be offered from time to time as provided for in the New 2029 Secured Notes Indenture and (iii) to the extent issued to pay interest in kind thereunder.

“New Exchangeable Notes Indenture” means the Indenture, dated as of July 24, 2025, pursuant to which the New Exchangeable Notes were issued, by and among Muvico, Centertainment, AMC, the other guarantors party thereto and GLAS Trust Company LLC, as trustee and notes collateral agent (the “New Exchangeable Notes Agent”).

“New Project” means (a) each facility, theatre or other project which is either a new facility, a new theatre or an expansion, renovation, relocation, remodeling or other improvement or modernization of an existing theatre or facility owned by a Borrower or their Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(~~c~~b)(xviii)(d).

“Note Exchange Agreement” means the AMC 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes Exchange Confirmation dated as of July 22, 2024.

“Notes Exchange Transactions” has the meaning assigned to such term in the Recitals.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit S or such other form as may be reasonably approved by the Administrative Agent (acting at the Direction of the Required Lenders) (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Odeon” means AMC UK Holding Limited.

“Odeon-AMC Notes” means Indebtedness owed by Odeon Cinemas Group Ltd. to American Multi-Cinema, Inc. in the aggregate outstanding principal amount as of the Effective Date of approximately (x) GBP 554,517,651.71 plus (y) $137,966,856.08.

“Odeon Group” means Odeon and its Subsidiaries.

“Odeon Holdco” means AMC EMEA Holdings, LLC, a Delaware limited liability company.

“Odeon Holdco Intercompany Loan” means the $200,000,000 promissory note issued by Odeon Holdco to Muvico, dated as of July 22, 2024, secured by a pledge of 100% of the Equity Interests of Odeon owned by Odeon Holdco from time to time (the “Odeon Share Pledge”).

39

“Odeon Indenture” means the Indenture, dated as of October 20, 2022 pursuant to which the Odeon Notes were issued among Odeon Finco PLC, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee and security agent.

“Odeon Notes” means those 12.75% Senior Secured Notes due 2027 issued pursuant to the Odeon Indenture in the original principal amount of $400,000,000.

“Odeon Share Pledge” has the meaning assigned to such term in the definition of the term “Odeon Holdco Intercompany Loan”.

“OFAC” has the meaning assigned to such term in Section 3.18(c).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Open Market Purchase Agreements” means the Open Market Purchase and Cashless Exchange Agreements, each dated as of the Effective Date, among, inter alios, AMC, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Operating Cash Flow” for any fiscal year means “consolidated cash flow from operations” (or any equivalent term) less “consolidated capital expenditures” (or any equivalent term), in each case as set forth in the audited consolidated financial statements of AMC and its Subsidiaries for such fiscal year.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(i).

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Owned Property Deeds” has the meaning ascribed to such term in the Asset Transfer Agreement.

“Parent Entity” means any Person that is a direct or indirect parent of a Borrower.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

40

“Periodic Term SOFR Determination ~~Date~~Day” has the meaning set forth in the definition of “Term SOFR.”

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) with respect to each such Acquisition Transaction, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Collateral Agent (acting at the Direction of the Required Lenders)) (unless such newly created or acquired Subsidiary is an Excluded Subsidiary) and (b) after giving effect to any such purchase or other acquisition, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Permitted Investments between any Borrower or a Subsidiary and another Person.

“Permitted Encumbrances” means:

(a)            Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)            Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business and consistent with past practices that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)            Liens incurred or deposits made in the ordinary course of business and consistent with past practices (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to any Borrower or any Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)            Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business and consistent with past practices;

(e)            easements, encumbrances, rights-of-way, reservations, restrictions, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrowers and their Subsidiaries, taken as a whole;

41

(f)            Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)            Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of any Borrower or any of their Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of such Borrower or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h)            rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i)             Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by the Borrowers or any of their subsidiaries.

“Permitted Existing Debt Purchases” means the purchase of Existing Subordinated Notes using Exchangeable Notes or New Exchangeable Notes (or the proceeds thereof) issued by Muvico (or Top Borrower following a distribution thereto by Muvico of such proceeds).

“Permitted Investments” means any of the following, to the extent owned by any Borrower or any Subsidiary:

(a)            dollars, euro, pounds, Australian dollars, Swiss Francs, Canadian dollars, Yuan, Pesos or such other currencies held by it from time to time in the ordinary course of business;

(b)            readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom or (iii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States, the United Kingdom or such member nation of the European Union is pledged in support thereof;

(c)            time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(d)            commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)            repurchase agreements and reverse repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P and P-2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

42

(f)            marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)            securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)            investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i)            instruments equivalent to those referred to in clauses (a) through (h) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)            investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)            auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least “A-1” (or its equivalent) by S&P or at least “P-1” (or its equivalent) by Moody’s and maturing within six months of the date of acquisition (or with interest rates or dividend yields that are re-set at least every 35 days);

(l)            qualified purchaser funds regulated by the exemption provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended, which funds possess a “AAA” rating from at least two nationally recognized agencies and provide daily liquidity;

(m)            with respect to any Foreign Subsidiary:

(i)            obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein,

(ii)           certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and

43

(iii)          the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(n)            investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of all or any portion of Indebtedness of such Person; provided that

(a)            the principal amount (or accreted value, if applicable) thereof does not exceed the original principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 and Section 6.02 of this Agreement immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made,

(b)            other than with respect to a Permitted Refinancing in respect of Indebtedness not constituting debt for borrowed money third party Indebtedness obligations evidenced by notes or similar instruments permitted pursuant to clauses (ii)(A) or (v) of Section 6.01(a), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (other than Customary Bridge Loans),

(c)            if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended,

(d)

(i)            clause (e) of the definition of “Required Additional Debt Terms” shall apply to such Indebtedness and

(ii)           the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended,

(e)            if the Indebtedness being modified, refinanced, refunded, renewed or extended is of Junior Financing, such Indebtedness shall not have any scheduled payments of principal or a final maturity prior to the date that is 365 days after the Maturity Date,

(f)

(i)            such Indebtedness shall not be secured by any property or asset of the Borrowers or any Subsidiary that did not secure the Indebtedness being modified, refinanced, refunded, renewed or extended other than

(A)            after-acquired property that is affixed to or incorporated into the property covered by such Lien,

44

(B)            in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in each case, permitted by Section 6.01, the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property, and

(C)            the proceeds and products thereof, accessions thereto and improvements thereon,

(ii)           if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured by Liens that are consensual Liens that are secured by the Collateral, then the holders of such Indebtedness resulting from such modification, refinancing, refunding, renewal or extension or their authorized representative shall enter into or become party to the First Lien Intercreditor Agreement (or an intercreditor agreement in substantially the same form as the First Lien Intercreditor Agreement) or the First Lien/Second Lien Intercreditor Agreement or the 2025 Notes Intercreditor Agreement and/or the Muvico First Lien/Second Lien Intercreditor Agreement, as applicable; and

(iii)          the Liens securing Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be of the same priority level as the existing Lien securing the Indebtedness being modified, refinanced, refunded, renewed or extended.

For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Borrowers that

(a)            is expressly subordinated to the prior payment in full in cash of the Secured Obligations on terms and conditions no less favorable, in any material respect, to the Lenders than the terms and conditions set forth in the 2027 Senior Subordinated Note Indenture,

(b)            will not mature prior to the date that is 365 days after the Latest Maturity Date as of the date such Indebtedness is incurred,

(c)            has no scheduled amortization or payments of principal prior to the Latest Maturity Date as of the date such Indebtedness is incurred and

(d)            has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope on the Borrowers and their Subsidiaries, taken as a whole, than those set forth in the 2027 Senior Subordinated Note Indenture.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person),

(a)            such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and

45

(b)            without duplication with any of the foregoing, such Person’s heirs, legatees, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in a Borrower.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 5.01.

“Pledge and Security Agreement” means the Pledge and Security Agreement among the Borrowers, each other Loan Party and the Collateral Agent, dated as of July 22, 2024, substantially in the form of Exhibit D.

“Prepayment Event” means:

(a)            (i) any sale, transfer or other Disposition of any property or asset of the Borrowers or any of their Subsidiaries pursuant to clauses (j), (k), (l), (m) and (n) of Section 6.05 or (ii) any termination or sale of a leasehold interest, in each case, other than any Dispositions, terminations or sales resulting in aggregate Net Proceeds in any Fiscal Year not exceeding $25,000,000 (each such event, an “Asset Sale Prepayment Event”); or

(b)            the incurrence by any Borrower or any of the Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted pursuant to Section 9.02.

“Prepayment Premium” has the meaning assigned to such term in Section 2.11(a).

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrowers and their Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“primary obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Adjustment” means, for any Test Period, any adjustments to Consolidated EBITDA made in accordance with clauses (b) and (c) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that

(a)            to the extent applicable, the Pro Forma Adjustment shall have been made and

46

(b)            all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant:

(i)            income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction,

(A)            in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of any Borrower or any division, product line, or facility used for operations of any Borrower or any of the Subsidiaries, shall be excluded, and

(B)            in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction” or any New Project shall be included,

(ii)           any retirement of Indebtedness,

(iii)          any Indebtedness incurred or assumed by any Borrower or any of the Subsidiaries in connection therewith (but without giving effect to any simultaneous incurrence of any Indebtedness pursuant to any fixed dollar basket or Consolidated EBITDA grower basket) and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and

(iv)          Available Cash shall be calculated on the date of the consummation of the Specified Transaction after giving pro forma effect to such Specified Transaction (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness the incurrence of which is a Specified Transaction or that is incurred to finance such Specified Transaction).

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any eight full consecutive quarter period immediately following the disposal of any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrowers in good faith as a result of contractual arrangements between any Borrower or any Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within such eight quarter period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business.

“Proposed Change” has the meaning assigned to such term in Section 9.02(~~c~~b)(xviii)(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 5.01.

“Qualified Equity Interests” means Equity Interests in any Borrower or any parent of any Borrower other than Disqualified Equity Interests.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Quotation Agent” means the Reference Treasury Dealer selected by the Top Borrower.

“Ratings Trigger Period” means the period (i) commencing on the date that is sixty (60) calendar days after the Effective Date solely to the extent the Borrowers fail to obtain ratings required in Section 5.13 from both S&P and Moody’s by such date and (ii) ending on the first date the Borrowers obtain ratings required in Section 5.13 from both S&P and Moody’s.

47

“Reference Treasury Dealer” means any three nationally recognized investment banking firms selected by the Top Borrower that are primary dealers of Government Securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Prepayment Date, the average, as determined by the Top Borrower, of the bid and asked prices for the Comparable Treasury Issue with respect to the Term Loans, expressed in each case as a percentage of its principal amount, quoted in writing to the Top Borrower by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding the Prepayment Date.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Business Assets” means assets (other than cash or Permitted Investments) used or useful in a Similar Business (which may consist of securities of a Person, including the Equity Interests of any Subsidiary).

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure.

“Relevant Exiting Loans” has the meaning assigned to such term in the Recitals.

“Relevant Exiting Notes” has the meaning assigned to such term in the Recitals.

“Relevant Exiting Term Loans” has the meaning assigned to such term in the Recitals.

“Relevant Governmental Body” means the Board of Governors and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors and/or the NYFRB, or any successor thereto.

“Remaining Term Loans” means any Existing Term Loans that remain outstanding after giving effect to the Transactions as contemplated in this Agreement and the Open Market Purchase Agreements consummated on the Effective Date.

~~“Remaining Term Loans Refinancing Basket” has the meaning assigned to such term in Section 6.01(a)(xxix).~~

~~“Remaining Term Loans Refinancing Debt” has the meaning assigned to such term in Section 6.01(a)(xxix).~~

“Removal Effective Date” has the meaning assigned to such term in Article VIII.

48

“Required Additional Debt Terms” means with respect to any Indebtedness,

(a)            except with respect to Customary Bridge Loans and (other than with respect to Indebtedness incurred under Section 6.01(a)(xxviii)) such Indebtedness does not mature earlier than the Latest Maturity Date,

(b)            such Indebtedness (other than Customary Bridge Loans) does not have mandatory redemption features (other than Customary Exceptions) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date (it being understood that the Borrowers and their Subsidiaries shall be permitted to make any AHYDO “catch up” payments, if applicable),

(c)            such Indebtedness is not guaranteed by any entity that is not a Loan Party,

(d)            such Indebtedness that is secured

(i)            is not secured by any assets not securing the Secured Obligations,

(ii)           is subject to the relevant Intercreditor Agreement(s); and

(iii)          is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and the Borrower) and

(e)            to the extent that such Indebtedness benefits from any covenants that are either not contained in this agreement or are contained in this Agreement but are more restrictive on the Borrowers or their Subsidiaries than the equivalent terms of this Agreement to the Lenders, the Required Lenders shall have provided their prior written consent to the incurrence of such Indebtedness; provided that no consent shall be required by the Administrative Agent or any of the Lenders if such covenant is added for the benefit of any Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or such equivalent covenant contained in this Agreement is made equally restrictive and any such additional covenant or more restrictive version of such covenant shall not be contingent on such provision continuing to be in effect for such other Indebtedness or such Indebtedness remaining outstanding; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrowers have determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrowers within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Required Lenders” means, at any time, Lenders having Term Loans and unused Commitments representing more than 50.0% of the aggregate outstanding Term Loans and unused Commitments at such time.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

49

“Responsible Officer” means the chief executive officer, chief marketing officer, chief financial officer, president, vice president, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrowers or any other Subsidiary (a) sells, transfers, licenses or otherwise disposes of any property, real or personal or any lease, rental or similar arrangement, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means the Loan Document Obligations.

“Secured Parties” means (a) each Lender, (b) the Administrative Agent and the Collateral Agent, and (c) the permitted successors and assigns of each of the foregoing.

“Security Documents” means the Pledge and Security Agreement, the Mortgages, and each other security agreement, intellectual property security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Similar Business” means any business conducted or proposed to be conducted by the Borrowers and their Subsidiaries on the Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

50

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means a Borrowing composed of SOFR Loans.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of the Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solvent” means

(a)            the Fair Value of the assets of the Borrowers and their Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities,

(b)            the Present Fair Saleable Value of the assets of the Borrowers and their Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities,

(c)            the Borrowers and their Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions are a going concern and have sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Latest Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by the Borrowers and their Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and

(d)            for the period from the date hereof through the Latest Maturity Date, the Borrowers and their Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Borrowers and their Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

“Special Purpose Entity” means a direct or indirect subsidiary of a Borrower, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from such Borrower and/or one or more Subsidiaries of such Borrower.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

51

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit I.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(3).

“Specified Leasehold Interest” means the leasehold interest described on Schedule 2.11(c).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Springing Maturity Date Condition” means that on the Springing Maturity Date, more than $190,000,000 in aggregate principal amount remains outstanding of (taken as a whole) (i) 2029 First Lien Notes and/or (ii) any Indebtedness in respect of any modification, refunding, replacement, substitution, restructuring or other refinancing of the 2029 First Lien Notes (together with, for the avoidance of doubt, all interest paid in kind on any such Indebtedness as of such date), in each case with a Stated Maturity on or prior to May 17, 2029.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Stated Maturity”, when used with respect to any note, loan or other instrument evidencing Indebtedness, or any installment of interest thereof, means the date specified in such note, loan, or other instrument evidencing Indebtedness, as the fixed date on which the principal of such note, loan or other instrument evidencing Indebtedness, or such installment of interest, is due and payable.

“Subsequent Exchange Term Loan Exchange Agreement” means any documents in form and substance comparable to the Open Market Purchase Agreement.

“Subsequent Exchange Term Loan Exchange Documents” means the Subsequent Exchange Term Loan Facility Amendment, Subsequent Exchange Term Loans Exchange Agreement and/or any related assignment agreement.

“Subsequent Exchange Term Loan Facility Amendment” means an amendment to this Agreement for purposes of giving effect to Section 2.20 executed by each of (a) Holdings and each relevant Borrower, (b) the Administrative Agent and (c) each Subsequent Exchange Term Loan Lender in accordance with Section 2.20.

“Subsequent Exchange Term Loan Lender” means any Person that becomes a Lender hereunder as a result of receiving Subsequent Exchange Term Loans.

“Subsequent Exchange Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

52

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of AMC.

“Subsidiary Loan Party” means (a) each Subsidiary that is a party to the Guaranty and (b) any other Domestic Subsidiary of a Borrower that may be designated by such Borrower (by way of delivering to the Collateral Agent a supplement to the Pledge and Security Agreement and a supplement to the Guaranty, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.11 as if it were newly acquired.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means

(a)            any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b)            any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term Lender” means a Lender with an outstanding an outstanding Term Loan and, if applicable, any Subsequent Exchange Term Loan Lender.

“Term Loan” means the Initial Exchange Term Loans and, if applicable, any Subsequent Exchange Term Loans.

“Term Loan Exchange Transactions” has the meaning assigned to such term in the Recitals.

53

“Term SOFR” means:

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which (a) all Commitments shall have been terminated and (b) all Loan Document Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Top Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Top Borrower ended December 31, 2023.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transaction Costs” means any fees or expenses incurred or paid by, or attributable to, any Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the issuance of the Term Loans on the Effective Date and the consummation of the other transactions contemplated by this Agreement, including the execution of the Loan Documents, (b) the execution of the Fourteenth Amendment to Existing Credit Agreement and any related Loan Documents (as defined therein), (c) the transactions contemplated by the Open Market Purchase Agreements or Note Exchange Agreement, (d) the execution of the Exchangeable Notes Indenture and the Exchangeable Notes Documents (as defined therein), (e) the Exchange Transactions, and (e) the “Transactions” as contemplated by and defined in the Master Closing Agenda.

54

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(2)(C).

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Equity Interests” means Equity Interests that are entitled to vote generally for the election of directors to the Board of Directors of the issuer thereof. Shares of preferred stock that have the right to elect one or more directors to the Board of Directors of the issuer thereof only upon the occurrence of a breach or default by such issuer thereunder shall not be considered Voting Equity Interests as long as the directors that may be elected to the Board of Directors of the issuer upon the occurrence of such a breach or default represent a minority of the aggregate voting power of all directors of Board of Directors of the issuer. The percentage of Voting Equity Interests of any issuer thereof beneficially owned by a Person shall be determined by reference to the percentage of the aggregate voting power of all Voting Equity Interests of such issuer that are represented by the Voting Equity Interests beneficially owned by such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

55

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“WSFS” has the meaning specified in the preamble to this Agreement.

“2024 Credit Facilities Intercreditor Agreement” means that certain Credit Facilities Intercreditor Agreement, dated as of July 22, 2024, among WSFS, as collateral agent with respect to the Existing Credit Agreement, the Collateral Agent, the Borrower, the other Loan Parties party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“2024 Senior Subordinated Notes” means AMC’s 6.375% Senior Subordinated Notes due 2024, issued pursuant to the 2024 Subordinated Notes Indenture in the aggregate principal amount as of the Effective Date of $5,040,778.

“2024 Senior Subordinated Note Indenture” means the Indenture dated November 8, 2016, pursuant to which the 2024 Senior Subordinated Notes were issued between AMC, the guarantors party thereto, and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“2025 Notes Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of July 24, 2025, among the Collateral Agent, the New 2029 Secured Notes Agent, the New Exchangeable Notes Agent, the Borrower, the other Loan Parties party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“2025 Subordinated Notes” means AMC’s 5.75% Senior Subordinated Notes due 2025 issued pursuant to the 2025 Subordinated Note Indenture in the aggregate outstanding principal amount of $98,321,000 as of the Effective Date.

“2025 Subordinated Note Indenture” means the Indenture dated as of June 5, 2015 pursuant to which the 2025 Subordinated Notes were issued between AMC, the guarantors party thereto and U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“2026 Second Lien Notes” means AMC’s 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 issued under the 2026 Second Lien Notes Indenture in the aggregate outstanding principal amount as of the Effective Date (after giving effect to the Transactions) of $258,906,416.

“2026 Second Lien Notes Indenture” means the Indenture dated as of July 31, 2020, pursuant to which the 2026 Second Lien Notes were issued, between AMC, the guarantors party thereto and GLAS Trust Company LLC, as initial trustee and as collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

56

“2026 Subordinated Dollar Notes” means AMC’s 5.875% Senior Subordinated Notes due 2026 issued pursuant to the 2026 Subordinated Dollar Note Indenture in the aggregate outstanding principal amount as of the Effective Date of $51,499,000.

“2026 Subordinated Dollar Note Indenture” means the Indenture dated as of November 8, 2016 pursuant to which the 2026 Subordinated Dollar Notes were issued between AMC, the guarantors party thereto and, U.S. Bank National Association, as the initial trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“2027 Senior Subordinated Note Indenture” means the Indenture dated as of March 17, 2017 pursuant to which the 2027 Senior Subordinated Notes were issued between AMC, the guarantors party thereto and U.S. Bank National Association, as the trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“2027 Senior Subordinated Notes” means AMC’s 6.125% Senior Subordinated Notes due 2027 issued pursuant to the 2027 Senior Subordinated Note Indenture in the aggregate outstanding principal amount as of the Effective Date of $125,471,000.

“2029 First Lien Notes” means the AMC’s 7.500% Senior Secured Notes due 2029 issued under the 2029 First Lien Notes Indenture in the aggregate outstanding principal amount as of the Effective Date of $950,000,000.

“2029 First Lien Notes Indenture” means the Indenture dated as of February 14, 2022, pursuant to which the 2029 First Lien Notes were issued, between AMC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Term Borrowing”).

Section 1.02         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “or” shall be inclusive.

57

Section 1.03         Accounting Terms; GAAP; Certain Calculations.

(a)            All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time, except to the extent otherwise provided herein.

(b)            Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or utilization of any basket contained in this Agreement, Consolidated EBITDA, Consolidated Total Assets, the Total Leverage Ratio or the First Lien Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to all Specified Transactions (including the Transactions) that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made and to the extent the proceeds of any new Indebtedness are to be used to repay other Indebtedness (including by repurchase, redemption, retirement, extinguishment, defeasance, discharge or pursuant to escrow or similar arrangements) no later than 60 days following the incurrence of such new Indebtedness, the Borrowers shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

(c)            [Reserved].

(d)            In the event that the Borrowers elect to prepare their financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrowers and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio or the First Lien Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

(e)            For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test and/or any Total Leverage Ratio test, the amount of Consolidated EBITDA and/or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.07), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

Section 1.04         Effectuation of Transactions. All references herein to the Borrowers and their subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrowers and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

58

Section 1.05         Currency Translation; Rates.

(a)            Notwithstanding anything herein to the contrary, for purposes of any determination under Article V, Article VI or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the spot rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b). Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrowers’ consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(b)            The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Adjusted Term SOFR” or with respect to any comparable or successor rate thereto, except as expressly provided herein.

Section 1.06         Limited Condition Transactions.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i)            determining compliance with any provision of this Agreement which requires the calculation of any financial ratio;

(ii)           determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default) (other than for purposes of satisfying the conditions set forth in Section 4.02 (a) and (b)); or

(iii)          testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Borrowers (the Borrowers’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements related to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrowers could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

59

For the avoidance of doubt, if the Borrowers have made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrowers or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Borrowers have made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the incurrence ratios subject to the LCT Election on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

Section 1.07         Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with loans incurred under a new credit facility, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrowers, the Administrative Agent (acting at the Direction of the Required Lenders) and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.08         [Reserved].

Section 1.09         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Article II

THE CREDITS

Section 2.01         [Reserved].

Section 2.02         Loans and Borrowings.

(a)            Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)            Subject to Section 2.14, Term Loan Borrowing denominated in dollars shall be comprised entirely of ABR Loans or SOFR Loans as any Borrowers may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a SOFR Borrowing that results from a continuation of an outstanding SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty Interest Periods in the aggregate for all Loans.

60

(d)            Subject to terms and conditions hereof and set forth in the applicable Open Market Purchase Agreement or the Note Exchange Agreement, as applicable, the Borrowers agree to issue (i) the Initial Exchange Term Loans hereunder to the Lenders as consideration for (x) the sale and assignment of its Existing Term Loans through an open market purchase by AMC and (y) the sale of its 2026 Second Lien Notes, in each case, pursuant to the terms of the Open Market Purchase Agreements and the Note Exchange Agreement, as applicable.

(e)            On the date of each issuance of Subsequent Exchange Term Loans, each Subsequent Exchange Term Lender shall receive the Subsequent Exchange Term Loans as set forth in the applicable Subsequent Exchange Term Loan Documents.

(f)            Upon the effectiveness of this Agreement, interest shall begin to accrue on the full amount thereof as of such date. Once repaid, the Term Loans may not be reborrowed.

Section 2.03         Requests for Borrowings. To request a Term Loan Borrowing, any Borrower shall notify the Administrative Agent of such request, which notice may be given by (A) telephone or (B) a Borrowing Request; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request. Each such notice must be received by the Administrative Agent (a) in the case of a SOFR Borrowing, not later than 2:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable (provided that notices in respect of Term Loan Borrowings (x) to be made on the Effective Date may be conditioned on the closing of the Exchange Transactions and (y) to be made in connection with any Subsequent Exchange Term Loans may be conditioned on the closing of the related open market purchases described in the Subsequent Exchange Term Loan Exchange Documents) and shall be delivered by hand delivery, facsimile or other electronic transmission (or, if requested by telephone, promptly confirmed in writing by hand delivery, facsimile or other electronic transmission) to the Administrative Agent and shall be signed by a Borrower. Each such Borrowing Request shall specify the following information:

(i)            the Class of such Borrowing;

(ii)           the aggregate amount of such Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(v)           in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)          the location and number of the Borrowers’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vii)         except on the Effective Date, that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04         [Reserved].

Section 2.05         [Reserved].

61

Section 2.06         Funding of Borrowings.

(a)            Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 2:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers designated by the Borrowers in the applicable Borrowing Request.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrowers, and the Borrowers agree to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent (acting at the Direction of the Required Lenders) in accordance with banking industry rules on interbank compensation, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of the Borrowers, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)            Obligations of the Lenders hereunder to make Term Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

Section 2.07         Interest Elections.

(a)            Each Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section, any Borrower shall notify the Administrative Agent of such election by telephone (or, at the option of the Borrowers, in writing) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such request may be given by (1) telephone or (2) an Interest Election Request.

(c)            Each such request shall be irrevocable and each telephonic request shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of a Borrower.

62

(d)            Each telephonic request and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)          if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(e)            Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(f)            If the Borrowers fail to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.08         Termination and Reduction of Commitments.

(a)            [Reserved].

(b)            The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

(c)            The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable;. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09         Repayment of Loans; Evidence of Debt.

(a)            The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

63

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e)            Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent (acting at the Direction of the Required Lenders) and approved by the Borrowers.

Section 2.10         Amortization of Term Loans.

(a)            Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrowers shall repay Term Loan Borrowings on the last Business Day of each March, June, September and December (commencing on September 30, 2024) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans multiplied by (ii) 0.25%.

(b)            To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date.

(c)            Any prepayment of a Term Loan Borrowing of any Class (x) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrowers (and absent such direction in direct order of maturity) and (y) pursuant to Section 2.11(c) or Section 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or in direct order of maturity.

(d)            Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing or by telephone (confirmed by hand delivery, facsimile or other electronic transmission) of such election not later than 2:00 p.m., New York City time, (x) in the case of SOFR Loans, three U.S. Government Securities Business Days before the scheduled date of such repayment and (y) in the case of ABR Loans, one Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

64

Section 2.11          Prepayment of Loans.

(a)            (i)            The Borrowers shall have the right (and no Lender may decline to receive) at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that, solely with respect to a voluntary prepayment under this Section 2.11(a)(i), with respect to any voluntary prepayment of the Term Loans, whether the relevant prepayment or refinancing, as applicable, occurs before or after an Event of Default pursuant to Sections 7.01(h) or (i) or an acceleration of the Term Loans (x) prior to the twelve month anniversary of the Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders the Make-Whole Amount in respect of the aggregate principal amount of the Loans so prepaid, repaid or refinanced and (y) on or after the twelve month anniversary of the Effective Date but on or prior to the eighteen-month anniversary of the Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, an amount equal to 4% of the aggregate amount of the applicable Term Loans prepaid (this clause (y), the “Prepayment Premium”). For the avoidance of doubt, no prepayment premium shall be payable hereunder in connection with any prepayment or refinancing of any Loan (whether the relevant prepayment or refinancing, as applicable, occurs before or after an Event of Default pursuant to Sections 7.01(h) or (i) or an acceleration of the Loans) on or after the eighteen-month anniversary of the Effective Date.

(ii)            Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may prepay the outstanding Term Loans on the following basis:

(A)          The Borrowers shall have the right to make a voluntary prepayment of Term Loans in cash at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to the Borrowers Offer of Specified Discount Prepayment, Borrowers Solicitation of Discount Range Prepayment Offers or Borrowers Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrowers shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) the Borrowers shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment with respect to any Class unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment with respect to such Class as a result of a prepayment made by the Borrowers on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrowers were notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrowers Solicitation of Discounted Prepayment Offers, the date of the Borrowers’ election not to accept any Solicited Discounted Prepayment Offers.

(B)           (1)            Subject to the proviso to subsection (A) above, the Borrowers may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that

(I)             any such offer shall be made available, at the sole discretion of the Borrowers, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis,

(II)            any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section),

65

(III)           the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and

(IV)           each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.

The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)            Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Term Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the Borrowers Offer of Specified Discount Prepayment.

(3)            If there is at least one Discount Prepayment Accepting Lender, the Borrowers will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Term Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify:

(I)              the Borrowers of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid,

66

(II)            each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and

(III)           each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Term Lender to be prepaid at the Specified Discount on such date.

Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrowers and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrowers shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)          (1)            Subject to the proviso to subsection (A) above, the Borrowers may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that

(I)             any such solicitation shall be extended, at the sole discretion of the Borrowers, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis,

(II)            any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrowers (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section),

(III)           the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and

(IV)           each such solicitation by the Borrowers shall remain outstanding through the Discount Range Prepayment Response Date.

The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Term Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

67

(2)            The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrowers agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)            If there is at least one Participating Lender, the Borrowers will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify:

(I)             the Borrowers of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid,

68

(II)            each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date,

(III)           each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and

(IV)           if applicable, each Identified Participating Lender of the Discount Range Proration.

Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrowers and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrowers shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)          (1)            Subject to the proviso to subsection (A) above, the Borrowers may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that

(I)             any such solicitation shall be extended, at the sole discretion of the Borrowers, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis,

(II)            any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrowers are willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section),

(III)           the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and

(IV)           each such solicitation by the Borrowers shall remain outstanding through the Solicited Discounted Prepayment Response Date.

The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

69

(2)            The Auction Agent shall promptly provide the Borrowers with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrowers shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrowers (the “Acceptable Discount”), if any. If the Borrowers elect to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrowers from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrowers shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrowers by the Acceptance Date, the Borrowers shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)            Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrowers at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D)). If the Borrowers elect to accept any Acceptable Discount, then the Borrowers agree to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Term Lender, a “Qualifying Lender”). The Borrowers will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify:

(I)             the Borrowers of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid,

70

(II)            each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date,

(III)           each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and

(IV)           if applicable, each Identified Qualifying Lender of the Solicited Discount Proration.

Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrowers and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrowers shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)           In connection with any Discounted Term Loan Prepayment, the Borrowers and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrowers in connection therewith.

(F)           If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the Borrowers shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrowers shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G)          To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrowers.

(H)          Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

71

(I)            Each of the Borrowers and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J)            The Borrowers shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to this subclause (J), any failure by the Borrowers to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

Notwithstanding anything to contrary, the provisions of this Section 2.11(a)(ii) shall permit any transaction permitted by such section to be conducted on a Class by Class basis and on a non-pro rata basis across Classes (but not within a single Class), in each case, as selected by the Borrowers.

(b)            [Reserved].

(c)            In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrowers or any of their Subsidiaries in respect of any Prepayment Event (excluding any Specified Leasehold Interest termination), the Borrowers shall, within five Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Loan Borrowings in an aggregate amount equal to the amount of such Net Proceeds

(d)            Following the end of each fiscal year of AMC, commencing with the fiscal year ending December 31, 2024, the Borrowers shall prepay Term Loan Borrowings in an aggregate amount equal to the Excess Cash as of the end of such fiscal year; provided that for each fiscal year ended after December 31, 2024, no such prepayment shall be required unless Operating Cash Flow for such fiscal year is positive. Each prepayment pursuant to this paragraph shall be made on or before the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash is being calculated.

(e)            [Reserved].

(f)            Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall, in the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding, prepay each Class on a pro rata basis; provided, that any Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile or other electronic transmission) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans of any such Borrowing pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans of any such Borrowing that was so declined (such amount, “Declined Proceeds”) shall be (x) be offered to all Term Lenders who did not decline such prepayment and (y) if any Declined Proceeds remain thereafter, such Declined Proceeds shall be retained by the Borrowers and their Subsidiaries. Optional and mandatory prepayments of Term Loan Borrowings shall be allocated among the Classes of Term Loan Borrowings on a pro rata basis.

72

(g)            The Borrowers shall notify the Administrative Agent of any prepayment hereunder by telephone or delivering a Notice of Loan Prepayment; provided that, unless otherwise agreed by the Administrative Agent, such notice must be received (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided, further, that each telephonic notice shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Notice of Loan Prepayment signed by a Responsible Officer of each Borrower. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(h)            Notwithstanding any other provisions of Section 2.11(c) or (d),

(A)          to the extent that (x) any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Prepayment Event”) or (y) prepayment of Excess Cash giving rise to a prepayment pursuant to Section 2.11(d) are prohibited or delayed by any Requirement of Law from being repatriated to the Borrowers, the portion of such Net Proceeds or Excess Cash so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to any Borrower (the Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash will be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and

(B)          to the extent that and for so long as the Borrowers have determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash, the Net Proceeds or Excess Cash so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary; provided that when the Borrowers determine in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash, such Net Proceeds or Excess Cash shall be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable.

73

(i)            Notwithstanding anything herein to the contrary, if, at the time that any prepayment would be required under Section 2.11(c) (solely with respect to an Asset Sale Prepayment Event) or 2.11(d) or (e), the Borrowers or any Subsidiary are required to repay or repurchase any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on a pari passu basis with any Secured Obligation pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Asset Sale Prepayment Event or such Excess Cash (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply the proceeds of such Asset Sale Prepayment Event or such Excess Cash on a pro rata (or less than pro rata) basis to the prepayment, repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that

(1)            the portion of the proceeds of such Asset Sale Prepayment Event or such Excess Cash allocated to the Other Applicable Indebtedness shall not exceed the amount of the proceeds of such Asset Sale Prepayment Event or such Excess Cash required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the proceeds of such Asset Sale Prepayment Event or such Excess Cash shall be allocated in accordance with the terms hereof), and the amount of the prepayment, repurchase or repayment of the Other Applicable Indebtedness that would have otherwise been required pursuant to this Section 2.11 shall be reduced accordingly and

(2)            to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid, repaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied in accordance with the terms hereof (without giving effect to this Section 2.11(~~h~~i)).

(j)            Notwithstanding anything herein to the contrary, if, at the time that any prepayment would be required under Section 2.11(c) (solely with respect to an Asset Sale Prepayment Event) or 2.11(d) or (e), the Borrowers or any Subsidiary are required to repay or repurchase any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on assets of the Odeon Group pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Asset Sale Prepayment Event or such Excess Cash (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “ Odeon Other Applicable Indebtedness”), then the relevant Person may apply the proceeds of such Asset Sale Prepayment Event or such Excess Cash to prepay such Odeon Other Applicable Indebtedness prior to any prepayment of the Term Loans.

Section 2.12          Fees and Certain Other Payments.

(a)           The Borrowers agree to pay all premiums and/or fees to the Lenders as separately agreed as between the Borrowers and the Lenders and set forth in the Open Market Purchase Agreements or Note Exchange Agreement.

(b)           [Reserved].

(c)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Fees paid hereunder shall not be refundable under any circumstances.

74

(d)           The Borrowers agree to pay to the Administrative Agent, for its own account, an agency fee payable in the amount and at the times separately agreed upon between the Borrowers and the Administrative Agent pursuant to the Agent Fee Letter.

Section 2.13           Interest.

(a)           The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the sum of (x) the Applicable Rate plus (y) solely during the Ratings Trigger Period, 3.0%.

(c)            Notwithstanding the foregoing, during the continuance of an Event of Default, all outstanding principal amounts of each Loan and any fee or other amount payable by the Borrowers hereunder that is not paid when due shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 3.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (including overdue interest), 3.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All computations of interest for ABR Loans (including ABR Loans determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14          Inability to Determine Rates; Benchmark Replacement Setting.

(a)           Inability to Determine Rates. Subject to Section 2.14(b) if prior to the commencement of any Interest period for a Borrowing of SOFR Loans:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii)           the Administrative Agent is advised by the Required Lenders in writing that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan;

then, in each case, the Administrative Agent shall give notice thereof to the Borrowers and the Lenders as promptly as practicable thereafter.

75

Upon notice thereof by the Administrative Agent to the Borrowers, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. Subject to Section 2.14(b) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b)            Benchmark Replacement Setting.

(i)             Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its Benchmark Replacement Date have occurred prior to the setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(iv) and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(b).

76

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent (acting at the Direction of the Required Lenders) in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period (until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist), (i) the Borrowers may revoke any request for a borrowing of, conversion to, or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding SOFR Loans will be deemed to have converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 2.15          Increased Costs.

(a)            If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)            impose on any Lender or the applicable market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or SOFR Loans made by such Lender therein; or

(iii)           subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the actual cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. Notwithstanding the foregoing, this paragraph (a) will not apply to (A) Indemnified Taxes or Other Taxes or (B) Excluded Taxes.

77

(b)            If any Lender determines that any Change in Law regarding liquidity or capital requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to liquidity or capital adequacy), then, from time to time upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16          Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each SOFR Loan made by it at Adjusted Term SOFR (determined without giving effect to any interest rate “floor”) for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such SOFR Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

78

Section 2.17          Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law to withhold or deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such withholdings or deductions, (ii) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) a Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)           Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c)           The Borrowers shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)           As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Each Lender shall deliver to the Borrowers and the Administrative Agent at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrowers or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrowers or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.

79

Without limiting the foregoing:

(1)            Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2)           Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) whichever of the following is applicable:

(A)           two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B)           two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)           in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit P-1, P-2, P-3 and P-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D)          to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(f) if such beneficial owner were a Lender, as applicable (provided that if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)           two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

80

(3)            If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this clause (f), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(g)           If the Borrowers determine in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrowers in a reasonable challenge of such Taxes if so requested by the Borrowers; provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrowers pay all related expenses of the Administrative Agent or such Lender, as applicable, and (c) the Borrowers indemnify the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree promptly to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrowers’ request, provide the Borrowers with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other Person.

(h)           Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(f).

(i)            Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

81

Section 2.18          Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)            The Borrowers shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent (acting at the Direction of the Required Lenders), be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the SOFR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all payments of accrued interest payable on a Loan shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all applicable amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of applicable interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of interest and fees then due to such parties.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that

(i)             if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and

(ii)            the provisions of this paragraph shall not be construed to apply to

(A)          any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement,

(B)           any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant or

(C)          any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension.

82

The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent (acting at the Direction of the Required Lenders) in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), Section 2.06(b), Section 2.06(c), Section 2.18(d) or Section 9.03(c), then the Administrative Agent (acting at the Direction of the Required Lenders) may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent (acting at the Direction of the Required Lenders) for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid.

Section 2.19          Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)           If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, or (ii) the Borrowers are required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that

(A)          the Borrowers shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed,

(B)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts),

83

(C)          the Borrowers or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and

(D)          in the case of any such assignment resulting from a claim for compensation under Section 2.15, payment required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments.

A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 2.20          Subsequent Exchange Term Loans.

(a)            After the Effective Date, any Borrower may, at any time, on one or more occasions pursuant to a Subsequent Exchange Term Loan Facility Amendment issue additional Exchange Term Loans that are pari passu with the Initial Exchange Term Loans (“Subsequent Exchange Term Loans”) (which loans shall thereafter for all purposes hereunder constitute Initial Exchange Term Loans) either (x) as consideration for additional open market purchases by any one or more of the Borrowers of Existing Term Loans as the Borrowers may elect pursuant to a Subsequent Exchange Term Loan Exchange Agreement or (y) for cash proceeds which are used to concurrently repurchase and/or refinance Existing Term Loans; provided, that:

(i)             [reserved],

(ii)            no issuance of Subsequent Exchange Term Loans in accordance with the terms of this Section 2.20 shall require the approval of any existing Lender,

(iii)          Subsequent Exchange Term Loans shall be pari passu in right of payment with the other Initial Exchange Term Loans in accordance with the terms hereof,

(iv)          any Subsequent Exchange Term Loans may participate in any voluntary prepayment of Term Loans as set forth in Section 2.11(a)(i), to the extent provided in such Section and Section 2.18(c), provided, that if multiple Classes of Term Loans are outstanding, each voluntary prepayment pursuant to Section 2.11(a)(i), shall be made on a pro rata basis for each Class that remains outstanding,

(v)            on the date of the Borrowing of any Subsequent Exchange Term Loans that will be of the same Class as any then-existing Class of Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.08 or 2.13 above, such Subsequent Exchange Term Loans shall be added to (and constitute a part of, be of the same Type as and, at the election of the Borrowers, have the same Interest Period as) each Borrowing of outstanding Term Loans of such Class on a pro rata basis (based on the relative sizes of such Borrowings), so that each Term Lender providing such Subsequent Exchange Term Loans will participate proportionately in each then-outstanding Borrowing of Term Loans of such Class; it being acknowledged that the application of this clause (a)(vi) may result in new Subsequent Exchange Term Loans having Interest Periods (the duration of which may be less than one month) that begin during an Interest Period then applicable to outstanding SOFR Loans of the relevant Class and which end on the last day of such Interest Period,

84

(vi)           notwithstanding anything to the contrary in this Section 2.20 or elsewhere in this Agreement, the Borrowers may issue Subsequent Exchange Term Loans to a Lender (or any Subsequent Exchange Term Loan Lender) for cash under this Section 2.20 (and such loans so issued shall constitute Subsequent Exchange Term Loans for all purposes of this Agreement and the other Loan Documents), so long as (x) substantially concurrently with such issuance a Borrower uses any such proceeds received to purchase Existing Term Loans at a price no greater than par and (y) any such issuance of Exchange Term Loans complies with each of the other provisions of this Section 2.20,

(vii)         the maturity date of any Subsequent Exchange Term Loans shall not be earlier than the Maturity Date;

(viii)        the Weighted Average Life to Maturity of the Subsequent Exchange Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Initial Exchange Term Loans;

(ix)            if the All-in Yield on any such Subsequent Exchange Term Loans shall exceed the All-in Yield on the Initial Exchange Term Loans then the Applicable ~~Margin~~Rate (or the “floor” as provided in the following proviso) applicable to the Initial Exchange Term Loans shall be increased such that after giving effect to such increase, the All-in Yield on the Initial Term Loans shall equal the All-in Yield on such Subsequent Exchange Term Loans;

(x)            such Subsequent Exchange Term Loans shall satisfy clauses (c), (d) (e) of the definition of Required Additional Debt Terms;

(xi)           if the Subsequent Exchange Term Loans shall have any call-protection or other premium or fee payable upon the full or partial repayment, prepayment or repurchase or acceleration thereof (any such benefit, “Call Protection”) then such Call Protection shall be added to the terms of the Initial Term Loans to the extent in excess of the premiums set forth in Section 2.11(a), and

(xii)          no Subsequent Exchange Term Lender shall receive Subsequent Exchange Term Loans or cash consideration in an aggregate amount greater than the outstanding principal amount (including any fees and interest accrued thereon) of such holder’s Remaining Term Loans as of the time of such Subsequent Exchange (plus any applicable PIK fees).

(b)           Each Lender providing a portion of any Subsequent Exchange Term Loans shall execute and deliver to the Administrative Agent and the Top Borrower all such documentation (including the relevant Subsequent Exchange Term Loan Facility Amendment) as may be reasonably required by the Administrative Agent (acting at the Direction of the Required Lenders) to evidence and effectuate such Subsequent Exchange Term Loans. On the effective date of (x) any open market purchase by the Top Borrower of Existing Loans in exchange for any applicable tranche of Subsequent Exchange Term Loans or (y) issuance of any Subsequent Exchange Term Loans for cash, upon consummation of the applicable exchange, each Person selling Existing Term Loans or lending such proceeds of Subsequent Exchange Term Loans shall become a Lender for all purposes in connection with this Agreement.

(c)            As conditions precedent to the effectiveness of the issuance of any Subsequent Exchange Term Loans as consideration for the purchase of Existing Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each such Lender of Subsequent Exchange Term Loans, an Administrative Questionnaire and such other documents as it (acting at the Direction of the Required Lenders) shall reasonably require from such Person and (iii) the Administrative Agent shall be entitled to receive a certificate of the Borrowers signed by a Responsible Officer thereof that as of the date of the issuance of, and giving effect to the issuance of, the applicable Subsequent Exchange Term Loans, no Event of Default exists.

85

(d)            The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Subsequent Exchange Term Loan Facility Amendment and/or any amendment to any other Loan Document as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.20 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent (acting at the Direction of the Required Lenders) and the Borrowers in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.20. In addition, any Subsequent Exchange Term Loan Facility Amendment with respect to any Subsequent Exchange Term Loans, without the consent of any Lenders (other than those providing such Subsequent Exchange Term Loans) or the Administrative Agent, may include such amendments to this Agreement as may be necessary, appropriate or advisable as reasonably determined by the Administrative Agent and the Borrowers to make the applicable Subsequent Exchange Term Loans “fungible” with the relevant existing Class of Subsequent Exchange Term Loans (including by modifying the applicable amortization schedule).

Section 2.21          [Reserved].

Section 2.22          [Reserved].

Section 2.23          Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR, or to determine or charge interest rates based upon the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), in the case of SOFR Loans, prepay or, if applicable, convert all SOFR Loans of such Lender to SOFR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR. Each Lender agrees to notify the Administrative Agent and the Borrowers in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Reference Rate, Term SOFR or Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Article III

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lenders that:

Section 3.01          Organization; Powers. Each Borrower and each Subsidiary is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to the Borrower) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

86

Section 3.02          Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrowers or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03          Governmental Approvals; No Conflicts. The execution, delivery and performance by any Loan Party of this Agreement or any other Loan Document (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third party, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of the Borrowers or any other Loan Party, or (ii) any Requirements of Law applicable to any Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon any Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by any Borrower or any Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.04          Financial Condition; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the financial condition of the Borrowers and their consolidated subsidiaries, as applicable, as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b)            Since the Effective Date, there has been no Material Adverse Effect.

Section 3.05          Properties.

(a)           Each of the Borrowers and each Subsidiary has good and valid title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           As of the Effective Date after giving effect to the Transactions, Schedule 3.05 contains a true and complete list of each Material Real Property and each fee owned parcel of real property owned by the Borrowers.

87

Section 3.06          Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened in writing against or affecting any Borrower or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrowers or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrowers, become subject to any Environmental Liability, (iii) has received written notice of any Environmental Liability or (iv) has, to the knowledge of the Borrowers, any basis to reasonably expect that any Borrower or any Subsidiary will become subject to any Environmental Liability.

Section 3.07          Compliance with Laws and Agreements. Each of the Borrowers and each Subsidiary is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08          Investment Company Status. None of the Borrowers or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

Section 3.09            Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Borrower and each Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that such Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

Section 3.10          ERISA.

(a)           Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)           Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 3.11            Disclosure. As of the Effective Date, none of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole (and together with the Borrowers’ annual report on Form 10-k for the fiscal year ended December 31, 2023) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

88

Section 3.12          Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of each Borrower and each Subsidiary in, each Subsidiary.

Section 3.13          Intellectual Property; Licenses, Etc. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Borrower and each Subsidiary owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, free and clear of all Liens other than Liens permitted by Section 6.02, and, without conflict with the rights of any Person. Any Borrower or any Subsidiary does not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by any Borrower or any of the Subsidiaries is pending or, to the knowledge of the Borrowers, threatened in writing against any Borrower or any Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.14          Solvency. On the Effective Date, after the consummation of the Transactions to occur on or about the Effective Date, the Borrowers and their Subsidiaries are, on a consolidated basis after giving effect to the Transactions, Solvent.

Section 3.15          Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) and “Designated Senior Debt” (or any comparable term) (if applicable) under and as defined in the documentation governing any Junior Financing.

Section 3.16          Federal Reserve Regulations. No Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

Section 3.17          Use of Proceeds. The Borrowers will use the proceeds of the Term Loans made on the Effective Date to consummate the transactions set forth in the Open Market Purchase Agreements and Note Exchange Agreement, as applicable.

Section 3.18          PATRIOT Act, OFAC and FCPA.

(a)            The Borrowers and their Subsidiaries will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.

(b)            The Borrowers and their Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

89

(c)            Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Borrowers, none of the Borrowers or the Subsidiaries has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA.

(d)           Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrowers, the Subsidiaries or, to the knowledge of any Borrower, any director, officer, employee or agent of any Loan Party or other Subsidiary, in each case, is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is any Borrower or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.

Article IV

CONDITIONS

Section 4.01          Effective Date. The effectiveness of this Agreement and the obligation of each Lender to make a Loan on the Effective Date is subject to the satisfaction (or waiver) of the following conditions:

(a)            The Administrative Agent shall have received copies of this Agreement, the Notes (to the extent requested at least three Business Days prior to the Effective Date), the Open Market Purchase Agreements, the Guaranty, the Pledge and Security Agreement, the Intercreditor Agreements, the Joinder to the First Lien Intercreditor Agreement, and the Agent Fee Letter, executed and delivered by each applicable Loan Party and each other party thereto.

(b)            The Administrative Agent shall have received, in respect of each Loan Party, (i) copies of each Organizational Document, and, to the extent applicable, certified as of the Effective Date or a date no earlier than 30 days prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers or directors (as applicable) of such Loan Party; (iii) resolutions of the board of directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary or other Responsible Officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent applicable in the relevant jurisdiction) from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated within 30 days of the Effective Date.

(c)            Each document (including any UCC (or similar) financing statement) required by any Security Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, required to be delivered on the Effective Date pursuant to such Security Document, shall be in proper form for filing, registration or recordation

(d)            The Administrative Agent (or its counsel) shall have received a completed Information Certificate dated the Effective Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby.

(e)            The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be

90

(f)            Agents and Lenders and their respective counsel shall have received executed copies of the customary written opinions of (i) Weil, Gotshal & Manges LLP, counsel for Loan Parties, (ii) Husch Blackwell LLP, as special Kansas and Missouri counsel for the Loan Parties, and (iii) Quarles & Brady LLP, as special Arizona counsel for the Credit Parties, each dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the Lenders

(g)            The Agents, Lenders and the Lender Advisors shall have received, substantially simultaneously with the funding of the Term Loans (i) fees required to be paid by the Borrowers on the Effective Date pursuant to the Agent Fee Letter and (ii) to the extent invoiced at least One Business Day prior to the Effective Date (except as otherwise reasonably agreed by the Borrowers) reasonable out-of-pocket expenses in the amounts previously agreed in writing to be received on the Effective Date.

(h)            On the Effective Date, Administrative Agent shall have received a Closing Certificate in the form attached as Exhibit H hereto.

(i)            Since December 31, 2023, there has been no Material Adverse Effect (without giving effect to the Transactions).

(j)            On the Effective Date, the Administrative Agent shall have received a certificate from a Financial Officer of each Borrower to the effect that after giving effect to the consummation of the Transactions, the Borrowers on a consolidated basis with their Subsidiaries are Solvent.

(k)            The Agents shall have received at least three Business Days prior to the Effective Date all documentation and other information about the Borrowers and the Guarantors as shall have been reasonably requested in writing by any Agent at least ten calendar days prior to the Effective Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering laws. For the avoidance of doubt, to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to such Borrower at least ten Business Days prior to the Effective Date, a certification regarding beneficial ownership in relation to such Borrower as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”), shall have received such certification at least three Business Days prior to the Effective Date. As of the Effective Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner of such Borrower is true and correct in all material respects to the best knowledge of such Borrower.

(l)            Substantially simultaneously with the Borrowing of the Term Loans, the Transactions shall be consummated in accordance with this Agreement, the Open Market Purchase Agreements, the Notes Exchange Agreement and the Master Closing Agenda and the respective terms thereof, the Intercompany Agreements, the Odeon Holdco Intercompany Loan and the Odeon Share Pledge shall have been executed and delivered by all parties thereto and shall be in full force and effect and the Odeon-AMC Notes shall have been contributed (as a common equity contribution) to Odeon Holdco.

(m)            The Administrative Agent shall have received a copy of (x) the Fourteenth Amendment to the Existing Credit Agreement, executed and delivered by each applicable Loan Party, WSFS, as administrative agent, and each other party thereto and (y) the Supplemental Indenture to the 2026 Second Lien Notes Indenture, executed and delivered by each applicable Loan Party and GLAS Trust Company LLC, as initial trustee and as collateral agent.

91

Section 4.02          Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)            The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b)            At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(c)            The Administrative Agent shall have received a fully executed and delivered Borrowing Notice in the form attached as Exhibit Q hereto.

(d)            To the extent this Section 4.02 is applicable, each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in clauses (a) and (b) of this Section.

Article V

AFFIRMATIVE COVENANTS

Until the Termination Date shall have occurred, each Borrower covenants and agrees with the Lenders that:

Section 5.01          Financial Statements and Other Information.

(a)            AMC will furnish to the Administrative Agent, on behalf of each Lender, beginning with the fiscal year ending December 31, 2024 and thereafter, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year of AMC), an audited consolidated balance sheet and audited consolidated statements of income and cash flows of AMC as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (which comparative form may be based on pro forma financial information to the extent any previous fiscal year includes a period occurring prior to the Effective Date), all reported on by Ernst & Young Global Limited or other independent public accountants of recognized national standing (without a “going concern” qualification (but may be subject to a “going concern” or like qualification or exception) and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of AMC and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(b)            commencing with the financial statements for the fiscal quarter ending June 30, 2024, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such fiscal quarter), unaudited consolidated balance sheets and unaudited consolidated statements of income and cash flows of AMC as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (which comparative form may be based on pro forma financial information to the extent any previous period includes a period occurring prior to the Effective Date), all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of AMC and its Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

92

(c)            [reserved];

(d)            not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying as to whether the Borrowers were in compliance with Section 6.13 as of the end of the fiscal period which such financial statements relate to (without listing Available Cash balances) and (iii) setting forth (x) the Total Leverage Ratio as of the most recently ended Test Period and (y) reasonably detailed calculations in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrowers ending December 31, 2024, of Excess Cash for such fiscal year;

(e)            [Reserved];

(f)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by any Borrower or any Subsidiary with the SEC or with any national securities exchange;

(g)            promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; and

(h)            beginning with the calendar month ended July 31, 2024, no later than 10 Business Days after the last day of each calendar month, the Top Borrower shall deliver to the Administrative Agent a certificate with respect to the amount of Available Cash (with reasonable supporting detail) at each of (i) the Muvico Group, (ii) the AMC Group (other than the Odeon Group) and (iii) the Odeon Group, in each case, as of the last day of such calendar month; provided, that, (x) such certification shall not (nor the contents thereof) be made available to the Lenders, but may be made available to the Lender Advisors on a “professional eyes only” basis, and (y) the Administrative Agent shall inform the Lenders if such certification indicates that the Borrowers are not in compliance with Section 6.13(c) (subject to the cure periods set forth in Section 6.13).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of AMC and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of AMC (or a parent company thereof) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statements of AMC (or any direct or indirect parent of AMC); provided that to the extent such information relates to a parent of AMC, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to AMC and its Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).

93

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Borrowers post such documents, or provides a link thereto, on a Borrower’s or one of their Affiliates’ website on the Internet or (B) on which such documents are posted on a Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Borrowers shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Company Materials”) by posting Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agrees that it will, upon the Administrative Agent’s reasonable request, use commercially reasonable efforts to identify that portion of Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Other than as set forth in the immediately preceding sentence, the Borrowers shall be under no obligation to mark any Company Materials “PUBLIC.”

Notwithstanding anything to the contrary set forth above or otherwise in this Agreement, all reports delivered (or deemed delivered) pursuant to Sections 5.01(a) and (b) will include a reasonably detailed presentation of the financial condition and results of operations of (x) the Muvico Group (separate from AMC and its consolidated Subsidiaries) and (y) the AMC Group (separate from AMC and its consolidated Subsidiaries), including all financials and operating data provided for AMC and its consolidated Subsidiaries, including without limitation: balance sheets, cash flow statements, income statements and key operating metrics (including ATP, attendance, theaters, screens, EBITDA and rent).

Section 5.02          Notices of Material Events. Promptly after any Responsible Officer of a Borrower obtains actual knowledge thereof, the Borrowers will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)            the occurrence of any Default; and

94

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another senior executive officer of the Borrowers or any of their Subsidiaries, affecting the Borrowers or any of their Subsidiaries or the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case, that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of each Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03          Information Regarding Collateral.

(a)            The Borrowers will furnish to the Administrative Agent promptly (and in any event within 30 days or such longer period as reasonably agreed to by the Collateral Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization.

(b)            Not later than five days after delivery of financial statements pursuant to Section 5.01(a), the Borrowers shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of each Borrower (i) setting forth the information required pursuant to Schedules I through IV of the Pledge and Security Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all notices required to be given prior to the date of such certificate by this Section 5.03 and 5.12 have been given.

Section 5.04          Existence; Conduct of Business. The Borrowers will, and will cause each Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and Intellectual Property material to the conduct of its business, in each case (other than the preservation of the existence of the Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05          Payment of Taxes, Etc. The Borrowers will, and will cause each Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.06          Maintenance of Properties. The Borrowers will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07          Insurance. The Borrowers will, and will cause each Subsidiary to, maintain, with insurance companies that the Borrowers believe (in the good faith judgment of the management of each Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrowers believe (in the good faith judgment of management of each Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrowers believe (in the good faith judgment of the management of each Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Within the date that is 30 days from the Effective Date (or such later date as the Administrative Agent may reasonably agree), each such policy of insurance maintained by a Loan Party shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties as the lender’s loss payable/mortgagee thereunder.

95

Section 5.08          Books and Records; Inspection and Audit Rights. The Borrowers will, and will cause each Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrowers or the Subsidiaries, as the case may be. The Borrowers will, and will cause the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of the Borrower; provided, further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants.

Section 5.09          Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including ERISA, Environmental Laws, Patriot Act, OFAC and FCPA) with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10          Use of Proceeds. The Borrowers will use the proceeds of the Term Loans made on the Effective Date to consummate the Exchange Transactions.

Section 5.11          Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC), the Borrowers will, within 30 days after such newly formed or acquired Subsidiary is formed or acquired (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC) (unless such Subsidiary is an Excluded Subsidiary), notify the Collateral Agent thereof, and will and will cause such Subsidiary and the other Loan Parties to take all actions (if any) required to satisfy the Collateral and Guarantee Requirement with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Collateral Agent shall reasonably agree).

Section 5.12          Further Assurances.

(a)            The Borrowers will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

96

(b)            If, after the Effective Date, any material assets (including any Material Real Property) with a book value in excess of $5,000,000), are acquired (including, without limitation, any acquisition pursuant to a Delaware LLC Division) by any Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrowers will notify the Collateral Agent thereof, and, if requested by the Collateral Agent, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Collateral Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

Section 5.13          Ratings. The Borrowers will use commercially reasonable efforts to obtain within thirty (30) calendar days after the Effective Date and maintain (a) a public corporate credit rating issued by S&P and Moody’s (but not to maintain a specific rating) and (b) a public credit rating of the Term Loans made available under this Agreement issued by S&P and Moody’s (but not to maintain a specific rating).

Section 5.14          Post-Closing Matters. The Borrowers shall, and shall cause each of its Subsidiaries to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 5.14 (Post-Closing Matters) within the time periods set forth on such Schedule (or such later dates as the Administrative Agent may reasonably agree (at the Direction of the Required Lenders)).

Section 5.15          [Reserved].

Section 5.16          Change in Business. The Borrowers and their Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary to any of the foregoing.

Section 5.17          Changes in Fiscal Periods. The Borrowers shall not make any change in its fiscal year; provided, however, that the Borrowers may, upon written notice to the Administrative Agent, change their fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent (acting at the Direction of the Required Lenders), in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Article VI

NEGATIVE COVENANTS

Until the Termination Date shall have occurred, each Borrower covenants and agrees with the Lenders that:

Section 6.01          Indebtedness; Certain Equity Securities.

(a)            The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)            Indebtedness of the Borrowers and their Subsidiaries under the Loan Documents (including any Subsequent Exchange Term Loans, provided that the aggregate amount of Subsequent Exchange Term Loans shall not exceed the amount of Existing Term Loans outstanding on the Effective Date immediately after giving effect to the Exchange Transactions (plus any applicable PIK fees)); provided that the aggregate outstanding amount of Indebtedness incurred under this Section 6.01(a)(i) (inclusive of any PIK fees) shall not exceed $2,025,000,000 at any time; provided further that the aggregate outstanding amount of Indebtedness incurred under this Section 6.01(a)(i) incurred to refinance or in exchange for 2026 Second Lien Notes (inclusive of any PIK fees) shall not exceed $106,474,647 at any time;

97

(ii)            Indebtedness

(A)          outstanding on the Effective Date; provided that any Indebtedness in excess of $5,000,000 in the aggregate shall only be permitted if set forth on Schedule 6.01, and any Permitted Refinancing thereof, excluding, for the avoidance of doubt, the refinancing of any Remaining Term Loans,

(B)          that is intercompany Indebtedness among the Borrowers and/or their Subsidiaries outstanding on the date hereof and any Permitted Refinancing thereof,

(C)           under the Odeon Notes outstanding on the Effective Date and any Permitted Refinancing thereof; provided that any outstanding Indebtedness incurred pursuant to this Section 6.01(a)(ii)(C) (including any Permitted Refinancing thereof) shall not exceed $400,000,000 in the aggregate principal amount; provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(C) shall be permanently reduced by the principal amount (valued at par) of any repayments, prepayments, redemptions, repurchases or other acquisitions by the Borrowers or their Subsidiaries or other retirements (together, “Debt Retirements”) (with such Debt Retirement being made without the proceeds of any Permitted Refinancing) of Indebtedness incurred under this Section 6.01(a)(ii)(C) made on or after the date hereof;

(D)          under the 2026 Second Lien Notes outstanding on the Effective Date and any Permitted Refinancing thereof, provided the that amount of Indebtedness (including any Permitted Refinancing thereof) allowed to be incurred pursuant to this Section 6.01(a)(ii)(D) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such 2026 Second Lien Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(D) made on or after the date hereof, provided further that no such Indebtedness shall be secured by any Liens or have any obligor other than members of the AMC Group required to provide guarantees pursuant to the 2026 Second Lien Notes Indenture;

(E)          under the 2029 First Lien Notes outstanding on the Effective Date and any Permitted Refinancing thereof, provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(E) shall be permanently reduced by the par value of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such 2029 First Lien Notes) of the 2029 First Lien Notes made on or after the date hereof; provided further that such Indebtedness shall have no obligors that are not members of the AMC Group and shall only be secured by Liens on assets of members of the AMC Group;

(F)

(1)            under the Exchangeable Notes outstanding on the Effective Date and additional Exchangeable Notes in an aggregate principal amount not to exceed $50,000,000 issued in connection with Permitted Existing Debt Purchases and any Permitted Refinancing thereof, provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(F)(1) shall be permanently reduced by principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such Exchangeable Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(F)(1) made on or after the date hereof, provided further that the amount of interest that is paid-in-kind on the Exchangeable Notes shall not exceed 8.00% per annum;

98

(2)            in an aggregate outstanding principal amount not to exceed the aggregate principal amount of any Indebtedness incurred (i) on the Effective Date pursuant to Section 6.01(a)(ii)(F)(1) and (ii) pursuant to Section 6.01(a)(ii)(L) and, in each case, retired by conversion or exchange into or for Qualified Equity Interests of AMC; provided that any Indebtedness incurred pursuant to this Section 6.01(a)(ii)(F)(2), (x) shall be used only to refinance Indebtedness incurred under clauses (D), (G), (H) and (I) of this Section 6.01(a)(ii) and (y) shall be subordinated to the Loan Document Obligations in the same manner as the Exchangeable Notes or in a manner more advantageous to the Lenders, provided further that the amount of interest that is paid-in-kind on any Indebtedness incurred under this clause 6.01(a)(ii)(F)(2) shall not exceed 8.00% per annum;

(G)           under the 2025 Subordinated Notes outstanding on the Effective Date and any Permitted Refinancing thereof, provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(G) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such 2025 Subordinated Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(G) made on or after the date hereof;

(H)          under the 2026 Subordinated Dollar Notes outstanding on the Effective Date and any Permitted Refinancing thereof, provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(H) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such 2026 Subordinated Dollar Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(H) made on or after the date hereof;

(I)            under the 2027 Senior Subordinated Notes outstanding on the Effective Date and any Permitted Refinancing thereof, provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(I) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such 2027 Senior Subordinated Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(I) made on or after the date hereof;

(J)            under the Remaining Term Loans outstanding on the Effective Date; provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(J) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such Remaining Term Loans) of Indebtedness incurred under this Section 6.01(a)(ii)(J) made on or after the date hereof or the principal amount (valued at par) of any Remaining Term Loans refinanced with Indebtedness incurred under section 6.01(a)(i); provided further that such Indebtedness shall have no obligors that are not members of the AMC Group and shall not be secured by Liens on assets of members of the Muvico Group; provided further that such Indebtedness and the Liens securing such Indebtedness shall be subject to the 2024 Credit Facilities Intercreditor Agreement;

99

(K)          under the New 2029 Secured Notes outstanding on the First Amendment Effective Date (including any applicable increases in amounts due to the payment of interest in kind thereunder) and any Permitted Refinancing thereof; provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(K) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such New 2029 Secured Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(K) made on or after the date hereof;

(L)           under the New Exchangeable Notes outstanding on the First Amendment Effective Date (including any applicable increases in amounts due to the payment of interest in kind thereunder) and any additional New Exchangeable Notes in an aggregate principal amount not to exceed $15,000,000 and any Permitted Refinancing thereof (including any applicable increases in amounts due to the payment of interest in kind thereunder); provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 6.01(a)(ii)(L) shall be permanently reduced by the principal amount (valued at par) of any Debt Retirements (with such Debt Retirement being made without the proceeds of any Permitted Refinancing of such New Exchangeable Notes) of Indebtedness incurred under this Section 6.01(a)(ii)(L) made on or after the date hereof;

(iii)           Guarantees by the Borrowers and their Subsidiaries in respect of Indebtedness of any Borrower or any Subsidiary otherwise permitted hereunder; provided that

(A)          such Guarantee is otherwise permitted by Section 6.04,

(B)           no Guarantee by any Subsidiary of any Junior Financing shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guaranty, and

(C)           if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)          Indebtedness of any Borrower or of any Subsidiary owing to any other Subsidiary or any Borrower to the extent permitted by Section 6.04; provided that all such Indebtedness shall be evidenced by an intercompany note in the form attached hereto as Exhibit H; provided further that all such Indebtedness (x) of any Loan Party owing to any Subsidiary that is not a Loan Party or (y) of any Loan Party that is a member of the Muvico Group to any member of the AMC Group shall be unsecured and subordinated to the Loan Document Obligations on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit H or (B) otherwise reasonably satisfactory to the Administrative Agent (acting at the Direction of the Required Lenders);

(v)            (A)         Indebtedness (including Capital Lease Obligations and purchase money Indebtedness (including Indebtedness in respect of mortgage, industrial revenue bond, industrial development bond and similar financings)) of the Borrowers or any of their Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement; provided further that the aggregate outstanding principal amount of any such Indebtedness incurred pursuant to this Section 6.01(a)(v)(A) shall not exceed $25,000,000, and

100

(B)           any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A);

(vi)            Indebtedness in respect of Swap Agreements (other than Swap Agreements entered into for speculative purposes) solely with respect to energy related hedge agreements and currency risk that presents an actual risk to the business of the Loan Parties, as determined by the Borrowers in good faith;

(vii)         (A)          Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into any Borrower or a Subsidiary) after the date hereof as a result of a Permitted Acquisition or other Investment, or Indebtedness of any Person that is assumed by any Borrower or any Subsidiary in connection with an acquisition of assets by any Borrower or such Subsidiary in a Permitted Acquisition or Investment; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or Investment; provided, further, that on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness (I) the First Lien Leverage Ratio is equal to or less than 3.50 to 1.00 and (II) the Total Leverage Ratio is equal to or less than 5.50 to 1.00; and

(B)           any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(viii)         to the extent constituting Indebtedness, obligations under the Intercompany Agreements;

(ix)            Indebtedness representing deferred compensation to employees, consultants and independent contractors of the Borrowers and their Subsidiaries incurred in the ordinary course of business and consistent with past practices;

(x)            Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests in a Borrower (or any direct or indirect parent thereof) permitted by Section 6.08(a);

(xi)           Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in connection with the Transactions or any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii)           Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder;

(xiii)          Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business and consistent with past practices of the Borrowers and their Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrowers and their Subsidiaries);

101

(xiv)         Indebtedness of the Borrowers and their Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate outstanding principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed $30,000,000; provided, further, that any Indebtedness incurred pursuant to this clause (xiv) may only be incurred in good faith for bona fide business purposes and not for any transaction or series of transactions which is for the purpose of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors;

(xv)          Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and consistent with past practices and not for any transaction or series of transactions which is for the purpose of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors;

(xvi)         Indebtedness incurred by the Borrowers or any of their Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business and consistent with past practices, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii)        obligations in respect of performance, bid, appeal and surety bonds and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Borrowers or any of their Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business and consistent with past practices;

(xviii)       Permitted Subordinated Indebtedness; provided, that

(A)          both immediately prior to and after giving effect thereto, no Event of Default shall exist or result therefrom;

(B)           on a Pro Forma Basis after giving effect to the incurrence of such Permitted Subordinated Indebtedness the Total Leverage Ratio is equal to or less than 5.50 to 1.00; and

(C)           the cash interest expense attributable to all Permitted Subordinated Indebtedness incurred hereunder, after giving effect to such incurrence, shall not increase the aggregate cash interest expense attributable to all Permitted Subordinated Indebtedness or other subordinated Indebtedness of the Borrowers and their Subsidiaries outstanding as of the Effective Date; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(xix)         [reserved];

(xx)          Indebtedness supported by a letter of credit, bank guarantee or similar instrument permitted by this Section 6.01(a), in a principal amount not to exceed the face amount of such letter of credit, bank guarantee or such other instrument in the ordinary course of business and consistent with past practices;

(xxi)         [reserved];

(xxii)        [reserved];

(xxiii)       [reserved]

(xxiv)       [reserved];

102

(xxv)        Indebtedness of any Subsidiary that is not a Loan Party; provided that the aggregate outstanding principal amount of Indebtedness of which the primary obligor or a guarantor is a Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, $10,000,000; provided, further, that any Indebtedness incurred pursuant to this Section 6.01(a)(xxv) may only be incurred in good faith for bona fide business purposes

(xxvi)       [reserved];

(xxvii)      [reserved];

(xxviii)     (A)          Indebtedness of any Borrower or any Subsidiary Loan Party consisting of:

(i)            secured bonds, notes or debentures (which bonds, notes or debentures shall be secured by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or

(ii)            secured loans (which loans shall be secured by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations);

provided that

(w)          on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness the Total Leverage Ratio shall be less than or equal to 3.50 to 1.00,

(x)            such Indebtedness complies with the Required Additional Debt Terms, does not mature prior to the date that is 365 days after the Maturity Date and is incurred in good faith for bona fide business purposes and not for any transaction or series of transactions which is for the purpose of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors, and

(y)           a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien/Second Lien Intercreditor Agreement and/or the Muvico First Lien/Second Lien Intercreditor Agreement and/or the 2025 Notes Intercreditor, as applicable, and

(B)           any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided that any such Indebtedness incurred shall comply with the Required Additional Debt Terms; provided further that such Indebtedness will not mature prior to the date that is 365 days after the Maturity Date; provided further that the cash interest expense attributable to all Permitted Refinancing of Indebtedness incurred under this clause (xxviii)(A) after giving effect to such incurrence, shall not increase the aggregate cash interest expense attributable to all Indebtedness which is secured by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations of the Borrowers and their Subsidiaries as of the Effective Date.

(xxix)       [reserved]:

(xxx)        any Indebtedness pursuant to the Letter of Credit Facility as in effect on the date hereof; and

(xxxi)       all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above.

103

(b)            All Indebtedness owed by a Loan Party to a Subsidiary of AMC that is not a Loan Party (or any Guarantee by a Loan Party of Indebtedness owed to a Subsidiary of AMC that is not a Loan Party) shall be unsecured and subordinated to the Loan Document Obligations. All Indebtedness owed by a member of the Muvico Group to a member of the AMC Group (or any Guarantee by a member of the Muvico Group of Indebtedness owed to a member of the AMC Group) shall be unsecured and subordinated to the Loan Document Obligations.

(c)            The Borrowers will not, and will not permit any Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Top Borrower, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of any Subsidiary, preferred Equity Interests or Disqualified Equity Interests issued to and held by the Borrowers or any Subsidiary.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant.

Section 6.02          Liens. Each Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)             Liens created under the Loan Documents;

(ii)            Permitted Encumbrances;

(iii)           Liens existing on the Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 individually shall only be permitted if set forth on Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided that

(A)          such modified, replacement, renewal or extension Lien does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof, and

(B)           the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)           Liens securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(C);

(v)            Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that

(A)          such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens,

(B)          such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and

(C)          with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

104

(vi)          leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrowers and their Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vii)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(viii)        Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(ix)           Liens

(A)            on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition),

(B)             consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or

(C)             with respect to escrow deposits consisting of the proceeds of Indebtedness (and related interest and fee amounts) otherwise permitted pursuant to Section 6.01 in connection with Customary Escrow Provisions financing, and contingent on the consummation of any Investment, Disposition or Restricted Payment permitted by Section 6.04, Section 6.05 or Section 6.08;

(x)           Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary or another Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(xi)          Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Subsidiary that is not a Loan Party in favor of Subsidiary that is not a Loan Party, Liens granted by a Loan Party that is a member of the AMC Group in favor of any other Loan Party and Liens granted by a Loan Party that is a member of the Muvico Group in favor of any other Loan Party that is a member of the Muvico Group;

(xii)          Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided that

(A)           such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary,

(B)            such Lien does not extend to or cover any other assets or property (other than, with respect to such Person, any replacements of such property or assets and additions and accessions, proceeds and products thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and

105

(C)            the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xiii)        any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Borrowers or any of their Subsidiaries and rights of landlords thereunder;

(xiv)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any Borrower or any of their Subsidiaries in the ordinary course of business and consistent with past practices;

(xv)         Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Permitted Investments”;

(xvi)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and, consistent with past practices and not for speculative purposes;

(xvii)       Liens that are contractual rights of setoff

(A)            relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness,

(B)            relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and consistent with past practices of the Borrowers and their Subsidiaries or

(C)            relating to purchase orders and other agreements entered into with customers of the Borrowers or any Subsidiary in the ordinary course of business and consistent with past practices;

(xviii)      ground leases in respect of real property on which facilities owned or leased by the Borrowers or any of their Subsidiaries are located;

(xix)         Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xx)          Liens on the Collateral

(A)            securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(E), provided that such Liens shall not be on assets of members of the Muvico Group,

(B)            [reserved],

(C)            securing Indebtedness permitted pursuant to Section 6.01(a)(xxx),

(D)            securing Indebtedness permitted pursuant to Section 6.01(a)(xxviii),

106

(E)            securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(F), provided that such Liens are subordinated to the Liens securing the Secured Obligations pursuant to a First Lien/Second Lien Intercreditor Agreement (or an intercreditor agreement in substantially the same form as the First Lien/Second Lien Intercreditor Agreement) and/or the Muvico First Lien/Second Lien Intercreditor Agreement, as applicable; or

(F)             securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(J), provided that such Liens shall not be on assets of members of the Muvico Group;

(G)            securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(K); provided that such Liens on any assets of members of the Muvico Group shall be subordinated to the Liens securing the Secured Obligations pursuant to the 2025 Notes Intercreditor Agreement;

(H)            securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(L), provided that such Liens are subordinated to the Liens securing the Secured Obligations pursuant to the 2025 Notes Intercreditor Agreement;

provided that (in the case of clause (D), such Liens do not secure Consolidated First Lien Debt and the applicable holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into a First Lien/Second Lien Intercreditor Agreement and/or the Muvico First Lien/Second Lien Intercreditor Agreement, as applicable, which agreement shall provide that the Liens on the Collateral shall rank junior to the Liens on the Collateral securing the Secured Obligations;

(xxi)        other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xxi) shall not exceed the greater of $30,000,000; provided further, that any Liens under this Section 6.02(xxi) may only secure Indebtedness incurred in good faith for bona fide business purposes and not for any transaction or series of transactions which is for the purpose of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors, provided, further, that such Liens with respect to any Indebtedness for borrowed money shall rank junior to the Lien on the Collateral securing the Secured Obligations and the authorized representative thereof shall enter into or become party to a First Lien/Second Lien Intercreditor Agreement and/or the Muvico First Lien/Second Lien Intercreditor Agreement, as applicable;

(xxii)       Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder (including Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions);

(xxiii)      [reserved];

(xxiv)      (A)            receipt of progress payments and advances from customers in the ordinary course of business and consistent with past practices to the extent the same creates a Lien on the related inventory and proceeds thereof and

(B)            Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business, consistent with past practices;

107

(xxv)       Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business and consistent with past practices in accordance with applicable Requirements of Law; provided that any cash collateral provided pursuant to this Section 6.02(a)(xxv) shall not exceed $10,000,000;

(xxvi)      Liens on equipment of the Borrowers or any Subsidiary granted in the ordinary course of business and consistent with past practices to any Borrower’s or any Subsidiary’s client at which such equipment is located;

(xxvii)     security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business and consistent with past practices;

(xxviii)    [reserved];

(xxix)       (A)          Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture; and

(B)            purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrowers or any Subsidiary in joint ventures;

(xxx)        with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the title policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Collateral Agent with respect to such Mortgaged Property.

Section 6.03         Fundamental Changes; Holding Companies. The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(a)            any Subsidiary may merge, consolidate or amalgamate with (i) any Borrower; provided that such Borrower shall be the continuing or surviving Person or (ii) one or more other Subsidiaries of the Borrowers; provided that when any Subsidiary Loan Party is merging or amalgamating with another Subsidiary either (A) the continuing or surviving Person shall be a Subsidiary Loan Party or (B) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Subsidiary is permitted under Section 6.04;

(b)            any Subsidiary may liquidate or dissolve or change its legal form if the Borrowers determine in good faith that such action is in the best interests of the Borrowers and their Subsidiaries and is not materially disadvantageous to the Lenders;

(c)            any Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary or to any Borrower; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be an Investment in a Subsidiary that is not a Loan Party permitted by Section 6.04 or (C) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Subsidiary that is not a Loan Party permitted by Section 6.04;

(d)           the Borrowers may merge, amalgamate or consolidate with any other Person; provided that such Borrower shall be the continuing or surviving Person;

108

(e)            [reserved];

(f)            any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Subsidiary, which together with each of the Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(g)            [reserved]; and

(h)            any Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

Section 6.04         Investments, Loans, Advances, Guarantees and Acquisitions (a) The Borrowers will not, and will not permit any Subsidiary to, make or hold any Investment, except:

(a)            Permitted Investments at the time such Permitted Investment is made;

(b)            loans or advances to officers, directors and employees of the Borrowers and their Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in the Top Borrower (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Top Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that Investments made pursuant to clauses (i), (ii) and (iii) hereof are made in the ordinary course of business and consistent with past practices; provided further that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding at any time in reliance on clauses (i), (ii) and (iii) hereof shall not exceed $1,000,000;

(c)            Investments

(i)            by any member of the Muvico Group (x) in any member of the Muvico Group that is a Loan Party (including as a result of a Delaware LLC Division) or (y) subject to Section 6.12, in any member of the AMC Group (other than the Odeon Group) that is a Loan Party,

(ii)           by any Subsidiary that is not a Loan Party in any other Subsidiary that is also not a Loan Party,

(iii)          by any member of the AMC Group in any Loan Party; and

(iv)          by any Borrower or any Subsidiary (including as a result of a Delaware LLC Division) in the Odeon Group; provided that all such Investments are made (x) solely to fund the business operations of the Odeon Group, (y) in the ordinary course of business and consistent with past practices and (z) not for the purposes of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors;

(v)           [reserved], and

(vi)          Permitted Existing Debt Purchases.

(d)            Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practices;

109

(e)           Investments consisting of extensions of trade credit in the ordinary course of business and consistent with past practices;

(f)            Investments existing on the Effective Date and set forth on Schedule 6.04(f);

(g)           Investments in Swap Agreements permitted under Section 6.01;

(h)           promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(i)            Permitted Acquisitions; provided that, notwithstanding anything herein to the contrary, (i) any assets acquired in connection with a Permitted Acquisition shall constitute Collateral securing the Loan Document Obligations and (ii) any Subsidiary acquired in connection with a Permitted Acquisition shall become a Guarantor hereunder, in each case, in accordance with Sections 5.11 and 5.12 (but without regard, in the case of each such section, to references to Excluded Subsidiaries).

(j)            the Transactions;

(k)           Investments in the ordinary course of business and consistent with past practices consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l)            Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)           loans and advances to a Parent Entity (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to a Parent Entity (or such parent) in accordance with Section 6.08(a) and Section 6.12;

(n)           other Investments and other acquisitions, so long as at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (n) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (n) after the Effective Date (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed $17,500,000; provided that such Investment shall only be made in good faith for bona fide business purposes and not for any transaction or series of transactions which is for the purpose of materially reducing the value of the Collateral or disadvantaging the Lenders in respect of their rights as creditors relative to other creditors,

(o)           [reserved];

(p)           advances of payroll payments to employees in the ordinary course of business and consistent with past practices;

(q)           Investments and other acquisitions to the extent that payment for such Investments is made with Equity Interests of AMC; provided that (i) such amounts used pursuant to this clause (q) shall not be applied to increase any other basket hereunder, (ii) any amounts used for such an Investment or other acquisition that are not Equity Interests of AMC shall otherwise be permitted pursuant to this Section 6.04, (iii) such Equity Interests shall not be Disqualified Equity Interests and (iv) such Investment will not result in a Change in Control;

110

(r)            Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)           non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(t)            Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to Section 6.04) under Section 6.01, 6.02, 6.03, 6.05 and 6.08, respectively, in each case, other than by reference to Section 6.04;

(u)            [reserved];

(v)            contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of AMC;

(w)            to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business and consistent with past practices;

(x)            [reserved];

(y)            [reserved];

(z)            [reserved];

(aa)          [reserved];

(bb)          Investments consisting of advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable; and

(cc)          Investments consisting of refundable construction advances made with respect to the construction of motion picture exhibition theatres in the ordinary course of business and consistent with past practices.

Section 6.05         Asset Sales.

The Borrowers will not, and will not permit any Subsidiary to, (i) sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (including, in each case, pursuant to a Delaware LLC Division) (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to any Borrower or a Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a)            Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and consistent with past practices and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrowers and their Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated);

111

(b)           Dispositions of inventory and other assets in the ordinary course of business and consistent with past practices;

(c)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under Section 1031 of the Code, or any comparable or successor provision is for like property (and any boot thereon) and for use in a Similar Business;

(d)           Dispositions of property to the Borrowers or a Subsidiary (including as a result of a Delaware LLC Division);

(e)            Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08, Liens permitted by Section 6.02, in each case, other than by reference to Section 6.05;

(f)            Dispositions in connection with the Transactions;

(g)           Dispositions of Permitted Investments;

(h)           Dispositions of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i)             leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and consistent with past practices and that do not materially interfere with the business of the Borrowers and their Subsidiaries, taken as a whole;

(j)             transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)            Dispositions of property to Persons other than the Borrowers, any Subsidiary or any Affiliate thereof (including the sale or issuance of Equity Interests in a Subsidiary) not otherwise permitted under this Section 6.05; provided that

(i)            such Disposition is made for Fair Market Value and

(ii)           except in the case of a Permitted Asset Swap, with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $1,000,000, the Borrowers or a Subsidiary shall receive not less than 100% of such consideration in the form of cash; provided, however, that for the purposes of this clause (ii), any securities received by such Borrower or such Subsidiary from such transferee that are converted by such Borrower or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash;

(l)            Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)           Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Borrowers and their Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority or otherwise required by a Governmental Authority in connection with a Permitted Acquisition;

112

(n)            transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o)            Dispositions of property for Fair Market Value not otherwise permitted under this Section 6.05 having an aggregate purchase price not to exceed $5,000,000;

(p)            [reserved]; and

(q)            the unwinding of any Swap Obligations or Cash Management Obligations.

In addition, neither AMC nor any of its Subsidiaries may make any Disposition to any Affiliate thereof (other than AMC and its Subsidiaries as permitted under this Agreement).

Section 6.06         Sale Leasebacks

. No Loan Party shall, nor shall it permit any of its Subsidiaries to enter into any Sale Leaseback other than in connection with the Transactions or under the Intercompany Agreements.

Section 6.07         Negative Pledge. The Borrowers will not, and will not permit any Subsidiary to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to restrictions and conditions imposed by:

(a)           (i)            Requirements of Law,

(ii)           any Loan Document,

(iii)          [reserved],

(iv)          ~~(viii)~~          any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(ii)(F),

(v)          any documentation governing the 2029 First Lien Notes as in effect on the First Amendment Effective Date,

(vi)         any documentation governing the Indentures as in effect on the Effective Date,

(vii)        any documentation governing Indebtedness pursuant to the Odeon Indenture as in effect on the Effective Date,

(viii)       any documentation governing Indebtedness incurred pursuant to Sections 6.01(a)(xxviii) or (xxv), ~~and~~

(ix)          any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (viii) above~~;~~ ,

(x)           any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(ii)(K), and

(xi)          any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(ii)(L),

113

provided that with respect to Indebtedness referenced in (A) clause (viii) above, such restrictions shall be no materially more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and (B) clause (ix) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;

(b)           customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)           restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d)           customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)            restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;

(f)            any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrowers or any Subsidiary;

(g)           restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Subsidiary and its Subsidiaries;

(h)           restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business and consistent with past practices (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)            restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j)            customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.02 and applicable solely to such joint venture and entered into in the ordinary course of business and consistent with past practices; and

(k)           customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrowers have determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrowers and their Subsidiaries to meet their ongoing obligations.

Section 6.08          Restricted Payments; Certain Payments of Indebtedness.

(a)            The Borrowers will not, and will not permit any Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:

(i)            the Borrowers and each Subsidiary may make Restricted Payments to the Borrowers or any other Subsidiary that is a Loan Party; provided that in the case of any such Restricted Payment by a Subsidiary that is not a wholly-owned Subsidiary of a Borrower, such Restricted Payment is made to such Borrower, any Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

114

(ii)            Restricted Payments to satisfy appraisal or other dissenters’ rights, pursuant to or in connection with a consolidation, amalgamation, merger, transfer of assets or acquisition that complies with Section 6.03 or Section 6.04;

(iii)          any Subsidiary that is not a Loan Party may make Restricted Payments to the Borrowers or any Subsidiary;

(iv)          AMC may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of AMC;

(v)           repurchases of Equity Interests in AMC (or Restricted Payments by AMC to allow repurchases of Equity Interest in any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interest;

(vi)          Restricted Payments to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock units or stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of the Top Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective Affiliates, spouses, former spouses, other Permitted Transferees, successors, executors, administrators, heirs, legatees or distributees) of the Top Borrower (or any direct or indirect parent thereof) and their Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, profits interest, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that such Equity Interests cannot be sold at any time on any national stock exchange or equivalent, provided further that, except with respect to non-discretionary repurchases, the aggregate amount of Restricted Payments permitted by this clause (vi) after the Effective Date, together with the aggregate amount of loans and advances made pursuant to Section 6.04(m) in lieu thereof, shall not exceed $1,000,000;

(vii)         Restricted Payments in cash in lieu of payments required pursuant to the Intercompany Agreements;

(viii)        in addition to the foregoing Restricted Payments, the Borrowers may make additional Restricted Payments, in an aggregate amount, when taken together with the aggregate amount of loans and advances to a Parent Entity made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (viii), not to exceed an amount at the time of making any such Restricted Payment and together with any other Restricted Payment made utilizing this clause (viii) after the Effective Date not to exceed $2,000,000;

(ix)           redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

115

(x)           (a)          payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units and

(b)           payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;

(xi)          the Borrowers may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii)         [reserved]; and

(xiii)        payments made or expected to be made by the Borrowers or any Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates, Immediate Family Members or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes.

(b)           The Borrowers will not, and will not permit any Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, except:

(i)            payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii)           refinancings of Junior Financing with proceeds of other Junior Financing permitted to be incurred under Section 6.01;

(iii)          (x) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of AMC or any of its direct or indirect parent companies~~;~~ or (y) repayments, redemptions, purchases, defeasances and other payments of Junior Financing from the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of AMC or any of its direct or indirect parent companies, the proceeds of which are used to concurrently finance such repayment, redemption, purchase, defeasance or other payment;

(iv)          prepayments, redemptions, purchases, defeasances and other payments or conversions or exchanges in cash or otherwise in respect of Junior Financings prior to their scheduled maturity to the extent such Junior Financings are set forth on Schedule 6.08(b);

(v)          Permitted Existing Debt Purchases; ~~and~~

(vi)          in connection with the consummation of the Transactions~~.~~ ; and

116

(vii)        prepayments, redemptions, purchases, defeasances and other payments or conversions or exchanges in respect of the Exchangeable Notes in connection with the issuance of the New Exchangeable Notes on the First Amendment Effective Date.

(c)            The Borrowers will not, and will not permit any Subsidiary to, amend or modify any documentation governing any Junior Financing and/or any documentation governing the 2029 First Lien Notes or any Permitted Refinancing thereof, in each case if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

(d)            The Borrowers will not, and will not permit any Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the 2029 First Lien Notes or any Permitted Refinancing thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the 2029 First Lien Notes or any Permitted Refinancing thereof, except:

(i)            payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of 2029 First Lien Notes;

(ii)           refinancings of 2029 First Lien Notes with any Permitted Refinancing thereof permitted to be incurred under Section 6.01; ~~and~~

(iii)          (x) the conversion or exchange of 2029 First Lien Notes to Equity Interests (other than Disqualified Equity Interests) of AMC or any of its direct or indirect parent companies or (y) repayments, redemptions, purchases, defeasances and other payments of 2029 First Lien Notes from the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of AMC or any of its direct or indirect parent companies, the proceeds of which are used to concurrently finance such repayment, redemption, purchase, defeasance or other payment~~.~~; and

(iv)          prepayments, redemptions, purchases, defeasances and other payments or conversions or exchanges in respect of the 2029 First Lien Notes in connection with the issuance of the New 2029 Secured Notes on the First Amendment Effective Date.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

Section 6.09          Transactions with Affiliates. The Borrowers will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions respect thereto with, any of its Affiliates, except:

(i)            (A) transactions among members of the AMC Group, (B) transactions among members of the Muvico Group and (C) transactions or series of related transactions involving aggregate payments or consideration of less than $2,500,000; provided that no series or pattern of similar transactions pursuant to this clause (i)(C) shall exceed, in the aggregate, at any time, payments or consideration of $10,000,000;

(ii)            on terms substantially as favorable to the Borrowers or such Subsidiary as would be obtainable by the Borrowers or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

117

(iii)          the Transactions and the payment of fees and expenses related to the Transactions;

(iv)          issuances of Equity Interests of AMC to the extent otherwise permitted by this Agreement;

(v)          employment and severance arrangements (including salary or guaranteed payments and bonuses) between the Borrowers and the Subsidiaries and their respective officers and employees in the ordinary course of business and consistent with past practices or otherwise in connection with the Transactions;

(vi)          payments by the Borrowers and the Subsidiaries pursuant to tax sharing agreements among the Borrowers and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrowers and the Subsidiaries, to the extent payments are permitted by Section 6.08;

(vii)         the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of a Parent Entity (or any direct or indirect parent company thereof), the Borrowers and the Subsidiaries in the ordinary course of business and consistent with past practices to the extent attributable to the ownership or operation of the Borrowers and the Subsidiaries;

(viii)        transactions pursuant to any agreement or arrangement in effect as of the Effective Date and set forth on Schedule 6.09, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Effective Date as determined by the Borrowers in good faith);

(ix)           Restricted Payments permitted under Section 6.08 (or Investments made in lieu thereof pursuant to Section 6.04(m));

(x)            customary payments by the Borrowers and any of the Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings) and any subsequent transaction or exit fee, which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such Person in good faith;

(xi)            the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of AMC to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of AMC, any of the Subsidiaries or any direct or indirect parent thereof;

(xii)         transactions contemplated by, and permitted under, the Intercompany Agreements;

(xiii)        [reserved];

(xiv)        [reserved]; and

(xv)         loans, Investments and other transactions by the Borrowers and its Subsidiaries to the extent permitted under Article VI.

~~(xvi)~~

118

Section 6.10         [Reserved].

Section 6.11         Designation of Senior Debt. The Borrowers shall not, nor permit any of their Subsidiaries to, designate any Indebtedness, other than the Loan Document Obligations as “Designated Senior Indebtedness” (or any comparable term enabling the holders thereof to issue payment blockages and exercise other remedies in connection therewith or related thereto) under and as defined in the Indentures and any documentation with respect to any other subordinated Indebtedness of the Borrowers and each of their Subsidiaries.

Section 6.12         Certain Covenants.

(a)           (i) The Borrowers shall not, nor permit any of their Subsidiaries to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any person other than (A) in the case of any Material Property owned by any member of the AMC Group, any Loan Party that is a member of the AMC Group or the Muvico Group, or (B) in the case of any Material Property owned by any member of the Muvico Group, any Loan Party that is a member of the Muvico Group, in each case, other than the grant of a non-exclusive license of intellectual property on arm’s length (i.e. market) terms and economics to any Subsidiary in the ordinary course of business for a bona fide business purpose, (ii) no non-Loan Party shall own or hold an exclusive license to any Material Property, (iii) Odeon Holdco shall not sell, transfer or otherwise dispose of any Capital Stock issued by Odeon (except pursuant to the Odeon Share Pledge), and (iv) no Person other than Odeon Holdco or a wholly-owned subsidiary thereof may be a lender of any portion of the Odeon-AMC Notes; provided, that notwithstanding the foregoing, (x) the Transactions shall be permitted in all respects and (y) the Odeon-AMC Notes may be cancelled or terminated.

(b)            The Borrowers shall not, nor permit any of their Subsidiaries to, form or acquire any Subsidiary after the Effective Date that is an Excluded Subsidiary (other than a member of the Odeon Group) or permit any Loan Party to become an Excluded Subsidiary.

(c)            Notwithstanding anything herein to the contrary, no member of the Muvico Group shall transfer (including by Investment or Restricted Payment), sell, assign or otherwise effect a Disposition of any asset or property that is not cash to any member of the AMC Group or the Odeon Group other than licenses of Intellectual Property as contemplated by, and permitted under, the Intercompany Agreements.

(d)            Any premium, fee or other amount other than principal and interest due to the holders of Exchangeable Notes or other Indebtedness incurred under Section 6.01(a)(ii)(F) upon the redemption, repurchase, repayment or conversion thereof shall be paid in Qualified Equity Interests of AMC; provided, that notwithstanding the foregoing, to the extent that (a) any event of default under the Exchangeable Notes Indenture is continuing or (b) issuance of Qualified Equity Interests of AMC is not permissible or possible due to any regulatory or legal limitation, in either case, any such premium, fee or other amount may be paid in cash.

(e)            Muvico shall (and shall cause the other Muvico Group members to):

(i)            enforce their rights under the Intercompany Agreements against the applicable counterparties in a timely and diligent manner;

(ii)            establish one or more concentration or collection accounts at the banking or financial institution of Muvico or a Subsidiary of Muvico (subject to Control Agreement (as defined in the Pledge and Security Agreement) (other than with respect to Excluded Accounts)) by no later than the date required by Section 5.14 (or such later date reasonably agreed by the Required Lenders) into which amounts earned, to the extent not otherwise distributed or otherwise disposed of in compliance with the terms of this Agreement, by any Muvico Group member under any Intercompany Agreement or from a third party or otherwise are deposited as earned;

119

(iii)          observe in all material respects all corporate formalities;

(iv)          maintain separate books and accounts for the Muvico Group members, including appropriate recording of amounts owing to the Muvico Group members under the Intercompany Agreements or from third parties and distributions made (or deemed made) by Muvico Group members to their parent entities; and

(v)           maintain the assets of Muvico and its Subsidiaries separately from the assets of any Person (other than the Muvico Group), except as contemplated by and permitted under the Intercompany Agreements.

(f)            Muvico shall (and shall cause the other Muvico Group members to): (i) comply in all material respects with the Intercompany Agreements, (ii) cause each Intercompany Agreement to remain at all times in full force and effect, (iii) not (A) permit any Intercompany Agreement to be amended, modified, supplemented or otherwise changed or (B) waive the rights of the Muvico Group members or the obligations of the counterparties under any Intercompany Agreement, in the case of this clause (iii), in any manner material and adverse to the Lenders, in their capacity as such (it being understood that any such amendment, modification, supplement or change that would materially and adversely affect any express economic terms under or materially and adversely affect any economic benefit of any member of the Muvico Group provided under any Intercompany Agreement shall be deemed to be material and adverse), provided, however, that the Intercompany Agreements may be amended, modified, supplemented or otherwise changed as may be required by law or applicable regulations, and (iv) enforce all applicable terms and provisions under the Intercompany Agreements in all respects against the applicable counterparties in a timely and diligent manner.

(g)            AMC shall (and shall cause and each of its Subsidiaries (other than the Muvico Group members) party to the Intercompany Agreements to) (i) comply in all material respects with the Intercompany Agreements, (ii) cause each Intercompany Agreement, the Odeon Holdco Intercompany Loan and the Odeon Share Pledge to remain at all times in full force and effect and (iii) not permit any Intercompany Agreement to be amended, modified, supplemented or otherwise changed in any manner material and adverse to the Lenders in their capacity as such; provided, however, that the Intercompany Agreements may be amended, modified, supplemented or otherwise changed as may be required by law or applicable regulations.

(h)           AMC shall not, and shall not permit any of its Subsidiaries to, amend, modify or change in any manner that is material and adverse to the interests of the Lenders any term or condition of any of their Organizational Documents, it being understood and agreed that any amendment, modification or change to the Organizational Documents of the Muvico Group members permitting the termination of or any amendment (other than amendments permitted under this Section 6.12) to any Intercompany Agreement in violation of the Loan Documents shall be deemed material and adverse.

(i)            AMC shall not, and shall not permit any of its Subsidiaries to, amend, modify or change, or take any action in respect of (including as part of any refunding, replacement, substitution, restructuring or other refinancing thereof), the Existing Credit Agreement, the 2029 First Lien Notes Indenture or any documents governing Existing Subordinated Indebtedness (other than pursuant to the Transactions):

(i)            in any manner that impacts the maturity, subordination, ranking or intercreditor provisions contained therein in a manner that is material and adverse to the interests of the Lenders; or

(ii)           to designate any Muvico Group member as a “restricted subsidiary” (or equivalent term) thereunder.

120

Section 6.13         Cash Hoarding.

(a)            By July 31, 2024, the AMC Group will in good faith transfer an amount of Available Cash to the Muvico Group required for the Muvico Group to operate in the ordinary course of business; provided that in any event the amount of Available Cash transferred to the Muvico Group shall be no less than total Available Cash of AMC and its consolidated Subsidiaries less $390,000,000, and as of the Effective Date the Muvico Group will have at least $58,500,000 of Available Cash.

(b)            The Muvico Group may only transfer cash or Permitted Investments to the AMC Group or the Odeon Group if (i) such transfer is made in good faith to pay operating and/or capital costs or cash expenses in the ordinary course of business consistent with past practices (and such transaction is not intended to materially reduce the value of the Collateral (provided that, for the avoidance of doubt, Investments in the Odeon Group otherwise made in compliance with this Agreement, as in effect on the Effective Date, (including Section 6.04) are not deemed to reduce the material value of the Collateral) or disadvantage the Lenders in respect of their rights as creditors relative to other creditors) and (ii) to the Top Borrower’s knowledge the total amount of Available Cash after giving pro forma effect to any such transfer shall not exceed (x) $240,000,000 for the AMC Group (other than the Odeon Group) or (y) $150,000,000 for the Odeon Group.

(c)            As of the last day of each calendar month, commencing with the calendar month ending July 31, 2024, the Borrowers shall not permit Available Cash to exceed (i) $240,000,000 for the AMC Group (other than the Odeon Group) or (ii) $150,000,000 for the Odeon Group.

(d)            The Muvico Group shall not intentionally or knowingly make transfers resulting in the levels set forth in Section 6.13(c) being exceeded on any date.

(e)            Notwithstanding anything to the contrary contained herein, if the Borrowers are not in compliance with Section 6.13(c) as of the last day of any calendar month (except due to the application of Section 6.13(h)), then the Borrowers shall cause (i) the AMC Group (other than the Odeon Group) to have no more than $240,000,000 of Available Cash and (ii) the Odeon Group to have no more than $150,000,000 of Available Cash, in each case within three (3) Business Days of the date that the certification described in Section 5.01(h) is delivered (or required to be delivered), and if the Borrowers shall then be in compliance with the requirements of Section 6.13(c), the Borrowers shall be deemed to have satisfied the requirements of Section 6.13(c) as of the last day of the prior calendar month with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.13(c) that had occurred shall be deemed cured for the purposes of this Agreement.

(f)            If a Bi-Monthly Testing Event occurs, then the Borrowers shall cause (i) the AMC Group (other than the Odeon Group) to have no more than $240,000,000 of Available Cash and (ii) the Odeon Group to have no more than $150,000,000 of Available Cash, in each case, as of the 15th calendar day (or the immediately succeeding Business Day if such date is not a Business Day) of the applicable calendar month ending immediately after such Bi-Monthly Testing Event.

(g)            Investments after the Effective Date (x) may not be made in the Odeon Group by the AMC Group and (y) to the extent permitted under all applicable documentation governing any Material Indebtedness, in the Odeon Group by any member of the Muvico Group shall be in the form of intercompany Indebtedness; provided, that, notwithstanding anything to the contrary herein, to the extent that any such Investments (i) are not permitted to be made in the Odeon Group by the Muvico Group pursuant to the terms of any Material Indebtedness as in effect on the Effective Date (or pursuant to terms of Material Indebtedness no more restrictive than Material Indebtedness in effect on the Effective Date), or (ii) are only permitted under the terms of such Material Indebtedness by requiring any member of the Odeon Group to utilize any “credit facilities” and/or general indebtedness baskets which are also available to the AMC Group such that the amount of indebtedness that the AMC Group is thereafter able to incur under the terms of such Material Indebtedness is in the aggregate less than the amount of indebtedness that the AMC Group is then able to incur under Sections 6.01(a)(xiv) or (xxv) under this Agreement, then in either case, the foregoing clause (x) shall not restrict Investments in the Odeon Group by the AMC Group in the form of either (x) Investments in Qualified Equity Interests of Odeon Holdco or (y) loans to Odeon Holdco that are unsecured and subordinated in right of payment to the Odeon Holdco Intercompany Loan.

121

(h)            Notwithstanding the foregoing, no transfers of cash or Permitted Investments shall be required to comply with this Section 6.13 to the extent that any transfer would result in a default under any Material Indebtedness of AMC or its Subsidiaries outstanding on the Effective Date or would result in material adverse tax or regulatory consequence in connection with repatriation of cash or Permitted Investments.

Article VII

EVENTS OF DEFAULT

Section 7.01          Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a)            any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)            any Loan Party shall fail to pay any interest on any Loan, or any reimbursement obligation in respect of any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of any Borrower or any of the Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)            any Borrower or any of the Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of the Borrower) or 5.14 or in Article VI; provided, that, any Event of Default under Section 6.13(c) is subject to cure as provided in Section 6.13(e) and an Event of Default with respect to such Section shall not occur until the expiration of the 3rd Business Day after the date on which the Borrowers or any of their Subsidiaries have knowledge of such Event of Default;

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days (or 15 days in the case of any covenant, condition or agreement contained in Section 5.01) after notice thereof from the Administrative Agent to the Borrower;

(f)            any Borrower or any of the Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, including Indebtedness pursuant to the Existing Credit Agreement, the Indentures and the Odeon Notes, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)            any event or condition occurs that results in any Material Indebtedness, including Indebtedness pursuant to the Existing Credit Agreement, the Indentures and the Odeon Notes becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness (or Indebtedness pursuant to the Existing Credit Agreement, the Indentures or holders of the Odeon Notes) or any trustee or agent on its or their behalf to cause any Material Indebtedness, including Indebtedness pursuant to the Existing Credit Agreement, the Indentures and the Odeon Notes, to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to

122

(i)            secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement),

(ii)           termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) or

(iii)          any breach or default that is (I) remedied by the applicable Borrower or the applicable Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking

(i)            liquidation, court protection, reorganization or other relief in respect of any Borrower or any Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or

(ii)           the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            any Borrower or any Subsidiary shall

(i)            voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

(ii)           consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section,

(iii)          apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a material part of its assets,

(iv)          file an answer admitting the material allegations of a petition filed against it in any such proceeding or

(v)           make a general assignment for the benefit of creditors;

(j)            one or more enforceable judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against any Borrower, any of the Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrowers and their Subsidiaries, taken as a whole, to enforce any such judgment;

123

(k)            (i)           an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or

(ii)           any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l)             to the extent unremedied for a period of 10 Business Days (in respect of a default under clause (x) only), any Lien purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, except

(i)            as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents,

(ii)           as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements,

(iii)          as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or

(iv)          as a result of acts or omissions of the Collateral Agent, the Administrative Agent or any Lender;

(m)           any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n)            any Guarantees of the Loan Document Obligations by any Borrower or any Subsidiary Loan Party pursuant to the Guaranty shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o)            a Change in Control shall occur; or

(p)            any of the Loan Document Obligations shall cease to be “Senior Indebtedness,” “Senior Secured Financing” or “Designated Senior Indebtedness” (or any comparable term) under and as defined in the Indentures and any documentation with respect to any other Material Indebtedness that is subordinated Indebtedness incurred pursuant to Section 6.01(a)(xviii);

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:

(i)            terminate the applicable Commitments, and thereupon the Commitments shall terminate immediately,

(ii)           declare the applicable Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately and

124

(iii)          [reserved],

in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to any Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Notwithstanding anything in this Agreement to the contrary, each Lender and the Administrative Agent hereby acknowledge and agree that a restatement of historical financial statements shall not result in a Default hereunder (whether pursuant to Section 7.01(c) as it relates to a representation made with respect to such financial statements (including any interim unaudited financial statements) or pursuant to Section 7.01(d) as it relates to delivery requirements for financial statements pursuant to Section 5.01) to the extent that such restatement does not reveal any material adverse difference in the financial condition, results of operations or cash flows of the Borrowers and their Subsidiaries in the previously reported information from actual results reflected in such restatement for any relevant prior period.

Without limited the generality of the foregoing in this Section 7.01, it is understood and agreed that if the Loan Document Obligations are accelerated as a result of an Event of Default (including, but not limited to any event with respect to the any Borrower described in paragraph (h) or (i) of this Article or upon the occurrence or commencement of any bankruptcy or insolvency proceeding or other event pursuant to the Bankruptcy Code or other applicable law for the relief of debtors (including the acceleration of claims by operation of law)), the Loan Document Obligations that become due and payable shall include the premium (if any) above par, including the Make-Whole Amount and the Prepayment Premium, that would have been due on such date if the Term Loans were optionally prepaid pursuant to Section 2.11(a) on such date or, if applicable, repaid on the Maturity Date (any such premium, the “Applicable Premium”), which shall become immediately due and payable by the Borrowers and the other Loan Parties and shall constitute part of the Loan Document Obligations as if the Term Loans were being optionally redeemed or repaid as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a good faith reasonable estimate and calculation of each Lender’s lost profits and/or actual damages as a result thereof. The Applicable Premium (if any) shall also be automatically and immediately due and payable if the Loan Document Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure, or by any other means in connection with an Event of Default described in the preceding sentence or are reinstated, including without limitation, under a plan of reorganization or similar manner in any bankruptcy, insolvency or similar proceeding. The Applicable Premium (if any) payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early repayment or prepayment of the Term Loans (and not unmatured interest or a penalty) and the Borrowers and other Loan Parties agree that it is reasonable under the circumstances currently existing. EACH OF THE BORROWERS AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Borrowers and the other Loan Parties expressly agree (to the fullest extent they may lawfully do so) that: (A) the Applicable Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall each be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between Lenders, the Borrowers and the other Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) any such Loan Party shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Applicable Premium or any similar or comparable prepayment fee, and such Loan Party shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Applicable Premium, and (E) the Borrower and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Borrower and the other Loan Parties expressly acknowledge that its agreement to pay or guarantee the payment of the Applicable Premium to the Lenders as herein described are individually and collectively a material inducement to Lenders to make available (or be deemed to make available) the Loans hereunder.

125

Section 7.02         [Reserved].

Section 7.03         Application of Proceeds. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Collateral Agent in accordance with Section 4.02 of the Pledge and Security Agreement and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Pledge and Security Agreement and/or the similar provisions in the other Security Documents.

Article VIII

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 8.01         Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints Wilmington Savings Fund Society, FSB to serve as Administrative Agent and Collateral Agent under the Loan Documents, and authorizes the Administrative Agent and Collateral Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Resignation and Collateral and Guaranty Matters) are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and none of the Borrowers or any other Loan Party shall have any rights as a third party beneficiary of any such provision. The use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Collateral Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including the second paragraph of Section 9.03), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. In furtherance of the foregoing, the Collateral Agent shall have all of the rights, privileges, immunities and indemnities of the Administrative Agent for such purposes, and all references in this Article VIII to the Administrative Agent shall include the Collateral Agent for such purpose. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent and the Collateral Agent to (i) subject to Section 8.10, execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) subject to Sections 8.09 and 9.02, negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, acting at the Direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

126

Section 8.02         Rights as a Lender.

Each Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as the Administrative Agent hereunder in its individual capacity. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03         Exculpatory Provisions.

The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a)            Shall not have or be deemed to have any fiduciary relationship with any Lender or any other Person, and no implied duties, covenants, functions, responsibilities, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may (i) expose such Agent to liability or that is contrary to any Loan Document or applicable law or (ii) be in violation of the automatic stay under any debtor relief law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law;

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent or any of their respective Related Parties in any capacity;

(d)            shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 6.04 or (ii) in the absence of its own gross negligence or willful misconduct (the absence of which shall be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment); provided that any action or inaction taken at the Direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith to be necessary) shall not be deemed gross negligence or willful misconduct;

127

(e)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent;

(f)            shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder or under any other Loan Document;

(g)           shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or Governmental Authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(h)           shall not be liable for any action omitted to be taken by it by reason of the lack of direction or instruction for such action (including, without limitation, for refusing to exercise discretion or for withholding its consent in the absence of receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instructions to exercise such direction or grant such consent from any such Lender, as applicable). The Administrative Agent shall have no liability for any failure, inability or unwillingness on the part of any Lender or Credit Party to provide accurate and complete information on a timely basis to the Administrative Agent, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall not have any liability for any inaccuracy or error in the performance or observance on such the Administrative Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof;

(i)            shall not be responsible or have any obligation for (i) perfecting, maintaining, monitoring, preserving or protecting any security interest or Lien granted under this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing of financing statements, notices, instruments, documents, agreements, consents or other papers necessary to (1) create, preserve, perfect or validate any security interest granted to the Collateral Agent pursuant to any Loan Document or (2) enable the Collateral Agent to exercise and enforce its rights under any Loan Document, or (iii) providing, maintaining, monitoring or preserving insurance on (including any flood insurance policies or for determining whether any flood insurance policies are or should be obtained in respect of the Collateral, which each Lender shall be solely responsible for), or the payment of taxes with respect to, any of the Collateral;

(j)            shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance by any Person with the provisions of this Agreement relating to Affiliated Lenders or Debt Fund Affiliates;

(k)            shall not be liable to the Lenders for any apportionment or distribution of payments made by it to such Lenders in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover pro rata from the other Lenders any payment equal to the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them);

128

(l)            shall not be obligated to calculate or confirm the calculations of any financial covenants or ratios set forth herein or the other Loan Documents or in any of the financial statements of the Loan Parties;

(m)           shall not have any obligation to monitor whether any amendment or waiver to any Loan Document has properly become effective or is permitted hereunder or thereunder except to the extent expressly agreed to by such Agent in such amendment or waiver; and

(n)           For purposes of clarity, and without limiting any rights, protections, immunities or indemnities afforded to either Agent hereunder (including without limitation this Section 8.03), phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” and phrases of similar import that authorize and permit the Administrative Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Administrative Agent receiving written direction from the Required Lenders (or such other number or percentage of the Lenders as expressly required hereunder or under the other Credit Documents) to take such action or to exercise such rights.

The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default and stating that such notice is a “notice of default” is received by the Administrative Agent from the Borrowers or a Lender.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or Subsequent Exchange Term Loan Documents, pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Section 8.04          Reliance by the Agents.

The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as may be required by any Loan Document in any instance) as it deems appropriate and, if it so reasonably requests, confirmation from the Lenders of their obligation to indemnify it against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

129

Section 8.05          Delegation of Duties.

The Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII (and the indemnification provisions of Section 9.03) shall apply to any such sub-agent and to the Related Parties of each of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and the Collateral Agent, as applicable. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent and the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06          Resignation of Agents.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders and the Borrowers. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrowers’ consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”).

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable)

(1)            the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and

130

(2)            except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07         Non-Reliance on Agents and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08         No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Administrative Agent or Collateral Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, or Collateral Agent or a Lender hereunder.

Section 8.09         Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any debtor relief law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

131

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver and manager, interim receiver, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 8.10         Collateral and Guaranty Matters.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Each Lender party to this Agreement hereby appoints the Administrative Agent and Collateral Agent to act as its agent under and in connection with the relevant Security Documents.

Section 8.11         [Reserved].

Section 8.12         Erroneous Payments.

(a)            Each Lender hereby agrees that if the Administrative Agent notifies a Lender or Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Erroneous Payment Recipient”) in writing that the Administrative Agent has determined in its reasonable discretion that the Administrative Agent or its Affiliates mistakenly transmitted funds to such Erroneous Payment Recipient, as a result of a clerical, mechanical, technological or other error, whether or not known to such Erroneous Payment Recipient (any such funds, whether as a payment, prepayment or repayment of principal, interest, fees or otherwise, individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment Recipient shall make commercially reasonable efforts to promptly return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a written demand was made, in same day funds (in the currency so received). A notice from the Administrative Agent to any Lender under this Section 8.12(a) shall set forth the facts and circumstances resulting in such Erroneous Payment; provided that the Administrative Agent shall not make any demand under this Section 8.12(a) unless the notice described herein is delivered within 90 days after the making of the applicable Erroneous Payment.

132

(b)            Without limiting the immediately preceding clause (a), each Lender or Secured Party hereby further agrees that if it (or an Erroneous Payment Recipient on its behalf) receives a payment from the Administrative Agent (x) in a different amount or on a different date than the amount or date specified in a notice of payment sent by the Administrative Agent with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent, or (z) that such Lender or Secured Party (or Erroneous Payment Recipient on its behalf) otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case, such Lender or Secured Party shall presume that an error has been made (absent written confirmation from the Administrative Agent) and shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b).

(c)            Each Erroneous Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any amounts at any time owing to such Erroneous Payment Recipient under any Loan Document against any amount due to the Administrative Agent under the preceding clause (a).

(d)            The Borrowers and each other Loan Party hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Erroneous Payment Recipient (and without limiting the Administrative Agent’s rights and remedies under this Section 8.12), the Administrative Agent shall be subrogated to all the rights of such Erroneous Payment Recipient with respect to such amount (such rights, the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party. If the amount of any Erroneous Payment is subsequently recovered by the Administrative Agent or its Affiliates, the Administrative Agent or such Affiliate shall return to the applicable Erroneous Payment Recipient either (x) the Loans acquired pursuant to this clause (d) or (y) if applicable, the proceeds of such Loans. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming or being deemed to be a Lender hereunder or the holder of any Loans hereunder.

(e)            In addition to any rights and remedies of the Administrative Agent provided by law, the Administrative Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 8.12 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or any Affiliate, branch or agency thereof to or for the credit or the account of such Lender. The Administrative Agent agrees to promptly notify the Lender after any such setoff and application made by the Administrative Agent; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(f)            Each party’s obligations under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

133

Article IX

MISCELLANEOUS

Section 9.01          Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows:

(a)            If to the Borrowers, to:

AMC Entertainment Holdings, Inc
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Fax: (816) 480-4700
Email: kconnor@amctheatres.com

Muvico LLC
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Fax: (816) 480-4700
Email: kconnor@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            If to the Administrative Agent, to:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, DE 19801
Attn: Patrick Healy
Email: phealy@wsfsbank.com

With a copy to:

ArentFox Schiff LLP
1301 Avenue of the Americas, 42nd Floor
New York, NY 10019
Attention: Jeffrey Gleit
Email: jeffrey.gleit@afslaw.com

(c)           [Reserved]; and

(d)           If to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

134

The Borrowers may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to the Borrowers and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent. Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DE-FINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or any of its Related Parties, as applicable.

The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02          Waivers; Amendments.

(a)            No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

135

(b)           Except as expressly provided herein, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall

(i)            increase the Commitment of any Lender (other than with respect to any Subsequent Exchange Term Loan Facility pursuant to Section 2.20 in respect of which such Lender has agreed to be a Subsequent Exchange Term Loan Lender) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender),

(ii)           reduce the principal amount of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay default interest pursuant to Section 2.13(c),

(iii)          postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Loan under Section 2.10, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby),

(iv)          change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby,

(v)           lower the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be),

(vi)         (A) release all or substantially all the value of the Guarantees under the Guaranty (except as expressly provided in the Loan Documents) without the written consent of each Lender or (B) amend modify, terminate or waive the last paragraph of Section 9.15 without the written consent of each Lender,

(vii)         release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Loan Documents),

(viii)        change the currency in which any Loan is denominated, without the written consent of each Lender directly affected thereby,

136

(ix)          change (A) any of the provisions of Section 7.03, or Section 4.02 of the Pledge and Security Agreement and/or the similar “waterfall” provisions in the other Security Documents referred to therein or (B) Section 2.18(c), in each case without the written consent of each Lender,

(x)           (A) amend modify, terminate or waive Section 6.01(b) without the written consent of each Lender or (B) permit the issuance or incurrence of any Indebtedness (including, for the avoidance of doubt any “debtor-in-possession” facility pursuant to Section 364 of the Bankruptcy Code (or similar financing under applicable law) and no Lender or the Agent shall consent to the incurrence of such facility) with respect to which all or any portion of the Loan Document Obligations would be subordinated in right of payment or Liens on all or substantially all of the Collateral securing the Loan Document Obligations would be subordinated (any such other Indebtedness to which the Obligations are subordinated in right of payment or such Liens securing any of the Obligations are subordinated, “Specified Indebtedness”), unless each Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the principal amount of Obligations held by each Lender that are adversely affected thereby) of the Specified Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Specified Indebtedness and to the extent such adversely affected Lender decides to participate in the Specified Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Specified Indebtedness afforded to the providers of the Specified Indebtedness (or any of their Affiliates) in connection with providing the Specified Indebtedness without the written consent of each Lender; provided, that, for the avoidance of doubt, any such opportunity (including any fees (other than bona fide backstop fees) available prior to closing thereof) may be provided in connection with a post-closing syndication of the Specified Indebtedness;

(xi)          amend, modify or waive any provision of the Loan Documents in a manner that would permit any Subsidiary to be designated as an “Unrestricted Subsidiary” or permit the transfer of any assets (including by Disposition, Investment or Restricted Payments) to “Unrestricted Subsidiaries” or otherwise permit the creation or existence of, or transfer of any assets (including by Disposition, Investment or Restricted Payments) to, a Subsidiary otherwise not subject to the provisions of the Credit Documents (it being acknowledged that no Subsidiary is an “Unrestricted Subsidiary” hereunder as of the Effective Date) without the written consent of each Lender;

(xii)         amend, modify or waive any provision of Section 6.12 without the written consent of each Lender;

(xiii)        to the extent not otherwise permitted by this Agreement as of the Effective Date, authorize additional Indebtedness that would be issued under the Loan Documents for the purpose of influencing voting thresholds without the written consent of each Lender;

(xiv)        amend, modify or waive any provision of the Loan Documents to allow for purchases of any Loans (by open market purchase or through other assignments) by the Borrowers or any of their Subsidiaries or other Affiliates or make Discounted Term Loan Prepayments or other “Dutch Auction” prepayments or repurchases other than for cash consideration without the written consent of each Lender;

(xv)         amend, modify or waive any provision of any Loan Document in a manner that would be disproportionately adverse to any Lender vis-à-vis any other Lender without the written consent of each Lender;

137

(xvi)        permit the receipt by the Borrowers or any of their Subsidiaries of any non-cash consideration (or any consideration deemed to be cash consideration) except as permitted under this Agreement as of the Effective Date without the consent of each Lender;

(xvii)       amend, modify or waive the definitions of “Maturity Date” and “Springing Maturity Date Condition” without the written consent of each Lender;

(xviii)      amend, modify, terminate or waive the definition of “Ratings Trigger Period” and/or Section 2.13(b) without the written consent of each Lender;

provided, further, that

(A)            no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or Collateral Agent, as the case may be, including, without limitation, any amendment of this Section,

(B)            any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, error, defect or inconsistency and

(C)            any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Borrowers, the Administrative Agent and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding the foregoing,

(a)           subject to subsection (b) above (including clause (xiii) thereof), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion,

(b)           this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and the Borrowers or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Collateral Agent, in each case required to create in favor of the Collateral Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with the Borrowers hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request) and

138

(c)           upon notice thereof by the Borrowers to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant or other covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent without the need to obtain the consent of any Lender to include any such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

(d)           In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, the Borrowers may, at their sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that

(c)           the Borrowers shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld,

(d)           such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)), payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and

(e)            unless waived, the Borrowers or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(f)            [Reserved].

(g)           [Reserved].

(h)            Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement in a form substantially consistent with Exhibit E or Exhibit F hereto.

(i)            For the avoidance of doubt, the definition of Required Lenders shall be calculated on a Pro Forma Basis in accordance with Section 1.04; provided that any waiver, amendment or modification obtained on such basis (i) will not become operative until substantially contemporaneously with the incurrence of such Indebtedness, (ii) is not required in order to avoid a covenant Default and (iii) does not affect the rights or duties under this Agreement of Lenders holding Loans or Commitments of any then outstanding Class but not the Lenders in respect of such Indebtedness to be incurred.

139

Section 9.03          Expenses; Indemnity; Damage Waiver.

(a)          Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Agent or Required Lenders, shall be at the expense of such Loan Party, and neither the Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Loan Party or any Subsidiary of any Loan Party therefor except as expressly provided therein. In addition, the Borrowers agree (a) to pay or reimburse the Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses, including any and all recording and filing fees, costs and expenses incurred pursuant to any Loan Document, associated with the syndication of the Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of one primary counsel (and a single local counsel in each relevant jurisdiction or otherwise retained with the Borrowers’ consent (such consent not to be unreasonably withheld, conditioned or delayed)), (b) to pay or reimburse the Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including Attorney Costs of one firm or counsel to the Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction or otherwise retained with the Borrowers’ consent (such consent not to be unreasonably withheld, conditioned or delayed), which may include a single special counsel acting in multiple jurisdictions) and (c) to pay or reimburse the Lenders for all their reasonable and documented out of pocket costs and expenses (without duplication) incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement, modification to, waiver, enforcement and preservation of rights under this Agreement and the other Loan Documents and any other documents in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of one firm of counsel to the Lenders taken as a whole (it being understood such counsel shall initially be Gibson, Dunn & Crutcher LLP), and, to the extent required one firm of local counsel in each relevant local jurisdiction (which may include a single special counsel acting in multiple jurisdictions)). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented or invoiced out-of-pocket expenses incurred by the Agent. The agreements in this Section 9.03 shall survive the termination of the Commitments and repayment of all other Loan Document Obligations. All amounts due under this Section 9.03 shall be paid within ten (10) Business Days of receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail.

(b)

(i)            The Borrowers agree to pay, indemnify and hold harmless the Agent, each Lender at any time party hereto (whether or not such Lender remains a party hereto) and each of their respective Related Persons (without duplication) (each such Person being an “Indemnitee”) from and against all Liabilities that may be imposed on, incurred by or asserted against any such Indemnitee and the reasonable and documented or invoiced out-of-pocket expenses to which such Indemnitee may become subject, in each case to the extent of any such Liabilities and related expenses, to the extent arising out of, or resulting from, or in connection with the Loan Documents, the use or proposed use of proceeds of any Loan or any Proceeding (regardless of whether such Indemnitee is a party thereto or whether or not such Proceeding was brought by any Borrower, their equityholders, Affiliates or creditors or any other third Person) and to reimburse each such Indemnitee promptly for any reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the foregoing (which, in the case of Attorney Costs, shall be limited to (x) Attorney Costs of one firm of counsel for the Agent and its respective Affiliates, directors, officers, employees, agents, advisors and other representatives, (y) Attorney Costs of one firm of counsel for the Lenders and their respective Affiliates, directors, officers, employees, agents, advisors, and other representatives (it being understood such counsel shall initially be Gibson, Dunn & Crutcher LLP) and, (z) if reasonably necessary, Attorney Costs of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) (and, in the case of an actual or perceived conflict of interest where the indemnitee affected by such conflict notifies the Borrowers of the existence of such conflict and in connection with the investigating, responding to or defending any of the foregoing has retained its own counsel, of one other firm of counsel and, if reasonably necessary, on additional firm of local counsel in each relevant jurisdiction for such similarly situated affected Indemnitees)), in each case relating to the Transactions or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use or proposed use of the proceeds of the Loans (all the foregoing in this clause (b), collectively, the “Indemnified Matters”); provided that this clause (b) shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim; and provided, further, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Matters to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnified Persons as determined in a final and non-appealable decision of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnitee or any of its Related Indemnified Persons under the terms of this Agreement or any other Loan Document by such Indemnitee or any of its Related Indemnified Persons as determined in a final and non-appealable decision of a court of competent jurisdiction or (iii) any Proceeding brought by any Indemnitee against any other Indemnitee that does not involve an act or omission by the Borrowers or their Subsidiaries; provided that the Agent, to the extent fulfilling its role in its capacities as such, shall remain indemnified in respect of such a Proceeding, to the extent that none of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such Person at such time.

140

(ii)           No Loan Party shall be liable for any settlement of any Proceeding effected without written consent of the Borrowers, but if settled with the Borrowers’ written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, each Credit Party agrees to indemnify and hold harmless each Indemnitee from and against any and all Liabilities and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 9.03. If any Person has reimbursed any Indemnitee for any legal or other expenses in accordance with such request and there is a final and non-appealable determination by a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 9.03, then the Indemnitee shall promptly refund such amount.

(iii)          No Loan Party shall without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes a full and unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee, and (iii) includes customary confidentiality and non-disparagement agreements.

Section 9.04         Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)             Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees (provided that, no assignments to any Borrower or any of their Subsidiaries or any Affiliates thereof are permitted) with the prior written consent of the Borrowers (only with respect to assignments to competitors of the Borrowers), provided that no consent of the Borrowers shall be required for any other assignment.

141

(ii)           Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than, $1,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Borrowers and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Borrowers shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing,

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans,

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee that it meets all the requirements to be an Eligible Assignee), together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; and

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and

(E)            [reserved].

(iii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

142

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, solely with respect to its Loans or Commitments, any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).

(vi)          The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)            (i)            Any Lender may, without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee ) (a “Participant”), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender (subject to the requirements and limitations thereof, it being understood that any tax forms required by Section 2.17(f) shall be provided solely to the Lender that sold the participation) and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(b) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior consent (not to be unreasonably withheld or delayed).

143

(iii)          Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary.

(d)           Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

Section 9.05          Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the occurrence of the Termination Date. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities.

144

Section 9.06          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Collateral Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08          Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender shall notify the Borrowers and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 9.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)            Each of parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrowers or their respective properties in the courts of any jurisdiction.

145

(c)            Each of parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12          Confidentiality.

(a)            Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a)           to their and their Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, the Collateral Agent, or the relevant Lender, as applicable),

(b)          (x) to the extent requested by any regulatory authority, required by applicable law or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided that,

(i)            in each case, unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and

(ii)            in the case of clause (y) only, each Lender and the Administrative Agent shall use its reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrowers or any of their Subsidiaries,

146

(c)           to any other party to this Agreement,

(d)           subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to

(iii)          any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or

(iv)          any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents,

(e)           with the consent of the Borrowers, in the case of Information provided by any Borrower or any other Subsidiary,

(f)            to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis from a source other than the Borrowers, or

(g)           to any ratings agency or the CUSIP Service Bureau on a confidential basis. In addition, each of the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder.

For the purposes of this Section, “Information” means all information received from the Borrowers relating to any Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)            EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)            ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

147

Section 9.13          USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act.

Section 9.14          Judgment Currency.

(a)            If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.15          Release of Liens and Guarantees. Subject to Section 6.12 and the final paragraph of this Section 9.15, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by (and to the extent constituting Excluded Assets, upon the request of the Borrowers, the Equity Interests of) such Subsidiary Loan Party shall be automatically released, upon the request of the Borrowers, upon any Subsidiary Loan Party becoming an Excluded Subsidiary.

Upon (i) any sale or other transfer by any Loan Party (other than to the Borrowers or any other Loan Party) of any Collateral in a transaction permitted under this Agreement or (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guaranty pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. The Lenders irrevocably authorize the Administrative Agent and Collateral Agent to (i) release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02 (v) or (viii)(A) or (xxi) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent and Collateral Agent (acting at the Direction of the Required Lenders)) and (ii) subordinate any Lien on any Mortgaged Property if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property provided such lease, easement, right of way or similar agreement is permitted by Section 6.02.

148

No Guarantor will be released from its guarantee or become an Excluded Subsidiary, including as a result of ceasing to be wholly-owned, unless (i) at the time such Guarantor ceases to be wholly-owned or otherwise becomes an Excluded Subsidiary, the primary purpose of such transaction was not to evade the guarantee requirements hereof, (ii) the transaction by which such Guarantor ceases to be wholly-owned or otherwise becomes an Excluded Subsidiary was consummated on an arms’ length basis with an unaffiliated third party and (iii) such transaction otherwise complies with the terms of this Agreement (with the Borrowers being deemed to have made an Investment in such resulting non-Guarantor Subsidiary or Excluded Subsidiary at the time of such transaction, and such Investment being subject to Section 6.04).

Section 9.16          No Fiduciary Relationship. The Borrowers, on behalf of themselves and their subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the other Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. Each Agent, Lender and their respective Affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.

Section 9.17          [Reserved].

Section 9.18          Reserved].

Section 9.19          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.20          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

149

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.21          Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

150

Section 9.22          Use of Name, Logo, Etc

. Except for the use of the Borrowers’ names and logos by the Agent in connection with the Transactions, the Transactions or in customary new business presentations in the ordinary course of business, no Agent or arranger shall otherwise use the Borrowers’ names, product photographs, logos or trademarks in any publication unless the Borrowers provide written authorization (not to be unreasonably withheld) for such use of the Borrowers’ names, product photographs, logos or trademarks, and any such authorization shall be subject to such quality control requirements, usage instructions and guidelines in relation thereto that may be in effect from time to time or other instructions by the Borrowers in writing.

Section 9.23          Top Borrower. Each Borrower hereby designates AMC, in its capacity as the Top Borrower, to act as its agent hereunder. The Top Borrower may act as agent on behalf of any Borrower for purposes of making or delivering Borrowing Requests or similar notices, giving instructions with respect to the disbursement of the proceeds of Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. Muvico hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Top Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

[Remainder of Page Intentionally Left Blank]

151

Exhibit B

Intercreditor Agreements

[See attached]

EXECUTION VERSION

AMENDED AND RESTATED
FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Senior Credit Agreement Agent,

GLAS TRUST COMPANY LLC,
as the Exchangeable Notes Agent,

CSC DELAWARE TRUST COMPANY,
as the Senior Notes Agent,

GLAS TRUST COMPANY LLC,
as the Senior Exchangeable Notes Agent,

and

each Additional Junior Agent from time to time party hereto

dated as of July 24, 2025

AMENDED AND RESTATED FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Senior Credit Agreement Agent, CSC DELAWARE TRUST COMPANY, as the Senior Notes Agent, GLAS TRUST COMPANY LLC, as the Senior Exchangeable Notes Agent, GLAS TRUST COMPANY LLC, as the Exchangeable Notes Agent, and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 9.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Credit Agreement Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Senior Notes Agent (for itself and on behalf of the Senior Notes Secured Parties), the Senior Exchangeable Notes Agent (for itself and on behalf of the Senior Exchangeable Notes Secured Parties), the Exchangeable Notes Agent (for itself and on behalf of the Exchangeable Notes Secured Parties) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

Section 1.01.      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors and in such capacity.

“Additional Junior Debt” means any Indebtedness of the Company or any other Grantor (other than Indebtedness constituting Exchangeable Notes Obligations) guaranteed by the Grantors (and not guaranteed by any other Person other than any Grantor), which Indebtedness and guarantees are secured by the Junior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Exchangeable Notes Obligations (and not secured by Liens on any other assets of the Company or any Grantor, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document, (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09 and (iii) the Representative for the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement pursuant to and by satisfying the conditions set forth therein.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

“Additional Junior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any Refinancings of the foregoing to the extent designated in writing by the relevant Additional Junior Debt Agent or by the Company, in each case, to each other Representative as “Additional Junior Debt Obligations” for purposes of this Agreement.

1

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Junior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AMC” has the meaning assigned to such term in the preamble hereto.

“AMC UK” means AMC Theatres of UK Limited.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of AMC or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Centertainment Group Grantor” means Holdings, the Company and each of their respective Subsidiaries and AMC UK.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Deemed Collateral” means any interest of the Company or any other Centertainment Group Grantor in real property, whether as fee owner, lessee, lessor or otherwise.

“Designated Junior Representative” means (i) the “Controlling Collateral Agent” (or comparable term) as defined in the Junior Lien Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Junior Lien Intercreditor Agreement or (ii) in the case that no Junior Lien Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Junior Representative.

“Designated Senior Representative” means (i) the “Controlling Collateral Agent” (or comparable term) as defined in the Senior Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Senior Intercreditor Agreement or (ii) in the case that no Senior Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Senior Representative.

2

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the Debt Documents governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Exchangeable Notes Obligations” means the Discharge of the Exchangeable Notes Obligations; provided that the Discharge of Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Exchangeable Notes Obligations with an Additional Junior Debt Facility secured by Shared Collateral under one or more Additional Junior Debt Documents which has been designated in writing by the Representative (under the Junior Debt Documents so Refinanced) or by the Company, in each case, to each other Representative as the “Exchangeable Notes Indenture” for purposes of this Agreement.

“Discharge of Senior Credit Agreement Obligations” means the Discharge of the Senior Credit Agreement Obligations; provided that the Discharge of Senior Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with any debt facility, credit agreement, indenture or other governing debt agreement secured by Shared Collateral which has been designated in writing by the Company, in each case, to each other Representative as the “Senior Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the Discharge of the Senior Obligations; provided that the Discharge of Senior Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Obligations with any debt facility, credit agreement, indenture or other governing debt agreement secured by Shared Collateral which has been designated in writing by the Company, in each case, to each other Representative as a “Senior Debt Document” for purposes of this Agreement.

“Exchangeable Notes Agent” means GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Exchangeable Notes Documents” means the Exchangeable Notes Indenture and the other “Notes Documents” as defined in the Exchangeable Notes Security Agreement.

“Exchangeable Notes Indenture” means that certain Indenture, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s 6.00%/8.00% Cash/PIK Toggle Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Exchangeable Notes Trustee and the Exchangeable Notes Agent.

“Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Exchangeable Notes Security Agreement.

“Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Exchangeable Notes Indenture.

“Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Exchangeable Notes Indenture.

3

“Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Grantors” means AMC, Holdings, the Company and each other Person that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Insolvency or Liquidation Proceeding” means:

(a)            any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)            any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Credit Agreement Security Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 9.09 in order to include an additional Junior Debt Facility hereunder and to become the Junior Representative hereunder for the Junior Secured Parties under such Junior Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Parties” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 9.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Exchangeable Notes Indenture, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt” means any Indebtedness of the Company or any other Grantor guaranteed by the Grantors (and not guaranteed by any other Person other than any Grantor), including Indebtedness of the Company incurred pursuant to the Exchangeable Notes Indenture, which Indebtedness and guarantees are secured by the Junior Collateral on a pari passu basis (but without regard to control of remedies) with any other Junior Obligations and the applicable Junior Debt Documents of which provide that such Indebtedness and guarantees are to be secured by such Junior Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Junior Collateral or which are not included in the Senior Collateral, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document and (ii) except in the case of Indebtedness of the Company incurred pursuant to the Exchangeable Notes Indenture, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09.

4

“Junior Debt Documents” means (a) the Exchangeable Notes Documents and (b) any Additional Junior Debt Documents.

“Junior Debt Facility” means the Exchangeable Notes Indenture and any Additional Junior Debt Facilities.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 540 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x) such Junior Representative is the Designated Junior Representative and that an Event of Default under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement entered into among two or more Junior Representatives with respect to Junior Debt.

“Junior Obligations” means (a) the Exchangeable Notes Obligations and (b) any Additional Junior Debt Obligations.

“Junior Representative” means (i) in the case of the Exchangeable Notes Indenture, the Exchangeable Notes Agent and (ii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Exchangeable Notes Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 9.08.

5

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representatives.

“Restricted Group” means AMC, American Multi-Cinema, Inc., AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other entity that guarantees the obligations under the Senior Credit Agreement, but excluding the Centertainment Group Grantors.

“Restricted Group Collateral” means any “Collateral” as defined in any Senior Debt Document or any Junior Debt Document consisting of assets of the Restricted Group or any other assets of the Restricted Group with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation or a Junior Collateral Document as security for any Junior Obligation.

“Restricted Group Shared Collateral” means, at any time, Restricted Group Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Restricted Group Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Restricted Group Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” as defined in any Senior Credit Agreement Loan Document, Senior Exchangeable Notes Document, Senior Notes Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

6

“Senior Collateral Documents” means (i) the Senior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Senior Credit Agreement, (ii) the Senior Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Senior Exchangeable Notes Indenture, (iii) the Senior Notes Security Agreement and the other “Security Documents” as defined in the Senior Notes Indenture and (iv) each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented, increased or otherwise modified from time to time), among AMC, the Company, the lenders party thereto from time to time, the Senior Credit Agreement Agent and the other parties party thereto from time to time.

“Senior Credit Agreement Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent for the Senior Credit Agreement Secured Parties, together with its successors and permitted assigns and in such capacity.

“Senior Credit Agreement Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Security Agreement” means the “Pledge and Security Agreement” as defined in the Senior Credit Agreement.

“Senior Debt Documents” means the Senior Credit Agreement Loan Documents, the Senior Exchangeable Notes Documents and the Senior Notes Documents.

“Senior Debt Facilities” means the Senior Credit Agreement, the Senior Exchangeable Notes Indenture and the Senior Notes Indenture.

“Senior Exchangeable Notes Agent” means GLAS Trust Company LLC, as notes collateral agent for the Senior Exchangeable Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Senior Exchangeable Notes Documents” means the Senior Exchangeable Notes Indenture and the other “Notes Documents” as defined in the Senior Exchangeable Notes Security Agreement.

“Senior Exchangeable Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Senior Exchangeable Notes Trustee and the Senior Exchangeable Notes Agent.

“Senior Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Senior Exchangeable Notes Security Agreement.

“Senior Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Senior Exchangeable Notes Indenture.

7

“Senior Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Senior Exchangeable Notes Indenture.

“Senior Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Senior Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Senior Intercreditor Agreement” means one or more intercreditor agreement(s) entered into among the Senior Representatives with respect to Senior Debt Facilities, including that certain First Lien / Intermediate Lien Intercreditor Agreement, dated as of July 24, 2025, among the Senior Credit Agreement Agent, the Senior Exchangeable Notes Agent and the Senior Notes Agent (as amended, restated, amended and restated, supplemented or otherwise modified).

“Senior Notes Agent” means CSC Delaware Trust Company, as collateral agent for the Senior Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Senior Notes Documents” means the Senior Notes Indenture and the other “Notes Documents” as defined in the Senior Notes Security Agreement.

“Senior Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Notes due 2029, among Holdings, the Company, the other Grantors party thereto from time to time, the Senior Notes Trustee and the Senior Notes Agent.

“Senior Notes Obligations” means the “Secured Notes Obligations” as defined in the Senior Notes Security Agreement.

“Senior Notes Secured Parties” means the “Secured Parties” as defined in the Senior Notes Indenture.

“Senior Notes Security Agreement” means the “Security Agreement” as defined in the Senior Notes Indenture.

“Senior Notes Trustee” means CSC Delaware Trust Company, as trustee under the Senior Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Credit Agreement Obligations, the Senior Exchangeable Notes Obligations and the Senior Notes Obligations.

“Senior Representative” means the Senior Credit Agreement Agent, the Senior Exchangeable Notes Agent and the Senior Notes Agent.

“Senior Secured Parties” means the Senior Credit Agreement Secured Parties, the Senior Exchangeable Notes Secured Parties and the Senior Notes Secured Parties.

“Series” means (a) (x) with respect to the Senior Secured Parties, each of (i) the Senior Credit Agreement Secured Parties (in their capacities as such), (ii) the Senior Exchangeable Notes Secured Parties (in their capacities as such) and (iii)  the Senior Notes Secured Parties (in their capacities as such) and (y) with respect to the Junior Secured Parties, each of (i) the Exchangeable Notes Secured Parties (in their capacity as such) and (ii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and (b) (x) with respect to any Senior Obligations, each of (i) the Senior Credit Agreement Obligations, (ii) the Senior Exchangeable Notes Obligations and (iii) the Senior Notes Obligations and (y) with respect to any Junior Obligations, each of (i) the Exchangeable Notes Obligations and (ii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

8

“Shared Collateral” means, at any time, (i) Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04), and (ii) all Deemed Collateral. Subject to the next succeeding sentence, if, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time. All Deemed Collateral will constitute Shared Collateral for all purposes hereunder, and with respect to all parties hereto, and be subject to the priority scheme provided for herein, including without limitation Article IV hereof, notwithstanding that all or a portion of such Deemed Collateral may not be subject to Liens securing any or all of the Senior Obligations or the Junior Obligations.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.      Subordination.

(a)            Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations, and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

9

(b)            All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any Centertainment Group Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.      Nature of Senior Lender Claims. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that (a) [reserved], (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased in the manner permitted under the Senior Debt Documents and the Junior Debt Documents, in each case, without notice to or consent by the Junior Representatives or the Junior Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03.      Prohibition on Contesting Liens. Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.      No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Centertainment Group Grantor shall grant or permit any additional Liens on any asset or property of such Centertainment Group Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Centertainment Group Grantor to secure the Senior Obligations and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Centertainment Group Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Centertainment Group Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

10

Section 2.05.      Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06.      [Reserved].

Section 2.07.      Refinancings. The Senior Obligations and the Junior Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document or any Junior Debt Document, as applicable) of any party hereto, all without affecting the priorities provided for herein or the other provisions hereof; provided that, such Refinancing indebtedness shall only be subject to this Agreement if (i) (a) such Refinancing indebtedness is required, pursuant to its terms or pursuant to the terms of any Senior Debt Document or any Junior Debt Document, to be subject to this Agreement or (b) the Company has elected to subject such Refinanced indebtedness to the terms of this Agreement, and (ii) the collateral agent for the holders of such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 9.09 with respect to such indebtedness.

11

ARTICLE III

Enforcement

Section 3.01.      Exercise of Remedies.

(a)            So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or prohibited by this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)            So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

12

(c)            Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)            Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)            Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

(f)            Notwithstanding anything to the contrary herein, the Liens on Shared Collateral securing the Exchangeable Notes Obligations shall only be subordinated pursuant to this Agreement to the Liens on Shared Collateral securing the Senior Exchangeable Notes Obligations and the Senior Notes Obligations, and the rights of the Senior Exchangeable Notes Secured Parties and Senior Notes Secured Parties hereunder with respect to the Shared Collateral and the proceeds thereof shall only be enforceable as against the Exchangeable Notes Secured Parties, in each case to the fullest extent permitted under the Exchangeable Notes Indenture.

Without limiting the foregoing, in the event the Shared Collateral securing the Exchangeable Notes Obligations is determined, contrary to the intent and expectation of the parties, to constitute all or substantially all (within the meaning of the Exchangeable Notes Indenture) of the collateral that secures the Exchangeable Notes Obligations (the “Exchangeable Notes Collateral”), the Shared Collateral hereunder shall, only insofar as it relates to the Liens on the Shared Collateral securing the Senior Exchangeable Notes Obligations and the Senior Notes Obligations, be limited to the maximum amount that would not constitute all or substantially all of the Exchangeable Notes Collateral. For the avoidance of doubt, nothing in this subsection shall limit any rights under this Agreement of the Senior Credit Agreement Secured Parties.

13

Section 3.02.      Cooperation. Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents.

Section 3.03.      Actions upon Breach. Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.      Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, (x) any Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of claims secured by Shared Collateral (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments) or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the Senior Credit Agreement until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

Section 4.02.      Payments Over. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral, Proceeds thereof or distributions on account of claims secured by Shared Collateral received by any Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments), in each case, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

14

ARTICLE V

Other Agreements

Section 5.01.      Releases.

(a)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Centertainment Group Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Centertainment Group Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)            Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)            Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Centertainment Group Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

15

Section 5.02.      Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.      Amendments to Junior Collateral Documents.

(a)            Without the prior written consent of each Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to each Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that each Junior Collateral Document under its Junior Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the [Junior Representative] pursuant to this [Agreement] on any Collateral consisting of assets of Muvico, LLC, a Texas limited liability company (the “Company”), or any other Centertainment Group Entity (but not, for the avoidance of doubt, any Collateral consisting of assets of AMC or any subsidiary thereof (other than any Centertainment Group Entity)) shall be expressly subject and subordinate to the Liens and security interests granted in favor of the Senior Credit Agreement Agent, Senior Exchangeable Notes Agent and the Senior Notes Agent (each, as defined in the First Lien/Second Lien Intercreditor Agreement referred to below) and (ii) the exercise of any right or remedy by the [Junior Representative] hereunder shall be subject to the limitations and provisions of that certain Amended and Restated First Lien/Second Lien Intercreditor Agreement, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among Wilmington Savings Fund Society, FSB, as Senior Credit Agreement Agent, GLAS Trust Company LLC, as Senior Exchangeable Notes Agent, GLAS Trust Company LLC, as Senior Notes Agent, GLAS Trust Company LLC, as Exchangeable Notes Agent (as defined therein), the other agents and representatives party thereto from time to time, Holdings, the Company and the other parties thereto from time to time. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

16

(b)            In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder in respect of any of the Shared Collateral (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) releasing any Lien on any Shared Collateral securing the applicable Junior Obligations, except to the extent that a release of such Lien is permitted by Section 5.01 and provided that there is a corresponding release of the Lien on such Shared Collateral securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Shared Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI and (B) written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)            The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement or modification (or successive amendments, restatements, supplements or modifications) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement or modification (or successive amendments, restatements, supplements or modifications) shall contravene any provision of this Agreement.

Section 5.04.      Rights as Unsecured Creditors. The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement. Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

17

Section 5.05.      Gratuitous Bailee for Perfection.

(a)            Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05. Each Junior Representative acknowledges and agrees that if it shall at any time hold a perfected Lien on any Pledged or Controlled Collateral, such Junior Representative shall also hold such Pledged or Controlled Collateral as sub-agent or gratuitous bailee for each Senior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Senior Collateral Documents (to the extent not otherwise perfected) and subject to the terms and conditions of this Section 5.05 and the Lien priority provided for herein.

(b)            In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)            Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)            No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)            No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)            Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Centertainment Group Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Centertainment Group Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

18

(g)            Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.      When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Centertainment Group Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representative (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Centertainment Group Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

19

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.      Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Centertainment Group Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Centertainment Group Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except solely to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by any Senior Representative. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

Section 6.02.      Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Centertainment Group Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative.

20

Section 6.03.      Adequate Protection. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment (whether or not allowed or allowable in any Insolvency or Liquidation Proceeding) of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.

Section 6.04.      Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

21

Section 6.05.      Separate Grants of Security and Separate Classifications. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Centertainment Group Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Obligations), with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a class of claims comprised of the Senior Obligations, on the other hand, in respect of the Shared Collateral.

Section 6.06.      No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

Section 6.07.      Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.      Other Matters. To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights without the prior written consent of the Designated Senior Representative.

Section 6.09.      506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

22

Section 6.10.      Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured Liens upon the same assets or properties (or any obligor thereon holds any Deemed Collateral or assets of the type included in the definition of “Deemed Collateral”), the provisions of this Agreement (including Article VIII hereof with respect to the Restricted Group Collateral) will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (and to such Deemed Collateral or assets).

Section 6.11.      Post-Petition Interest. None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral).

Section 6.12.      Plan Voting. No Junior Representative or any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

Section 7.01.      Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to AMC or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.      No Warranties or Liability. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with AMC or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

23

Section 7.03.      Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)            any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)            any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)            the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

Turnover Provision

Section 8.01.      Turnover Provision. Notwithstanding anything contained herein or in any other Debt Document to the contrary, after an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Credit Agreement Obligations has not occurred (after the occurrence of which this Section 8.01 shall no longer be operative), (x) any Restricted Group Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of the Junior Obligations from the Restricted Group (whether or not on account of Restricted Group Shared Collateral) (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding of any member of the Restricted Group (including any adequate protection payments) or otherwise, in each case (x) through (z), received by any Junior Secured Party or Junior Representative shall be segregated from the other funds and property of such Junior Secured Party or Junior Representative, as the case may be, and received and held in trust by such Junior Secured Party or Junior Representative, as the case may be, as trustee, and shall be forthwith paid over, in the same form as received, with any necessary endorsements (but without any express or implied representation or warranty), and applied (i) FIRST, to the payment of all amounts owing to the Senior Credit Agreement Agent (in its capacity as such) pursuant to the terms of the applicable Senior Credit Agreement Loan Documents, and (ii) SECOND, until the Discharge of Senior Credit Agreement Obligations, to the payment in full of the Senior Credit Agreement Obligations, with such amounts to be applied to the Senior Credit Agreement Obligations in accordance with the terms of the applicable Senior Credit Agreement Loan Documents; the foregoing turnover provision shall apply to all cash and any other assets removed from any premises of any member of the Restricted Group by or on behalf of Junior Representative or otherwise received by or on behalf of Junior Representative in any manner, in each case, in connection with any enforcement action. After the Discharge of Senior Credit Agreement Obligations, this turnover provision shall no longer apply.

24

ARTICLE IX.

Miscellaneous

Section 9.01.      Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, the relative rights and obligations of the Junior Representatives and the Junior Secured Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the Junior Lien Intercreditor Agreement and in the event of any conflict between the Junior Lien Intercreditor Agreement and this Agreement, with respect to the Junior Representatives and the Junior Secured Parties (as amongst themselves), the provisions of the Junior Lien Intercreditor Agreement shall control, in each case as applicable.

Section 9.02.      Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.03.      Amendments; Waivers.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

25

(c)            Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 9.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations in compliance with the Senior Credit Agreement, the Senior Notes Indenture, the Senior Exchangeable Notes Indenture, the Exchangeable Notes Indenture and any Additional Junior Debt Documents.

Section 9.04.      Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Designated Junior Representative, any other Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.05.      Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 9.06.      Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

26

Section 9.07.      Additional Grantors. AMC agrees that, if any subsidiary of AMC shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 9.08.      Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Senior Representative or Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the applicable Junior Representative or Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 9.09.      Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and the Junior Debt Documents, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Junior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of this Section 9.09. In order for a Junior Class Debt Representative to become a party to this Agreement:

(i)            such Junior Class Debt Representative shall have executed and delivered a Joinder Agreement to each Senior Representative and the Designated Junior Representative substantially in the form of Annex III (with such changes as may be reasonably approved by the Designated Senior Representative and such Junior Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Junior Class Debt in respect of which such Junior Class Debt Representative is the Representative and the related Junior Class Debt Parties become subject hereto and bound hereby;

(ii)            the Company shall have delivered to each Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents relating to such Junior Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii)            in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Junior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

27

(iv)            the Company shall have delivered to each Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Junior Debt Obligations are permitted by each applicable Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Junior Debt Obligations under any applicable Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

(v)            the Junior Debt Documents relating to such Junior Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Junior Class Debt Party with respect to such Junior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Junior Class Debt.

Section 9.10.      Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 9.11;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11.      Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)            if to AMC, Holdings, the Company or any other Grantor, to such Person in the care of:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Email: EGladbach@amctheatres.com

28

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            if to the Senior Credit Agreement Agent or Designated Senior Representative, to it at:

Wilmington Savings Fund Society, FSB, as Senior Credit Agreement Agent
500 Delaware Avenue
Wilmington, DE 19801
Attention: Patrick Healy
Email: phealy@wsfsbank.com

With a copy to:

ArentFox Schiff LLP
1301 Avenue of the Americas, 42nd Floor
New York, New York 10019
Attention: Jeffrey R. Gleit
Email: Jeffrey.gleit@afslaw.com

(c)            if to the Senior Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Senior Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(d)            if to the Senior Notes Agent, to it at:

CSC Delaware Trust Company, as Senior Notes Agent
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust
Email: USTrustAgency@delawaretrust.com

(e)            if to the Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(f)            if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 9.09.

29

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.12.      Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 9.13.      GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.      Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 9.15.      Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16.      Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.17.      Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Credit Agreement Agent represents and warrants that this Agreement is binding upon the Senior Credit Agreement Secured Parties. The Senior Notes Agent represents and warrants that this Agreement is binding upon the Senior Notes Secured Parties. The Senior Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Senior Exchangeable Notes Secured Parties. The Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Exchangeable Notes Secured Parties.

30

Section 9.18.      Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.19.      Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 9.20.      Senior Credit Agreement Agent, Senior Exchangeable Notes Agent, Senior Notes Agent and Exchangeable Notes Agent. It is understood and agreed that (a) the Senior Credit Agreement Agent is entering into this Agreement in (i) its capacity as administrative agent and collateral agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Senior Credit Agreement Representative hereunder and (ii) its capacity as Senior Representative under the Senior Intercreditor Agreement, and the provisions of Article IV of the Senior Intercreditor Agreement applicable to it as Senior Representative thereunder shall also apply to it as Designated Senior Representative hereunder, (b) the Senior Exchangeable Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Senior Exchangeable Notes Documents and the provisions of Article VII of the Senior Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Senior Exchangeable Notes Agent hereunder and (ii) its capacity as a Junior Representative under the Senior Intercreditor Agreement, and the provisions of Article IV of the Senior Intercreditor Agreement applicable to it as a Junior Representative thereunder shall also apply to it as a Senior Representative hereunder, (c) the Senior Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Senior Notes Documents and the provisions of Article VII of the Senior Notes Indenture applicable to the collateral agent thereunder shall also apply to the Senior Notes Agent hereunder and (ii) its capacity as a Junior Representative under the Senior Intercreditor Agreement, and the provisions of Article IV of the Senior Intercreditor Agreement applicable to it as a Junior Representative thereunder shall also apply to it as a Senior Representative hereunder and (d) the Exchangeable Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Exchangeable Notes Documents and the provisions of Article VII of the Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Exchangeable Notes Agent hereunder and (ii) its capacity as Collateral Agent under the Junior Lien Intercreditor Agreement (if applicable).

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Credit Agreement Agent, Senior Exchangeable Notes Agent, Senior Notes Agent or the Exchangeable Notes Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.21.      Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

31

Section 9.22.      Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.23.      Integration. This Agreement, together with the Senior Debt Documents and the Junior Debt Documents, represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

Section 9.24.      Amendment and Restatement. This Agreement amends and restates and supersedes in its entirety that certain First Lien/Second Lien Intercreditor Agreement, dated as of July 22, 2024, by and between, WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Senior Credit Agreement Agent, and GLAS TRUST COMPANY LLC, as the Exchangeable Notes Agent.

[Remainder of Page Intentionally Left Blank]

32

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Senior Credit Agreement Agent and as Designated Senior Representative

By:	/s/ Anita Woolery
	Name:	Anita Woolery
	Title:	Vice President

CSC DELAWARE TRUST COMPANY,
as Senior Notes Agent

By:	/s/ Gregory Daniels
	Name:	Gregory Daniels
	Title:	Vice President

GLAS TRUST COMPANY LLC,
as Senior Exchangeable Notes Agent

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

GLAS TRUST COMPANY LLC,
as Exchangeable Notes Agent and as Designated Junior Representative

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

[Signature Page to A&R First Lien/Second Lien Intercreditor Agreement]

AMC ENTERTAINMENT HOLDINGS, INC.
AMERICAN MULTI-CINEMA, INC.

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC
AMC ITD, LLC
AMC CARD PROCESSING SERVICES, INC.
MUVICO, LLC

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CENTERTAINMENT DEVELOPMENT, LLC

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	President, Chief Financial Officer and Treasurer

[Signature Page to A&R First Lien/Second Lien Intercreditor Agreement]

AMC THEATRES OF UK LIMITED

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Director

[Signature Page to A&R First Lien/Second Lien Intercreditor Agreement]

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.

AMC Theatres of UK Limited

Annex I

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the AMENDED AND RESTATED FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as as collateral agent for the Senior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Senior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Senior Notes Secured Parties (as defined therein) (in such capacity, the “Senior Notes Agent”), GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Exchangeable Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.            The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to Section 9.07 of the First Lien/Second Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of AMC are required to enter into the First Lien/Second Lien Intercreditor Agreement, and may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien/Second Lien Intercreditor Agreement.

Accordingly, the New Grantor agrees as follows:

Section 1.     In accordance with Section 9.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.     The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.     This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.     Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.   THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Annex II-1

Section 6.      The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Second Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Section 7.      In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.      All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the First Lien/Second Lien Intercreditor Agreement.

Section 9.      The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the AMENDED AND RESTATED FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as as collateral agent for the Senior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Senior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Senior Notes Secured Parties (as defined therein) (in such capacity, the “Senior Notes Agent”), GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Exchangeable Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur Junior Debt and to secure such Junior Class Debt with a Lien on the Shared Collateral that is pari passu with the Lien on the Shared Collateral securing the existing Junior Debt and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Debt Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 9.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 9.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

Section 1.      In accordance with Section 9.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties. Each reference to a “Representative”, “Junior Representative” or “Additional Junior Agent” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.      The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Debt Documents relating to such Junior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Junior Secured Parties.

Annex III-1

Section 3.     This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.     Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.     The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Second Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.     In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.     All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.     The Company agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________],
as Designated Senior Representative

By:
Name:
Title:

[__________],
as Designated Junior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
First Lien/Second Lien Intercreditor Agreement

Grantors

[__________]

EXECUTION VERSION

FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT

Among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Senior Credit Agreement Agent,

GLAS TRUST COMPANY LLC,
as the Junior Exchangeable Notes Agent,

CSC DELAWARE TRUST COMPANY,
as the Junior Notes Agent,

and

each Additional Junior Agent from time to time party hereto

dated as of July 24, 2025

FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Senior Credit Agreement Agent, GLAS TRUST COMPANY LLC, as the Junior Exchangeable Notes Agent, CSC DELAWARE TRUST COMPANY, as the Junior Notes Agent, and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 9.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Credit Agreement Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Junior Exchangeable Notes Agent (for itself and on behalf of the Junior Exchangeable Notes Secured Parties), the Junior Notes Agent (for itself and on behalf of the Junior Notes Secured Parties) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

Section 1.01.      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“A&R Senior/Junior Lien Intercreditor Agreement” means that certain Amended and Restated First Lien/Second Lien Intercreditor Agreement, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Senior Credit Agreement Agent, GLAS Trust Company LLC, as Senior Exchangeable Notes Agent (as defined therein), CSC Delaware Trust Company, as Senior Notes Agent, GLAS Trust Company LLC, as Exchangeable Notes Agent (as defined therein), the other agents and representatives party thereto from time to time, AMC, Holdings, the Company and the other parties thereto from time to time.

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors and in such capacity.

“Additional Junior Debt” means any Indebtedness (including guarantees) of the Company or any other Grantor (other than Indebtedness constituting Junior Exchangeable Notes Obligations or Junior Notes Obligations), which Indebtedness and guarantees are secured by the Junior Collateral (or a portion thereof) on a junior basis relative to the Senior Obligations (and not secured by Liens on any other assets of the Company or any Grantor, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and each then-extant Junior Debt Document, and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

1

“Additional Junior Debt Facility” means, with respect to any Series of Additional Junior Debt, each debt facility, credit agreement, indenture or other governing agreement with respect to such Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any Refinancings of the foregoing to the extent designated in writing by the Company to each Representative as “Additional Junior Debt Obligations” for purposes of this Agreement.

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Additional Junior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AMC” has the meaning assigned to such term in the preamble hereto.

“AMC UK” means AMC Theatres of UK Limited.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of AMC or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Centertainment Group Grantor” means Holdings, the Company and each of their respective Subsidiaries and AMC UK.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Deemed Collateral” means any interest of the Company or any other Centertainment Group Grantor in real property, whether as fee owner, lessee, lessor or otherwise.

“Designated Junior Representative” means (i) until the Discharge of the Junior Exchangeable Notes Obligations, the Junior Exchangeable Notes Agent and (ii) from and after the Discharge of the Junior Exchangeable Notes Obligations, (x) the “Controlling Collateral Agent” (or comparable term) as defined in the Junior Lien Intercreditor Agreement or any comparable designated entity under any successor or alternative agreement to the Junior Lien Intercreditor Agreement or (y) in the case that no Junior Lien Intercreditor Agreement or any successor or alternative thereto is then in effect, the remaining Junior Representative.

2

“Designated Senior Representative” means the Senior Credit Agreement Agent.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral pursuant to the Debt Documents governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Junior Exchangeable Notes Obligations” means the Discharge of the Junior Exchangeable Notes Obligations; provided that the Discharge of Junior Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Junior Exchangeable Notes Obligations with an Additional Junior Debt Facility secured by Shared Collateral under one or more Additional Junior Debt Documents which has been designated in writing by the Company to each Representative as the “Exchangeable Notes Indenture” for purposes of this Agreement.

“Discharge of Senior Obligations” means the Discharge of the Senior Credit Agreement Obligations; provided that the Discharge of Senior Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with any debt facility, credit agreement, indenture or other governing debt agreement secured by Shared Collateral which has been designated in writing by the Company to each Representative as the “Senior Credit Agreement” for purposes of this Agreement.

“First Lien AMC Intercreditor Agreement” means that certain First Lien Intercreditor Agreement, dated as of April 24, 2020, by and among AMC, each Subsidiary of AMC party thereto from time to time, as grantor, Wilmington Savings Fund Society, FSB, as collateral agent for the Credit Agreement Secured Parties (as defined therein), U.S. Bank National Association, as collateral agent with respect to the Initial Additional First Lien Secured Parties (as defined therein), AMC, the other Loan Parties from time to time party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Grantors” means AMC, Holdings, the Company and each other Person that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Insolvency or Liquidation Proceeding” means:

(a)            any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)            any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

3

“Intellectual Property” means “Intellectual Property” as defined in the Senior Credit Agreement Security Agreement.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 9.09 in order to include an additional Junior Debt Facility hereunder and to become the Junior Representative hereunder for the Junior Secured Parties under such Junior Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Parties” has the meaning assigned to such term in Section 9.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 9.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the Junior Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Junior Exchangeable Notes Indenture, the Junior Notes Security Agreement and the other “Security Documents” as defined in the Junior Notes Indenture, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt” means any Indebtedness (including guarantees) of the Company or any other Grantor, including Indebtedness of the Company incurred pursuant to the Junior Exchangeable Notes Indenture and the Junior Notes Indenture, which Indebtedness and guarantees are secured by the Junior Collateral on a junior basis relative to the Senior Obligations and the applicable Junior Debt Documents of which provide that such Indebtedness and guarantees are to be secured by such Junior Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of the Company or any other Grantor other than the Junior Collateral or which are not included in the Senior Collateral, in each case, except for the Restricted Group Shared Collateral (subject to Article VIII hereof)); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then-extant Senior Debt Document and Junior Debt Document and (ii) except in the case of Indebtedness of the Company incurred pursuant to the Junior Exchangeable Notes Indenture or the Junior Notes Indenture, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.09.

“Junior Debt Documents” means (a) the Junior Exchangeable Notes Documents, (b) the Junior Notes Documents, and (c) any Additional Junior Debt Documents.

“Junior Debt Facility” means the Junior Exchangeable Notes Indenture, the Junior Notes Indenture and any Additional Junior Debt Facilities.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x)  an Event of Default under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations due thereunder are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

4

“Junior Exchangeable Notes Agent” means GLAS Trust Company LLC, as collateral agent for the Junior Exchangeable Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Junior Exchangeable Notes Documents” means the Junior Exchangeable Notes Indenture and the other “Exchangeable Notes Documents” as defined in the Junior Exchangeable Notes Security Agreement.

“Junior Exchangeable Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Junior Exchangeable Notes Trustee and the Junior Exchangeable Notes Agent.

“Junior Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Junior Exchangeable Notes Security Agreement.

“Junior Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Junior Exchangeable Notes Indenture.

“Junior Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Junior Exchangeable Notes Indenture.

“Junior Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Junior Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Junior Lien Intercreditor Agreement” means that certain First Lien/Second Lien Intercreditor Agreement, dated as of July 24, 2025, by and among AMC, Holdings, the Company, each other subsidiary of Holdings from time to time party thereto, the Junior Exchangeable Notes Agent and the Junior Notes Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Junior Notes Agent” means CSC Delaware Trust Company, as collateral agent for the Junior Notes Secured Parties, together with its successors and permitted assigns and in such capacity.

“Junior Notes Documents” means the Junior Notes Indenture and the other “Secured Notes Documents” as defined in the Junior Notes Security Agreement.

“Junior Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Notes due 2029, among Holdings, the Company, the other Grantors party thereto from time to time, the Junior Notes Trustee and the Junior Notes Agent.

“Junior Notes Obligations” means the “Secured Notes Obligations” as defined in the Junior Notes Security Agreement.

“Junior Notes Secured Parties” means the “Secured Parties” as defined in the Junior Notes Indenture.

“Junior Notes Security Agreement” means the “Security Agreement” as defined in the Junior Notes Indenture.

5

“Junior Notes Trustee” means CSC Delaware Trust Company, as trustee under the Junior Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Junior Obligations” means (a) the Junior Exchangeable Notes Obligations, (b) the Junior Notes Obligations and (c) any Additional Junior Debt Obligations permitted to be outstanding pursuant to the then extant Senior Obligations and Junior Obligations.

“Junior Representative” means (i) in the case of the Junior Exchangeable Notes Indenture, the Junior Exchangeable Notes Agent, (ii) in the case of the Junior Notes Indenture, the Junior Notes Agent and (iii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Junior Exchangeable Notes Secured Parties, the Junior Notes Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 9.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representatives.

6

“Restricted Group” means AMC, American Multi-Cinema, Inc., AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other entity that guarantees the obligations under the Senior Credit Agreement, but excluding the Centertainment Group Grantors.

“Restricted Group Collateral” means any “Collateral” as defined in any Senior Debt Document or any Junior Debt Document consisting of assets of the Restricted Group or any other assets of the Restricted Group with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation or a Junior Collateral Document as security for any Junior Obligation.

“Restricted Group Shared Collateral” means, at any time, Restricted Group Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Restricted Group Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Restricted Group Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” as defined in any Senior Credit Agreement Loan Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Centertainment Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Documents” means the Senior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Senior Credit Agreement and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of July 22, 2024 (as amended, restated, amended and restated, supplemented, increased or otherwise modified from time to time), among AMC, the Company, the lenders party thereto from time to time, the Senior Credit Agreement Agent and the other parties party thereto from time to time.

“Senior Credit Agreement Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent for the Senior Credit Agreement Secured Parties, together with its successors and permitted assigns and in such capacity.

“Senior Credit Agreement Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Security Agreement” means the “Pledge and Security Agreement” as defined in the Senior Credit Agreement.

7

“Senior Debt Documents” means the Senior Credit Agreement Loan Documents.

“Senior Debt Facilities” means the Senior Credit Agreement.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Credit Agreement Obligations.

“Senior Representative” means the Senior Credit Agreement Agent.

“Senior Secured Parties” means the Senior Credit Agreement Secured Parties.

“Series” means

(a) (x) with respect to the Senior Secured Parties, the Senior Credit Agreement Secured Parties (in their capacities as such) and

(y) with respect to the Junior Secured Parties, each of (i) the Junior Exchangeable Notes Secured Parties (in their capacity as such), (ii) the Junior Notes Secured Parties (in their capacity as such) and (iii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and

(b) (x) with respect to any Senior Obligations, the Senior Credit Agreement Obligations and

(y) with respect to any Junior Obligations, each of (i) the Junior Exchangeable Notes Obligations, (ii) the Junior Notes Obligations and (iii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

“Shared Collateral” means, at any time, (i) Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04), and (ii) all Deemed Collateral. Subject to the next succeeding sentence, if, at any time, any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time. All Deemed Collateral will constitute Shared Collateral for all purposes hereunder, and with respect to all parties hereto, and be subject to the priority scheme provided for herein, including without limitation Article IV hereof, notwithstanding that all or a portion of such Deemed Collateral may not be subject to Liens securing any or all of the Senior Obligations or the Junior Obligations.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. Notwithstanding any references, including defined terms, contained in this Agreement, references to the Junior Notes Obligations as being “junior” or “subordinate”, shall not be construed as applicable as it relates to Liens granted by the Restricted Group or to the Restricted Group Collateral.

8

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.     Subordination.

(a)            Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations, and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

(b)           All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any Centertainment Group Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.     Nature of Senior Lender Claims. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time subject to the terms set forth in the then-extant Senior Debt Documents and the Junior Debt Documents, in each case, without affecting the provisions hereof (including the lien priorities provided for in Section 2.01). As between the Company and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

9

Section 2.03.      Prohibition on Contesting Liens. Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.      No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Centertainment Group Grantor shall grant or permit any additional Liens on any asset or property of such Centertainment Group Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Centertainment Group Grantor to secure the Senior Obligations and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Centertainment Group Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Centertainment Group Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02. Notwithstanding anything in this Section 2.04 or otherwise in this Agreement, in no event shall the junior priority of liens set forth in this Agreement apply to the Junior Secured Notes as it relates to any assets or property that constitute Restricted Group Collateral.

Section 2.05.      Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06.      [Reserved].

Section 2.07.      Refinancings. The Senior Obligations and the Junior Obligations of any Series may be Refinanced, in whole or in part, in each case, in accordance with the terms of the then-extant Senior Debt Documents and Junior Debt Documents) without notice to, or the consent (except to the extent required under any Senior Debt Document or any Junior Debt Document to permit the Refinancing) of any party hereto; provided that such Refinancing indebtedness shall only be subject to this Agreement if (i) (a) such Refinancing indebtedness is required, pursuant to its terms or pursuant to the terms of any Senior Debt Document or any Junior Debt Document, to be subject to this Agreement, or (b) the Company has elected to subject such Refinanced indebtedness to the terms of this Agreement (except to the extent required under any Senior Debt Document or any Junior Debt Document to permit the Refinancing), and (ii) the collateral agent for the holders of such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 9.09 with respect to such indebtedness.

10

ARTICLE III

Enforcement

Section 3.01.     Exercise of Remedies.

(a)            So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without the consent of any Junior Representative or any Junior Secured Party (but any such determinations shall be in consultation with the Junior Representatives); provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise prohibited by this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent consistent with the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

11

(b)            So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)            Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)            Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)            Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

12

Section 3.02.      Cooperation. Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents.

Section 3.03.      Actions upon Breach. Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.      Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, (x) any Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of claims secured by Shared Collateral (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments) or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents and any Junior Lien Intercreditor Agreement.

Section 4.02.      Payments Over. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral, Proceeds thereof or distributions on account of claims secured by Shared Collateral received by any Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments), in each case, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

13

ARTICLE V

Other Agreements

Section 5.01.      Releases.

(a)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Centertainment Group Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Centertainment Group Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents and any Junior Lien Intercreditor Agreement.

(b)            Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)            Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

14

(d)            Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Centertainment Group Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02.      Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and Junior Lien Intercreditor Agreements and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.     Amendments to Junior Collateral Documents.

(a)            Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof.

(b)            In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder in respect of any of the Shared Collateral (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Company or any other Grantor; provided, however, that (A) no such amendment, waiver or consent shall have the effect of (i) releasing any Lien on any Shared Collateral securing the applicable Junior Obligations, except to the extent that a release of such Lien is permitted by Section 5.01 and provided that there is a corresponding release of the Lien on such Shared Collateral securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Shared Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI and (B) written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

15

(c)            The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement or modification (or successive amendments, restatements, supplements or modifications) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement or modification (or successive amendments, restatements, supplements or modifications) shall contravene any provision of this Agreement.

Section 5.04.      Rights as Unsecured Creditors. The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement. Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05.     Gratuitous Bailee for Perfection.

(a)            Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)            In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)            Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

16

(d)            No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)            No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)             Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Centertainment Group Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Centertainment Group Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

(g)            Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

17

Section 5.06.      When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Centertainment Group Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representative (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Centertainment Group Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Centertainment Group Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.      Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Centertainment Group Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Centertainment Group Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except solely to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

18

Section 6.02.      Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Centertainment Group Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative as it relates exclusively to Shared Collateral.

Section 6.03.      Adequate Protection. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment (whether or not allowed or allowable in any Insolvency or Liquidation Proceeding) of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which (A) Lien is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (B) superpriority administrative expense claim is subordinated to all superpriority administrative expense claims of the Senior Secured Parties on the same basis as the other claims of the Junior Secured Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement and and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.

19

Section 6.04.      Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.      Separate Grants of Security and Separate Classifications. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Centertainment Group Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Obligations), with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a class of claims held by the Senior Secured Parties, on the other hand, in respect of the Shared Collateral.

20

Section 6.06.      No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

Section 6.07.      Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.      Other Matters. To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights with respect to the Shared Collateral without the prior written consent of the Designated Senior Representative.

Section 6.09.      506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

Section 6.10.      Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured Liens upon the same assets or properties (or any obligor thereon holds any Deemed Collateral or assets of the type included in the definition of “Deemed Collateral”), the provisions of this Agreement (including Article VIII hereof with respect to the Restricted Group Collateral) will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (and to such Deemed Collateral or assets).

Section 6.11.      Post-Petition Interest. None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Centertainment Group Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise exclusively as it relates to the Shared Collateral governed by this Agreement.

Section 6.12.      Plan Voting. No Junior Representative or any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

21

ARTICLE VII

Reliance; etc.

Section 7.01.      Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to AMC or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.      No Warranties or Liability. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with AMC or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.     Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)            any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)            any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

22

(d)            the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

Turnover Provision

Section 8.01.      Turnover Provision. Notwithstanding anything contained herein or in any other Debt Document to the contrary, after an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred (after the occurrence of which this Section 8.01 shall no longer be operative), (x) any Restricted Group Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of the Junior Exchangeable Notes Obligations from the Restricted Group (whether or not on account of Restricted Group Shared Collateral) (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding of any member of the Restricted Group (including any adequate protection payments) or otherwise, in each case (x) through (z), received by any Junior Exchangeable Notes Secured Party or Junior Exchangeable Notes Agent shall be segregated from the other funds and property of such Junior Exchangeable Notes Secured Party or Junior Exchangeable Notes Agent, as the case may be, and received and held in trust by such Junior Exchangeable Notes Secured Party or Junior Exchangeable Notes Agent, as the case may be, as trustee, and shall be forthwith paid over, in the same form as received, with any necessary endorsements (but without any express or implied representation or warranty), and applied (i) FIRST, to the payment of all amounts owing to each Senior Representative (in its capacity as such) pursuant to the terms of the applicable Senior Debt Documents, and (ii) SECOND, until the Discharge of Senior Obligations, to the payment in full of the Senior Obligations of each Series on a ratable basis, with such amounts to be applied to the Senior Obligations of a given Series in accordance with the terms of the applicable Senior Debt Documents; the foregoing turnover provision shall apply to all cash and any other assets removed from any premises of any member of the Restricted Group by or on behalf of Junior Exchangeable Notes Agent or otherwise received by or on behalf of Junior Exchangeable Notes Agent in any manner, in each case, in connection with any enforcement action. After the Discharge of the Senior Obligations and/or the Discharge of the Junior Exchangeable Notes Obligations (or any Permitted Refinancing thereof), this turnover provision (and any definitions only existing for purposes of this Section) shall no longer apply.

ARTICLE IX.

Miscellaneous

Section 9.01.      Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document (in each case, other than the First Lien AMC Intercreditor Agreement) as it relates to Shared Collateral, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, the relative rights and obligations of the Junior Representatives and the Junior Secured Parties (as amongst themselves) with respect to any Junior Collateral shall be governed by the terms of the applicable Junior Lien Intercreditor Agreement(s) and in the event of any conflict between the applicable Junior Lien Intercreditor Agreement(s) and this Agreement, with respect to the Junior Representatives and the Junior Secured Parties (as amongst themselves), the provisions of the applicable Junior Lien Intercreditor Agreement(s) shall control, in each case as applicable.

23

Notwithstanding anything to the contrary in the A&R Senior/Junior Lien Intercreditor Agreement, the relative rights and obligations of the Secured Parties (as defined herein) (as amongst themselves) with respect to any Shared Collateral shall be governed by the terms of this Agreement and in the event of any conflict between the A&R Senior/Junior Lien Intercreditor Agreement and this Agreement, with respect to the Secured Parties (as amongst themselves), the provisions of this Agreement shall control, in each case as applicable.

Section 9.02.      Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.03.      Amendments; Waivers.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)            Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 9.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations in compliance with the Senior Credit Agreement, the Junior Exchangeable Notes Indenture, the Junior Notes Indenture and any Additional Junior Debt Documents.

24

Section 9.04.      Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Designated Junior Representative, any other Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Designated Junior Representative, the other Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.05.      Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 9.06.      Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 9.07.      Additional Grantors. AMC agrees that, if any subsidiary of AMC shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 9.08.      Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Designated Senior Representative or the Designated Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the Designated Junior Representative or the Designated Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

25

Section 9.09.      Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and the Junior Debt Documents, the Company or any other Grantor may incur or issue and sell one or more series or classes of Additional Junior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of this Section 9.09. In order for a Junior Class Debt Representative to become a party to this Agreement:

(i)             such Junior Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (with such changes as may be reasonably approved by the Designated Senior Representative and such Junior Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Junior Class Debt in respect of which such Junior Class Debt Representative is the Representative and the related Junior Class Debt Parties become subject hereto and bound hereby;

(ii)            the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents relating to such Junior Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii)           in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Junior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

(iv)           the Company shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Junior Debt Obligations are permitted by each applicable Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Junior Debt Obligations under any applicable Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

(v)            the Junior Debt Documents relating to such Junior Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Junior Class Debt Party with respect to such Junior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Junior Class Debt.

Section 9.10.      Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

26

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 9.11;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11.     Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)            if to AMC, Holdings, the Company or any other Grantor, to such Person in the care of:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Email: egladbach@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            if to the Senior Credit Agreement Agent or Designated Senior Representative, to it at:

Wilmington Savings Fund Society, FSB, as Senior Credit Agreement Agent
500 Delaware Avenue
Wilmington, DE 19801
Attention: Patrick Healy
Email: phealy@wsfsbank.com

With a copy to:

ArentFox Schiff LLP
1301 Avenue of the Americas, 42nd Floor
New York, New York 10019
Attention: Jeffrey R. Gleit
Email: Jeffrey.gleit@afslaw.com

27

(c)            if to the Junior Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(d)            if to the Junior Notes Agent, to it at:

CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust
Email: USTrustAgency@delawaretrust.com

(e)            if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 9.09.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.12.      Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 9.13.      GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.      Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

28

Section 9.15.      Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16.      Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.17.      Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Credit Agreement Agent represents and warrants that this Agreement is binding upon the Senior Credit Agreement Secured Parties. The Junior Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Junior Exchangeable Notes Secured Parties. The Junior Notes Agent represents and warrants that this Agreement is binding upon the Junior Notes Secured Parties.

Section 9.18.      Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.19.      Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 9.20.      Senior Credit Agreement Agent, Junior Exchangeable Notes Agent and Junior Notes Agent. It is understood and agreed that (a) the Senior Credit Agreement Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder, (b) the Junior Exchangeable Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Junior Exchangeable Notes Documents and the provisions of Article VII of the Junior Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Junior Exchangeable Notes Agent hereunder and (ii) its capacity as Collateral Agent under the Junior Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the Junior Lien Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Designated Junior Representative hereunder, and (c) the Junior Notes Agent is entering into this Agreement in (i) its capacity as trustee and collateral agent under the Junior Notes Documents and the provisions of Article VII of the Junior Notes Indenture applicable to the collateral agent thereunder shall also apply to the Junior Notes Agent hereunder and (ii) its capacity as Collateral Agent under the Junior Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the Junior Lien Intercreditor Agreement (if any) applicable to it as collateral agent thereunder shall also apply to it as Junior Notes Agent hereunder.

29

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Credit Agreement Agent, the Junior Exchangeable Notes Agent or the Junior Notes Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.21.      Relative Rights.

(a)            Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties, (d) change the relative priorities of the Junior Obligations or the Liens granted under the Junior Collateral Documents on the Shared Collateral (or any other assets) as among the Junior Secured Parties, (e) otherwise change the relative rights of the Junior Secured Parties in respect of the Shared Collateral as among such Junior Secured Parties or (f) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

(b)            Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien AMC Intercreditor Agreement, or permit the Company, any other Grantor or the Senior Credit Agreement Agent to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien AMC Intercreditor Agreement or the Junior Notes Indenture, (b) change the relative priorities of the Liens granted under the Senior Collateral Documents on the Restricted Group Collateral (or any other assets of the Restricted Group) as among the Senior Secured Parties and the Junior Notes Secured Parties, or (c) change the relative priorities of the Junior Notes Obligations or the Liens granted under the Junior Notes Documents on the Restricted Group Collateral (or any other assets of the Restricted Group) as among the Senior Secured Parties and Junior Secured Parties.

Section 9.22.      Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.23.      Integration. This Agreement, together with the Senior Debt Documents, the Junior Debt Documents, represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[Remainder of Page Intentionally Left Blank]

30

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Senior Credit Agreement Agent and as Designated Senior Representative

By:	/s/ Anita Woolery
	Name:	Anita Woolery
	Title:	Vice President

GLAS TRUST COMPANY LLC,
as Junior Exchangeable Notes Agent and as Designated Junior Representative

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

CSC DELAWARE TRUST COMPANY,
as Junior Notes Agent

By:	/s/ Gregory Daniels
	Name:	Gregory Daniels
	Title:	Vice President

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

AMC ENTERTAINMENT HOLDINGS, INC.
AMERICAN MULTI-CINEMA, INC.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC
AMC ITD, LLC
AMC CARD PROCESSING SERVICES, INC.

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

MUVICO, LLC

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer and Treasurer

CENTERTAINMENT DEVELOPMENT, LLC

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: President, Chief Financial Officer and Treasurer

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

AMC THEATRES OF UK LIMITED

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Director

[Signature Page to First Lien/Intermediate Lien Intercreditor Agreement]

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.

AMC Theatres of UK Limited

Annex I

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Intermediate Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as collateral agent for the Junior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Junior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Junior Notes Secured Parties (as defined therein) (in such capacity, the “Junior Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.             Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Intermediate Lien Intercreditor Agreement.

B.             The Grantors have entered into the First Lien/Intermediate Lien Intercreditor Agreement. Pursuant to Section 9.07 of the First Lien/Intermediate Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of AMC are required to enter into the First Lien/Second Lien Intercreditor Agreement, and may become party to the First Lien/Intermediate Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien/Intermediate Lien Intercreditor Agreement.

Accordingly, the New Grantor agrees as follows:

Section 1.           In accordance with Section 9.07 of the First Lien/Intermediate Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Intermediate Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Intermediate Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Intermediate Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Intermediate Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.           The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.           This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.           Except as expressly supplemented hereby, the First Lien/Intermediate Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Annex II-1

Section 6.           The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Intermediate Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Section 7.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Intermediate Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.           All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Intermediate Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the First Lien/Intermediate Lien Intercreditor Agreement.

Section 9.           The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the First Lien/Intermediate Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the FIRST LIEN/INTERMEDIATE LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Intermediate Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, Wilmington Savings Fund Society, FSB, as collateral agent for the Senior Credit Agreement Secured Parties (as defined therein) (in such capacity, the “Senior Credit Agreement Agent”), GLAS Trust Company LLC, as collateral agent for the Junior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Junior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Junior Notes Secured Parties (as defined therein) (in such capacity, the “Junior Notes Agent”), and each Additional Junior Agent (as defined therein) that from time to time becomes a party thereto.

A.             Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Intermediate Lien Intercreditor Agreement.

B.             As a condition to the ability of the Company or any other Grantor to incur Junior Debt and to secure such Junior Class Debt with a Lien on the Shared Collateral that is pari passu with the Lien on the Shared Collateral securing the existing Junior Debt and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Debt Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Intermediate Lien Intercreditor Agreement. Section 9.09 of the First Lien/Intermediate Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the First Lien/Intermediate Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 9.09 of the First Lien/Intermediate Lien Intercreditor Agreement. The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Representative and the New Representative agree as follows:

Section 1.            In accordance with Section 9.09 of the First Lien/Intermediate Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the First Lien/Intermediate Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Intermediate Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties. Each reference to a “Representative”, “Junior Representative” or “Additional Junior Agent” in the First Lien/Intermediate Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Intermediate Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.           The New Representative represents and warrants to the Designated Senior Representative, the Designated Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Debt Documents relating to such Junior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the First Lien/Intermediate Lien Intercreditor Agreement as Junior Secured Parties.

Annex III-1

Section 3.           This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.            Except as expressly supplemented hereby, the First Lien/Intermediate Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.          THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.           The provisions of Section 9.10 and Section 9.13(B) of the First Lien/Intermediate Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.            In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Intermediate Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.           All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the First Lien/Intermediate Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.           The Company agrees to reimburse the Designated Senior Representative and the Designated Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the First Lien/Intermediate Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________],
as Designated Senior Representative

By:
Name:
Title:

[__________],
as Designated Junior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
First Lien/Intermediate Lien Intercreditor Agreement

Grantors

[__________]

Annex III-5

Execution version

1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT

among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC Entertainment Holdings, Inc.,

THE OTHER GRANTORS PARTY HERETO,

GLAS TRUST COMPANY LLC,
as the Senior Exchangeable Notes Agent,

CSC DELAWARE TRUST COMPANY,
as the Notes Agent,

and

each Additional Senior Refinancing Debt Agent from time to time party hereto dated as of July 24, 2025

1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, GLAS TRUST COMPANY LLC (as the “Senior Exchangeable Notes Agent”), and CSC DELAWARE TRUST COMPANY (as the “Secured Notes Agent”), and each Additional Senior Refinancing Debt Agent that from time to time becomes a party hereto pursuant to Section 9.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Exchangeable Notes Agent (for itself and on behalf of the Senior Exchangeable Notes Secured Parties), each Additional Senior Refinancing Debt Agent (for itself and on behalf of the Additional Senior Refinancing Debt Secured Parties under the applicable Additional Senior Refinancing Debt Facility) and the Notes Agent (for itself and on behalf of the Notes Secured Parties) agree as follows:

ARTICLE I

Definitions

Section 1.01.         Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Exchangeable Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Refinancing Debt” has the meaning set forth in Section 9.09.

“Additional Senior Refinancing Debt Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Senior Refinancing Debt Documents, in each case, together with its successors and in such capacity.

“Additional Senior Refinancing Debt Documents” means, with respect to any series of Additional Senior Refinancing Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Senior Refinancing Debt Obligations and each other agreement entered into for the purpose of securing such Additional Senior Refinancing Debt Obligations.

“Additional Senior Refinancing Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Senior Refinancing Debt.

“Additional Senior Refinancing Debt Obligations” means, with respect to any series of Additional Senior Refinancing Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Refinancing Debt and (b) all other amounts payable to the related Additional Senior Refinancing Debt Secured Parties under the related Additional Senior Refinancing Debt Documents.

“Additional Senior Refinancing Debt Representative” has the meaning assigned to such term in Section 9.09.

“Additional Senior Refinancing Debt Secured Parties” has the meaning assigned to such term in Section 9.09.

“Agreement” has the meaning assigned to such term in the preamble hereto.

1

“AMC” has the meaning assigned to such term in the preamble hereto.

“AMC Group” means AMC and its subsidiaries (other than the Muvico Group).

“AMC UK” means AMC Theatres of UK Limited.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and the Junior Debt Facility.

“Deemed Collateral” means any interest of the Company or any other Grantor in real property, whether as fee owner, lessee, lessor or otherwise.

“Designated Senior Representative” means, (i) prior to the Discharge of the Senior Exchangeable Note Obligations, the Senior Exchangeable Notes Agent, and (ii) thereafter, either (x) the remaining Senior Representative, or (y) if two or more Senior Representatives are party to this Agreement, the “Controlling Collateral Agent” (or comparable term) as defined in the intercreditor agreement governing the priorities between the Liens granted on the Shared Collateral on behalf of such Senior Representatives.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by a Lien on the Shared Collateral pursuant to the Debt Documents governing such Debt Facility; provided that a Discharge of the Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Exchangeable Notes Obligations in accordance with Section 9.09. The term “Discharged” shall have a corresponding meaning.

“Grantors” means AMC UK, Holdings, the Company and each of their respective Subsidiaries that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto. For the avoidance of doubt, no member of the AMC Group (other than AMC UK) shall be considered a Grantor hereunder nor shall the Collateral securing the Secured Obligations granted by AMC and its Subsidiaries (other than the Muvico Group and AMC UK) be subject to the priority scheme provided for in this Agreement, as Collateral provided by AMC and its Subsidiaries (other than Muvico Group and AMC UK) is governed by the Existing 1L Intercreditor Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)               any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)              any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)               any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Exchangeable Notes Security Agreement

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 9.09 in order to include an Additional Senior Refinancing Debt Facility hereunder and to become the Senior Representative hereunder for the Senior Secured Parties under such Senior Debt Facility.

“Junior Collateral” means any “Collateral” (or similar defined term) as defined in the Junior Debt Documents, in each case, consisting of assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the “Security Documents” as defined in the Junior Debt Documents.

“Junior Debt Documents” means the Notes Documents.

“Junior Debt Facility” means the Notes Indenture.

“Junior Enforcement Date” means the date which is 90 days after the occurrence of both an Event of Default (under and as defined in the Junior Debt Documents) and the delivery of notice to the Senior Representative that (x) an Event of Default under and as defined in the Junior Debt Documents has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding; provided, further, that in no event shall the Junior Enforcement Date be earlier than 30 days following the occurrence of the Junior Enforcement Date (as defined in the Muvico Group 1.5 Lien Priority Intercreditor Agreement), if applicable.

“Junior Obligations” means the “Secured Notes Obligations” as defined in the Notes Security Agreement.

“Junior Representative” means the Secured Notes Agent.

“Junior Secured Parties” means the Notes Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Muvico Group” means Holdings, the Company and each of their respective Subsidiaries.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Trustee” means CSC Delaware Trust Company, as trustee under the Notes Indenture, together with its successors and permitted assigned and in such capacity.

“Notes Documents” means the Notes Indenture and the other “Notes Documents” as defined in the Notes Indenture.

“Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Notes due 2029, among AMC, Holdings, the Company, the other grantors party thereto from time to time, the Notes Trustee and the Notes Agent.

“Notes Secured Parties” means the “Notes Secured Parties” as defined in the Notes Indenture.

“Notes Security Agreement” means the “Security Agreement” as defined in the Notes Indenture.

“Officer’s Certificate” has the meaning assigned to such term in Section 9.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representative.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” (or similar defined term) as defined in any Senior Exchangeable Notes Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Documents” means (i) the Senior Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Senior Exchangeable Notes Indenture and (ii) each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations (including any Additional Senior Refinancing Debt Obligations).

“Senior Debt Documents” means the Senior Exchangeable Notes Documents and any Additional Senior Refinancing Debt Documents.

“Senior Debt Facilities” means the Senior Exchangeable Notes Indenture and any Additional Senior Refinancing Debt Facilities.

“Senior Exchangeable Notes Agent” has the meaning set forth in the recitals.

“Senior Exchangeable Notes Documents” means the Senior Exchangeable Notes Indenture and the other “Notes Documents” as defined in the Senior Exchangeable Notes Security Agreement.

“Senior Exchangeable Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Senior Exchangeable Notes Trustee and the Senior Exchangeable Notes Agent.

“Senior Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Senior Exchangeable Notes Security Agreement.

“Senior Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Senior Exchangeable Notes Indenture.

“Senior Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Senior Exchangeable Notes Indenture.

“Senior Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Senior Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Exchangeable Notes Obligations and any Additional Senior Refinancing Debt Obligations.

“Senior Representative” means the Senior Exchangeable Notes Agent and any Additional Senior Refinancing Debt Agent.

“Senior Secured Parties” means the Senior Exchangeable Notes Secured Parties and any Additional Senior Refinancing Debt Secured Parties.

“Shared Collateral” means, at any time, (i) Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility (or their Representative) and the holders of Junior Obligations (or their Representative) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04), and (ii) all Deemed Collateral. Subject to the next succeeding sentence, if, at any time, any portion of the Junior Collateral does not constitute Senior Collateral under one or more Senior Debt Facilities, then such portion of such Junior Collateral shall constitute Shared Collateral only with respect to the Senior Debt Facilities for which it constitutes Senior Collateral and shall not constitute Shared Collateral for any Senior Debt Facility which does not have a security interest in such Collateral at such time. All Deemed Collateral will constitute Shared Collateral for all purposes hereunder, and with respect to all parties hereto, and be subject to the priority scheme provided for herein, including without limitation Article IV hereof, notwithstanding that all or a portion of such Deemed Collateral may not be subject to Liens securing any or all of the Senior Obligations or the Junior Obligations.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.         Subordination.

(a)               Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, the Junior Representative, on behalf of itself and the Junior Secured Party under the Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations, and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or the Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

(b)              All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.         Nature of Senior Lender Claims. The Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, acknowledges (a) the terms of the Senior Debt Documents governing the Senior Obligations may be amended, supplemented or otherwise modified, and (b) the Senior Obligations, or any portion thereof, may be Refinanced in accordance with Section 9.09, and the Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any such amendment, supplement or other modification, or any Refinancing. As between the Company and the other Grantors and the Junior Secured Parties, the foregoing reflects and acknowledges the agreement between the Company and the Grantors contained in the Notes Indenture with respect to the incurrence of additional Senior Obligations.

Section 2.03.         Prohibition on Contesting Liens. The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of the Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.         No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Grantor shall grant or permit any additional Liens on any asset or property of such Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations and (b) if the Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, the Junior Representative or such Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, the Company shall cause each such Grantor to promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations and (ii) until such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations on a priority basis to the Lien granted to the Junior Representative. If the Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 2.05.         Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representative or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE III

Enforcement

Section 3.01.         Exercise of Remedies.

(a)               So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither the Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) prior to the Junior Enforcement Date, object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral in consultation with (but without the consent of) the Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under the Junior Debt Facility, (B) the Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or prohibited by this Agreement, the Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) the Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent such action is consistent with the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)              So long as the Discharge of Senior Obligations has not occurred, the Junior Representative, on behalf of itself and the Junior Secured Party under the Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds that are exclusively of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations.

(c)               Subject to the proviso in Section 3.01(a), (i)  the Junior Representative, for itself and on behalf of the Junior Secured Parties, agrees that neither it nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, the other Senior Representatives or any Senior Secured Party with respect to the Shared Collateral consistent with this Agreement and the other Senior Debt Documents and Junior Debt Documents, and (ii) the Junior Representative, for itself and on behalf of the Junior Secured Parties, hereby waives any and all rights it or any Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)              [reserved].

(e)               Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representative, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of the Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed to limit, in any manner, the rights and remedies that the Junior Secured Parties have, pursuant to the Junior Debt Documents, as it relates to Collateral of the AMC Group (other than AMC UK). For the avoidance of doubt, any assets or property held by AMC or any of its Subsidiaries (other than the Muvico Group and AMC UK) shall be excluded from the definition of “Shared Collateral” for all purposes of this Agreement.

Section 3.02.         Cooperation. Subject to the proviso in Section 3.01(a), the Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents; provided that nothing contained in this Section or elsewhere in this Agreement shall limit the rights of the Junior Secured Parties to exercise rights and remedies under the Junior Debt Documents, other than to the extent specifically covered by the provisions of this Agreement.

Section 3.03.         Actions upon Breach. Should the Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative, any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against the Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. The Junior Representative, on behalf of itself and the Junior Secured Party under the Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representative or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.         Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, (x) any Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of claims secured by Shared Collateral (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments) or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

Section 4.02.         Payments Over. After an Event of Default under any Senior Debt Document has occurred, and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral, Proceeds thereof or distributions on account of claims secured by Shared Collateral received by the Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments), in each case, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred.

ARTICLE V

Other Agreements

Section 5.01.         Releases.

(a)               The Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representative and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representative) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, the Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under the Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)              The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)               Unless and until the Discharge of Senior Obligations has occurred, the Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representative or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)               Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both (i) any Senior Representative or any Senior Secured Party and (ii) the Junior Representative or any Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02.         Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.         Amendments to Junior Collateral Documents.

(a)               Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to each Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof.

(b)               The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.

Section 5.04.         Rights as Unsecured Creditors. The Junior Representative and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement (which, for the avoidance of doubt, does not govern the exercise of rights and remedies with respect to assets that are not Shared Collateral). Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens on the Shared Collateral securing the Junior Obligations are so subordinated to such Liens on the Shared Collateral securing Senior Obligations under this Agreement.

Section 5.05.         Gratuitous Bailee for Perfection.

(a)               Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Junior Representative, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)               In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the Junior Representative and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)               Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representative and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)               No Senior Representative shall have any obligation whatsoever to the Junior Representative or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the Junior Representative for purposes of perfecting the Lien held by the Junior Representative.

(e)               No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Junior Representative or any Junior Secured Party, and the Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)               Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Junior Representative in contravention of this Agreement.

(g)               Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.         When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), the Junior Representative (including the Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.         Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then the Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except solely to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) the Liens securing such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative. Until the Discharge of Senior Obligations has occurred, the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

Notwithstanding the foregoing, this Agreement shall not restrict the Junior Representative and the Junior Secured Party from (i) objecting to any DIP Financing (x) that requires the sale, liquidation or other disposition of material assets that do not constitute Shared Collateral or (y) that requires specific and material terms of a plan of reorganization or arrangement or a proposal other than terms for a sale, liquidation or other disposition of Shared Collateral; provided, for the avoidance of doubt, that plan terms regarding the sale, liquidation or other disposition of non-material assets are not material terms, or (ii)  proposing any DIP Financing to any Grantors or to a court of competent jurisdiction, provided no Junior Secured Party shall propose any DIP Financing ranking senior in Lien priority to the Senior Obligations with respect to the Senior Collateral or conditioned upon or contemplating the securing of any or all of the Junior Obligations on a basis inconsistent with the terms hereof.

Section 6.02.         Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative as it relates exclusively to Shared Collateral.

Section 6.03.         Adequate Protection. The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s, any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment (whether or not allowed or allowable in any Insolvency or Liquidation Proceeding) of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which (A) Lien is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (B) superpriority administrative expense claim is subordinated to all superpriority administrative expense claims of the Senior Secured Parties, and (ii) in the event the Junior Representative, for itself and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then the Junior Representative, for itself and on behalf of the Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.

Section 6.04.         Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (as defined in the Senior Exchangeable Notes Indenture) (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Representative, for itself and on behalf of the Junior Secured Parties, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in respect of the Shared Collateral in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them, solely to the extent it is on account of the Shared Collateral, shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.         Separate Grants of Security and Separate Classifications. The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Obligations from Shared Collateral, with the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a class of claims comprised of the Senior Obligations, on the other hand, in respect of the Shared Collateral.

Section 6.06.         No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party (other than the seeking of adequate protection as contemplated in Section 6.03), including the seeking by any Junior Secured Party of adequate protection in violation of this Agreement, the proposing of a DIP Facility, or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise in a manner inconsistent with this Agreement.

Section 6.07.         Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.         Reserved.

Section 6.09.         506(c) Claims. Until the Discharge of Senior Obligations has occurred, the Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

Section 6.10.         Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Grantor, debt obligations of such Grantor, as reorganized, secured by Liens upon any property of such reorganized Grantor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured Liens upon the same assets or properties (or any Grantor obligor thereon holds any Deemed Collateral or assets of the type included in the definition of “Deemed Collateral”), the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (and to such Deemed Collateral or assets). For the avoidance of doubt, this Section 6.10 shall not apply to any debt or assets of any entity comprising the AMC Group (other than AMC UK).

Section 6.11.         Post-Petition Interest. Neither the Junior Representative nor any other Junior Secured Party shall oppose or seek to challenge any claim by the Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral) to the extent that any Junior Secured Party shall recover any consideration from any Grantor on account of its secured claim against such Grantor in any Insolvency or Liquidation Proceeding.

Section 6.12.         Plan Voting. Neither the Junior Representative nor any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

Section 7.01.         Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to Holdings or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. The Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.         No Warranties or Liability. The Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representative and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to the Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Holdings or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.         Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)               any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)               any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)               any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)               the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)               any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) the Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

[Reserved]

ARTICLE IX

Miscellaneous

Section 9.01.         Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of any intercreditor agreement setting forth the priorities amongst such parties, and in the event of any conflict between any such intercreditor agreement and this Agreement, with respect to the Senior Representatives and the Senior Secured Parties (as amongst themselves), the provisions of such intercreditor agreement shall control, in each case as applicable.

Section 9.02.         Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.03.         Amendments; Waivers.

(a)               No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)               Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)               Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 9.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

Section 9.04.         Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, the Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.05.         Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder solely as it relates to the Shared Collateral until the Discharge of Senior Obligations has occurred

Section 9.06.         Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, prior to the occurrence of a Junior Enforcement Date, the Junior Representative, on behalf of itself and the Junior Secured Parties, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 9.07.         Additional Grantors. Holdings agrees that, if any subsidiary of Holdings shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 9.08.         Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Designated Senior Representative or Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the Junior Representative or the Designated Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 9.09.         Senior Refinancing Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and Junior Debt Documents, the Senior Obligations may be Refinanced, in whole or in part pursuant to a Refinancing (the “Additional Senior Refinancing Debt”) secured by a Lien on Shared Collateral under and pursuant to the Senior Collateral Documents for such Additional Senior Refinancing Debt, which such Liens shall be senior to the Liens on the Shared Collateral in favor of the Junior Secured Parties in accordance with the terms hereof. Each Representative of any such Additional Senior Refinancing Debt (each, an “Additional Senior Refinancing Debt Representative”), acting on behalf of the holders of such Additional Senior Refinancing Debt (such Representative and holders in respect of any such Additional Senior Refinanced Debt being referred to as the “Additional Senior Refinancing Debt Secured Parties”), may become a party to this Agreement by satisfying the conditions set forth in clauses (I) through (III) below:

(I) such Additional Senior Refinancing Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Junior Representative substantially in the form of Annex III (with such changes as may be reasonably approved by the Designated Senior Representative, the Junior Representative and such Additional Senior Refinancing Debt Representative) pursuant to which it becomes a Representative hereunder, and the Additional Senior Refinancing Debt in respect of which such Additional Senior Refinancing Debt Representative is the Representative and the related Additional Senior Refinancing Debt Secured Parties become subject hereto and bound hereby;

(II) the Company shall have delivered to the Designated Senior Representative and the Junior Representative true and complete copies of each of the Senior Debt Documents relating to such Additional Senior Refinancing Debt, certified as being true and correct by a Responsible Officer of the Company;

(III) the Company shall have delivered to the Designated Senior Representative and the Junior Representative an Officer’s Certificate stating that such Additional Senior Refinancing Debt Obligations are permitted to be incurred by each applicable Senior Debt Document and Junior Debt Document, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Refinancing Debt Obligations under any applicable Senior Debt Document or Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

Section 9.10.         Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)               submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)              consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 9.11;

(d)               agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11.         Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)               if to Holdings, the Company or any other Grantor, to such Person in the care of:

Centertainment Development, LLC
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)               if to the Senior Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(c)               if to the Notes Agent, to it at:

CSC Delaware Trust Company, as Notes Agent
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust
Email: USTrustAgency@delawaretrust.com

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.12.         Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and the Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 9.13.         GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.         Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 9.15.         Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16.         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.17.         Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Notes Agent represents and warrants that this Agreement is binding upon the Notes Secured Parties. The Senior Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Senior Exchangeable Notes Secured Parties.

Section 9.18.         Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.19.         Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 9.20.         Senior Exchangeable Notes Agent and Notes Agent. It is understood and agreed that (a)  the Senior Exchangeable Notes Agent is entering into this Agreement in  its capacity as trustee and collateral agent under the Senior Exchangeable Notes Documents and the provisions of Article VII of the Senior Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Senior Exchangeable Notes Agent hereunder, and (b) the Notes Agent is entering into this Agreement in its capacity as trustee and collateral agent under the Notes Documents and the provisions of Article VII of the Notes Indenture applicable to the collateral agent thereunder shall also apply to the Notes Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Exchangeable Notes Agent or the Notes Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.21.         Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

Section 9.22.         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.23.         Integration. This Agreement, together with the Senior Debt Documents and the Junior Debt Documents, represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLAS TRUST COMPANY LLC, as Senior Exchangeable Notes Agent

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

CSC DELAWARE TRUST COMPANY, as Notes Agent

By:	/s/ Gregory Daniels
	Name:	Gregory Daniels
	Title:	Vice President

[Signature Page to 1.25 Lien/1.5 Lien Intercreditor Agreement]

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

MUVICO, LLC CENTERTAINMENT DEVELOPMENT, LLC

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC THEATRES OF UK LIMITED

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Director

[Signature Page to 1.25 Lien/1.5 Lien Intercreditor Agreement]

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Theatres of UK Limited

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the 1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “1.25 Lien/1.5 Lien Intercreditor Agreement”), among Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, GLAS Trust Company LLC, as collateral agent for the Senior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Senior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Notes Secured Parties (as defined therein) (in such capacity, the “Notes Agent”), and each Additional Senior Refinancing Debt Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 1.25 Lien/1.5 Lien Intercreditor Agreement.

B.            The Grantors have entered into the 1.25 Lien/1.5 Lien Intercreditor Agreement. Pursuant to Section 9.07 of the 1.25 Lien/1.5 Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of Holdings are required to enter into the 1.25 Lien/1.5 Lien Intercreditor Agreement, and may become party to the 1.25 Lien/1.5 Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the 1.25 Lien/1.5 Lien Intercreditor Agreement.

Accordingly, the New Grantor agrees as follows:

Section 1.         In accordance with Section 9.07 of the 1.25 Lien/1.5 Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the 1.25 Lien/1.5 Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the 1.25 Lien/1.5 Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall be deemed to include the New Grantor. The 1.25 Lien/1.5 Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.         The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.         This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.         Except as expressly supplemented hereby, the 1.25 Lien/1.5 Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.       THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.         The provisions of Section 9.10 and Section 9.13(B) of the 1.25 Lien/1.5 Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Annex II-1

Section 7.         In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.         All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the 1.25 Lien/1.5 Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the 1.25 Lien/1.5 Lien Intercreditor Agreement.

Section 9.         The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the 1.25 Lien/1.5 Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the 1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “1.25 Lien/1.5 Lien Intercreditor Agreement”), among Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Senior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Notes Secured Parties (as defined therein) (in such capacity, the “Notes Agent”), and each Additional Senior Refinancing Debt Agent (as defined therein) that from time to time becomes a party thereto.

A.           Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the 1.25 Lien/1.5 Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur Additional Senior Refinancing Debt and to secure such Additional Senior Refinancing Debt Facility with a Lien on the Shared Collateral that is pari passu with the Lien on the Shared Collateral securing the existing Senior Debt and to have such Additional Senior Refinancing Debt guaranteed by the Grantors, in each case under and pursuant to the Additional Senior Refinancing Debt Collateral Documents, the Additional Senior Refinancing Debt Representative in respect of such Additional Senior Refinancing Debt is required to become a Representative under, and such Additional Senior Refinancing Debt and the Additional Senior Refinancing Debt Secured Parties in respect thereof are required to become subject to and bound by, the 1.25 Lien/1.5 Lien Intercreditor Agreement. Section 9.09 of the 1.25 Lien/1.5 Lien Intercreditor Agreement provides that such Additional Senior Refinancing Debt Representative may become a Representative under, and such Additional Senior Refinancing Debt and such Additional Senior Refinancing Debt Secured Parties may become subject to and bound by, the 1.25 Lien/1.5 Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Refinancing Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 9.09 of the 1.25 Lien/1.5 Lien Intercreditor Agreement. The undersigned Additional Senior Refinancing Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Junior Representative and the New Representative agree as follows:

Section 1.         In accordance with Section 9.09 of the 1.25 Lien/1.5 Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Additional Senior Refinancing Debt and Additional Senior Refinancing Debt Secured Parties become subject to and bound by, the 1.25 Lien/1.5 Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Additional Senior Refinancing Debt Secured Parties, hereby agrees to all the terms and provisions of the 1.25 Lien/1.5 Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Additional Senior Refinancing Debt Secured Parties that it represents as Senior Secured Parties. Each reference to a “Representative”, “Senior Representative” or “Additional Senior Refinancing Debt Agent” in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall be deemed to include the New Representative. The 1.25 Lien/1.5 Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.         The New Representative represents and warrants to the Designated Senior Representative, the Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Additional Senior Refinancing Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Senior Refinancing Debt Documents relating to such Additional Senior Refinancing Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Refinancing Debt Secured Parties in respect of such Additional Senior Refinancing Debt will be subject to and bound by the provisions of the 1.25 Lien/1.5 Lien Intercreditor Agreement as Additional Senior Refinancing Debt Secured Parties.

Annex III-1

Section 3.         This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative and Junior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.         Except as expressly supplemented hereby, the 1.25 Lien/1.5 Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.       THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.         The provisions of Section 9.10 and Section 9.13(B) of the 1.25 Lien/1.5 Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.         In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.         All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the 1.25 Lien/1.5 Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.         The Company agrees to reimburse the Designated Senior Representative and the Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the 1.25 Lien/1.5 Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________], as Designated Senior Representative

By:
Name:
Title:

[__________], as Junior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
1.25 Lien/1.5 Lien Intercreditor Agreement

Grantors

[__________]

Execution Version

JOINDER NO. 5 dated as of July 24, 2025 (this “Joinder”) to the FIRST LIEN INTERCREDITOR AGREEMENT, dated as of April 24, 2020 (the “First Lien Intercreditor Agreement”), among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) from time to time party thereto, Wilmington Savings Fund Society, FSB (as successor agent to Citicorp North America, Inc.), as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”), U.S. Bank Trust Company, National Association, as collateral agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”), and each Additional Agent from time to time party thereto.

A.        Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.        As a condition to the ability of the Borrower or any Subsidiaries of the Borrower to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement.

Each of the undersigned Senior Class Debt Representatives (each, a “New Collateral Agent” and, collectively, the “New Collateral Agents”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and each New Collateral Agent agree as follows:

Section 1.            In accordance with Section 5.13 of the First Lien Intercreditor Agreement, each New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if such New Collateral Agent had originally been named therein as a Collateral Agent, and such New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include each New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.             Each New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon each New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

Section 3.             This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of each New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 4.             Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.            The provisions of Section 5.08 and Section 5.09(B) of the First Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 6.           THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.             In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to any New Collateral Agent shall be given to it at the address set forth below its signature hereto.

Section 9.            The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, each New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

CSC DELAWARE TRUST COMPANY,
as Notes Collateral Agent (as defined in that certain Security Agreement, dated as of July 24, 2025, among Muvico, LLC, the other grantors party thereto and the Notes Collateral Agent) for the holders of the Senior Secured Notes due 2029

By:	/s/ Gregory Daniels
Name: Gregory Daniels
Title: Vice President

Address for notices:
CSC Delaware Trust Company, as Notes Collateral Agent
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust
Email: USTrustAgency@delawaretrust.com

With a copy to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention: Jon Levine
Email: JonLevine@winston.com

Signature Page to Joinder No. 5 to First Lien Intercreditor Agreement

GLAS TRUST COMPANY LLC,
as Notes Collateral Agent (as defined in that certain Security Agreement, dated as of July 24, 2025, among Muvico, LLC, the other grantors party thereto and the Notes Collateral Agent) for the holders of the Senior Secured Exchangeable Notes due 2030

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

Address for notices:
GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

Signature Page to Joinder No. 5 to First Lien Intercreditor Agreement

Acknowledged by:

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Controlling Collateral Agent

By:	/s/ Anita Woolery
	Name:	Anita Woolery
	Title:	Vice President

Signature Page to Joinder No. 5 to First Lien Intercreditor Agreement

Acknowledged by:

AMC ENTERTAINMENT HOLDINGS, INC.,
AMERICAN MULTI-CINEMA, INC.,
as Grantors

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief
Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC,
AMC ITD, LLC,
AMC CARD PROCESSING SERVICES, INC.,
as Grantors

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Signature Page to Joinder No. 5 to First Lien Intercreditor Agreement